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                                                                      EXHIBIT 10
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                              INVESTMENT AGREEMENT

                                     AMONG

                            UNIVERSAL STUDIOS, INC.,
            FOR ITSELF AND ON BEHALF OF CERTAIN OF ITS SUBSIDIARIES

                                   HSN, INC.,

                          HOME SHOPPING NETWORK, INC.

                                      AND

                           LIBERTY MEDIA CORPORATION,
            FOR ITSELF AND ON BEHALF OF CERTAIN OF ITS SUBSIDIARIES

                         DATED AS OF OCTOBER 19, 1997,
                AS AMENDED AND RESTATED AS OF DECEMBER 18, 1997

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                               TABLE OF CONTENTS

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                            ARTICLE 1.  THE TRANSACTIONS

 1.1.    Formation of LLC......................................................   A-6
 1.2.    Formation of Investor Newcos..........................................   A-6
 1.3.    Parent and Sub Contributions..........................................   A-6
 1.4.    Assumption of Liabilities.............................................   A-6
 1.5.    Closing...............................................................   A-6
 1.6.    Parent Shares.........................................................   A-8
 1.7.    Investor's Preemptive Right...........................................   A-8
 1.8.    Holder's Preemptive Right.............................................  A-11
 1.9.    Holder To Exchange LLC Shares.........................................  A-11
 1.10.   Issuance of LLC Shares to Parent or Sub...............................  A-12
 1.11.   Business of the LLC...................................................  A-12

               ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF INVESTOR

 2.1.    Organization, Standing, and Authority.................................  A-13
 2.2.    Authorization and Binding Obligation..................................  A-13
 2.3.    Absence of Conflicting Agreements; Consents...........................  A-13
 2.4.    Licenses..............................................................  A-14
 2.5.    Real Property.........................................................  A-14
 2.6.    [Intentionally omitted]...............................................  A-14
 2.7.    Contracts.............................................................  A-14
 2.8.    Intangible Property...................................................  A-15
 2.9.    Financial Statements..................................................  A-15
 2.10.   Personnel.............................................................  A-16
 2.11.   Claims and Legal Actions..............................................  A-17
 2.12.   Compliance with Laws..................................................  A-17
 2.13.   Transactions with Affiliates; Completeness of Assets..................  A-17
 2.14.   Cable Subscribers.....................................................  A-18
 2.15.   Ownership of the Partnership..........................................  A-18
 2.16.   Investment............................................................  A-18
 2.17.   Conduct of Business...................................................  A-18
 2.18.   Brokers...............................................................  A-19

                ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF PARENT

 3.1.    Organization and Good Standing........................................  A-19
 3.2.    Capitalization........................................................  A-19
 3.3.    Due Authorization; Execution and Delivery.............................  A-20
 3.4.    Absence of Breach; No Conflict........................................  A-21
 3.5.    Shares to Be Issued...................................................  A-21
 3.6.    Investment Purpose....................................................  A-21
 3.7.    Brokers...............................................................  A-21
 3.8.    Commission Documents; Financial Information...........................  A-21
 3.9.    Approvals.............................................................  A-22
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 3.10.   Personnel.............................................................  A-22
 3.11.   Conduct of Business...................................................  A-23
 3.12.   Licenses..............................................................  A-24
 3.13.   Claims and Legal Actions..............................................  A-24
 3.14.   Compliance with Laws..................................................  A-24

                ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF HOLDER

 4.1.    Organization, Standing, and Authority.................................  A-24
 4.2.    Authorization and Binding Obligation..................................  A-25
 4.3.    Absence of Conflicting Agreements; Consents...........................  A-25

                     ARTICLE 5.  INTERCOMPANY TRANSFER OF FUNDS

 5.1.    General...............................................................  A-25
 5.2.    Transfers from LLC....................................................  A-25
 5.3.    Transfers to LLC......................................................  A-25
 5.4.    Other Transactions....................................................  A-25
 5.5.    Interest..............................................................  A-26

                ARTICLE 6. INVESTOR EXCHANGE OPTIONS; DISTRIBUTIONS; STOCK DIVIDENDS, SPLITS, ETC.

6.1.     Exchange Options......................................................  A-26
6.2.     Distributions to LLC Stockholders.....................................  A-27
6.3.     Tax Treatment.........................................................  A-28
6.4.     Anti-dilution.........................................................  A-28

               ARTICLE 7.  TRANSFERABILITY; ISSUANCE TO OTHER PARTIES

 7.1.    No Transfer of Shares of the LLC......................................  A-29
 7.2.    Transfer by Investor or Holder........................................  A-29

                               ARTICLE 8.  TAX MATTERS

 8.1.    Tax Representations...................................................  A-29
 8.2.    Tax Indemnification by Investor.......................................  A-29
 8.3.    Tax Indemnification by Parent.........................................  A-29
 8.4.    Allocation of Certain Taxes...........................................  A-29
 8.5.    Filing Responsibility.................................................  A-30
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 8.6.    Refunds...............................................................  A-30
 8.7.    Cooperation and Exchange of Information...............................  A-30
 8.8.    Section 754 Election..................................................  A-31
 8.9.    Certificate of Non-Foreign Status.....................................  A-31
 8.10.   Definitions...........................................................  A-31

                          ARTICLE 9.  ADDITIONAL COVENANTS

 9.1.    Annual or Special Meeting.............................................  A-32
 9.2.    HSR Filings...........................................................  A-32
 9.3.    Related Agreements....................................................  A-32
 9.4.    Other Businesses......................................................  A-32
 9.5.    Information and Access................................................  A-33
 9.6.    Reservation...........................................................  A-33
 9.7.    Further Action........................................................  A-33
 9.8.    [Intentionally omitted]...............................................  A-33
 9.9.    Employees.............................................................  A-33
 9.10.   Investor Give-Back Provision..........................................  A-35
 9.11.   Disclosure Schedules..................................................  A-35
 9.12.   Financing.............................................................  A-36
 9.13.   Representations and Warranties........................................  A-36
 9.14.   Spinoff of Regulated Subsidiaries.....................................  A-36
 9.15.   Partnership Interest Purchase Agreement...............................  A-36
 9.16.   USA Network Cash......................................................  A-36
 9.17.   Consents..............................................................  A-37
 9.18.   Viacom Non-Competition Covenant.......................................  A-37
 9.19.   Ownership of Licenses.................................................  A-37

                               ARTICLE 10.  CONDITIONS

10.1.    Conditions to Investor's Obligations..................................  A-37
10.2.    Conditions to Parent's Obligations....................................  A-38
10.3.    Conditions to Holder's Obligations and Option.........................  A-39

                      ARTICLE 11.  SURVIVAL AND INDEMNIFICATION

11.1.    Survival..............................................................  A-39
11.2.    Indemnification by Investor, Holder or Parent.........................  A-40
11.3.    Third-Party Claims....................................................  A-41
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                        ARTICLE 12.  TERMINATION; LIQUIDATION

12.1.    Termination by Mutual Written Consent.................................  A-41
12.2.    Termination by Parent or Investor.....................................  A-41
12.3.    Termination by Parent.................................................  A-42
12.4.    Termination by Investor...............................................  A-42
12.5.    Termination Following Closing.........................................  A-42
12.6.    Effect of Termination.................................................  A-42

                                ARTICLE 13.  GENERAL

13.1.    Definitions...........................................................  A-43
13.2.    Efforts to Proceed Promptly...........................................  A-48
13.3.    Maintenance of Business...............................................  A-49
13.4.    Notices...............................................................  A-49
13.5.    Specific Enforcement..................................................  A-50
13.6.    Severability..........................................................  A-50
13.7.    Entire Agreement......................................................  A-50
13.8.    Amendment; Waiver.....................................................  A-50
13.9.    Headings; References..................................................  A-50
13.10.   Expenses..............................................................  A-50
13.11.   Counterparts..........................................................  A-51
13.12.   Governing Law.........................................................  A-51
13.13.   Public Announcement...................................................  A-51
13.14.   No Third Party Beneficiaries..........................................  A-51

Exhibit A  Governance Agreement
Exhibit B  LLC Operating Agreement
Exhibit C  1. Domestic and International Distribution Agreements
             2. Studio Facilities Agreement
             3. Ancillary Business Agreements
             4. International Joint Venture Agreement
             5. Transition Services Agreement
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                              INVESTMENT AGREEMENT

     INVESTMENT AGREEMENT (the "Agreement") dated as of October 19, 1997, as amended and restated as of December 18, 1997, among UNIVERSAL STUDIOS, INC., for itself and on behalf of certain of its Subsidiaries ("Investor"), HSN, INC. ("Parent"), HOME SHOPPING NETWORK, INC. ("Sub"), a direct subsidiary of Parent, and LIBERTY MEDIA CORPORATION, for itself and on behalf of certain of its Subsidiaries ("Holder") (Investor, Holder, Parent and Sub, collectively, the "Parties"). The Parties agree to consummate the following transactions (the "Transactions") upon the terms and subject to the conditions set forth herein. Capitalized terms used herein without definition have the meanings ascribed to such terms in Article 13 hereof.

                                   ARTICLE 1.

                                THE TRANSACTIONS

     1.1. Formation of LLC. On or prior to the Closing Date, Parent agrees to cause Sub to, and Sub agrees to, organize a new Delaware limited liability company (the "LLC"). Upon formation of the LLC pursuant to this Section 1.1, the LLC shall become a party to this Agreement, shall be bound by all the terms and conditions hereunder and shall constitute a "Party" hereunder.

     1.2. Formation of Investor Newcos. On or prior to the Closing Date, Investor agrees to organize and form one or more holding companies, or to designate one or more existing companies reasonably acceptable to Parent (each, an "Investor Newco" and collectively, the "Investor Newcos") solely for the purpose of acquiring an equity interest in LLC. Investor agrees that except as contemplated hereby, during the term of this Agreement it shall be the sole owner of all of the outstanding equity interest of Investor Sub and each Investor Newco, and it shall cause Investor Sub and each Investor Newco not to
(i) engage in any other business, except the Transactions contemplated hereby, or (ii) incur any liability.

     1.3. Parent and Sub Contributions. On or before the Closing, Parent and Sub shall, subject to Section 1.11(b), contribute, transfer, assign and convey (collectively, "Contribute") or cause to be Contributed to the LLC, (i) all of the assets, rights and businesses owned, held or conducted by Parent and Sub described on Schedule 1.3 ("Contributed Businesses"), (ii) the portion of the Acquired Partnership Interest described in Section 1.5(b)(ii) and (iii) an agreement to contribute the stock or assets of an agreed-upon Subsidiary of Parent (the "Excluded Sub") as promptly as practicable consistent with tax efficiencies, in exchange for an aggregate number of LLC Shares to be issued to Parent or Sub equal to the Parent LLC Shares Number.

     1.4. Assumption of Liabilities. On or before the Closing, the LLC will assume, and agree to pay and discharge, as and when they become due, or otherwise take subject to, all liabilities of Parent and Sub, other than the liabilities set forth on Schedule 1.4 (collectively, the "Assumed Liabilities").

     1.5. Closing. (a) Subject to the conditions set forth below, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 at 10:00 a.m. on the date three days after satisfaction or waiver of all of the conditions to the Parties' respective obligations to consummate the transactions contemplated hereby (other than those requiring the delivery of documents or the taking of other action at the Closing) or such earlier date as may be agreed upon by the parties. The date on which the Closing is consummated is hereinafter called the "Closing Date".

     (b) At the Closing, USA Networks Partner, Inc. ("Investor Sub") shall sell
(i) to the LLC a portion of the Acquired Partnership Interest in exchange for
(A) a payment of cash equal to the Cash Amount (but such payment shall not exceed $1.43 billion) to an account specified by Investor Sub in writing not less than three days prior to the Closing, and (B) a number of LLC Shares equal to the Acquired LLC Amount, and (ii) to Parent the remainder of the Acquired Partnership Interest in exchange for 6.75 million shares of Parent Class B Stock (provided, however that if FCC Regulations prevent Investor from acquiring 6.75 million shares of Parent Class B Stock, then any amount in excess of such amount so permitted shall consist of Parent Common Stock, and provided, further, that Parent shall cooperate with Investor to provide Investor with the



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same voting power that it would have in the absence of FCC Regulations at such time, if any, as FCC Regulations would permit, including, without limitation, agreeing to exchange Parent Common Stock for Parent Class B Stock) (the "Parent Stock Number"), issued to Investor Sub.

     (c) At the Closing, Investor shall Contribute or cause to be Contributed to the LLC by the Investor Newcos, (i) the Owned Partnership Interest and (ii) all of the assets, rights and businesses owned, held or conducted by Investor and its Subsidiaries in its one-hour as well as certain half-hour domestic television production business and domestic television distribution business, including and excluding, as the case may be, those described on Schedule 1.5 (the "UT Contributed Business"), and the LLC will assume, and agree to pay and discharge, as and when they become due, or otherwise take the UT Contributed Business subject to, all liabilities of the UT Contributed Business set forth on
Schedule 1.5 excluding any liabilities for Taxes except as provided in Article 8 hereof (the "Assumed UT Liabilities") in exchange for a number of LLC Shares equal to the Owned LLC Amount and issued in such names and denominations as Investor shall request in writing not less than three days prior to the Closing.

     (d) To the extent that the Cash Amount exceeds the amount of cash paid under Section 1.5(b), such excess shall be distributed in cash pro rata to the Investor Newcos in proportion to their LLC Shares and indebtedness of the LLC shall be allocated to such Investor Newcos in the amount of such distribution for purposes of Sections 707 and 752 of the Code.

     (e) Notwithstanding the foregoing, LLC may, at its option, substitute LLC Shares valued at $40 per share for up to $75 million in cash payable pursuant to paragraph (b) above. In addition, at the Closing, the LLC shall reduce the cash to be paid or distributed to Investor and the Investor Newcos pursuant to Sections 1.5(b) and 1.5(d) by $300 million, which amount shall be paid or distributed or applied to reduce any amount payable by Universal in connection with the exercise of its preemptive rights on or prior to the Holder Closing (as defined below), as the case may be, together with interest thereon from the date of the Closing to the date of Payment at a rate per annum equal to the average rate of borrowing of Investor's ultimate parent company plus 50 basis points, upon the earlier of the Holder Closing or June 30, 1998, provided that Investor, in its sole discretion, may elect to waive the interest described in this sentence after considering various factors that (and to the extent) Investor deems appropriate. Amounts to be distributed at Closing pursuant to Section 1.5(d) shall be reduced before amounts payable under Section 1.5(b) are reduced.

     (f) (i) No later than June 30, 1998, the parties shall consummate a transaction relating to Holder as follows:

          (A) Subject to the provisions of this Section, Holder agrees to purchase, for cash, 7.5 million in the aggregate of LLC Shares and/or of Parent Common Shares at an initial purchase price of $40 per share, which price shall increase by 7.5% per annum from the date of the Closing through the date of the closing of the Holder transaction described in this paragraph (the "Holder Closing"). The Holder Closing (with respect to the cash and shares described in this subparagraph) shall be subject only to the conditions that (i) the LLC or Parent, as the case may be, delivers properly evidenced LLC shares and/or Parent Common Shares, duly authorized and issued against payment therefor; (ii) the condition set forth in
     Section 10.1(a) was satisfied as of the Closing; (iii) the conditions described in Sections 10.1(b)-(j) are satisfied (as applied to the Holder, the Holder Closing and the transactions described by this Section mutatis mutandis) and (iv) the Closing has occurred. Holder shall be entitled to reduce the number of LLC Shares (valued for this purpose at $40 per share) to be acquired pursuant to this subparagraph (A) by the product of 0.45 and the Holder Asset Value.

          (B) Following the date hereof, Parent and Holder shall discuss the possibility of a contribution by Holder at the Holder Closing of assets acceptable to Parent, Holder and Investor in exchange for LLC Shares. If the Parties (including Investor) reach agreement on the terms of any such contribution (including on appropriate and reasonable representations, warranties, covenants or other terms and conditions with respect to such contribution), this Agreement shall be amended to provide for such contribution, subject to the conditions so agreed upon. The purchase price for each LLC Share acquired



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     by Holder pursuant to this subparagraph (B) shall be $40 (the aggregate value (at $40 per share) of the LLC Shares issued to Holder pursuant to this subparagraph being the "Holder Asset Value").

          (C) Shares acquired by Holder at the Holder Closing shall be issued in such names and denominations as Holder shall request in writing not less than three days prior to the Closing. Holder shall be entitled to acquire any such LLC Shares through one or more newly-formed Subsidiaries on terms comparable to the Investor Newcos as set forth in Section 1.2, mutatis mutandis, above (each, a "Holder Newco"), as agreed upon by Parent and Holder.

     (ii) Investor shall not have any preemptive right with respect to the first
7.5 million LLC Shares and/or Parent Common Shares issued to Holder at the Holder Closing. Investor shall have a preemptive right (at 45% and at $40 per LLC Share) with respect to shares issued to Holder in excess of such amount. Investor's preemptive right shall be mandatory to the extent that Holder elects to reduce the number of shares purchased under Section 1.5(f)(i)(A), with respect to the net related asset contribution by Holder under Section 1.5(f)(i)(B) that resulted in such reduction (e.g., if Holder elects with respect to a nominal $100 million asset contribution to reduce the shares purchased for cash by $45 million, Investor shall have a mandatory preemptive right with respect to 1,375,000 shares ($55 million divided by $40)).

     (iii) It is contemplated that Holder's total net contribution to the LLC or Parent pursuant to this Section 1.5 would be in an amount that, assuming Universal exercises its preemptive right with respect to such contribution, would result in Holder's aggregate equity beneficial ownership interest (including all LLC Shares and Parent Common Shares acquired by Holder pursuant to this Section 1.5) in Parent (based on the Assumptions) not exceeding 25%. Subject to tax efficiencies and regulatory requirements, Holder agrees to acquire Parent Common Shares to the extent possible.

     1.6. Parent Shares. (a) Nothing set forth in this Agreement shall be construed to prevent Parent from issuing additional Parent Common Shares or any other capital stock to any other person or entity.

     (b) From and after the Closing Date, at such time that Parent shall issue any additional Parent Common Shares (including, without limitation, upon exercise of options or warrants or conversion of convertible securities, other than shares of Parent Common Stock issued either upon conversion of shares of Parent Class B Stock or upon issuance of Parent Common Shares pursuant to Holder's Contingent Shares or Exchange Shares), Parent or Sub shall purchase from the LLC a number of LLC Shares equal to the number of Parent Common Shares issued, at a price per share equal to the Issue Price received by Parent for such Parent Common Shares issued. Parent shall pay the LLC for such LLC Shares with the same form of consideration as Parent or Sub receives in connection with the issuance of such Parent Common Shares.

     (c) From and after the Closing Date, at such time that Parent shall repurchase or redeem any Parent Common Shares, Parent or Sub shall sell to the LLC a number of LLC Shares equal to the number of Parent Common Shares so repurchased or redeemed, for an amount per share equal to the Redemption Price per Parent Common Share paid by Parent for the Parent Common Shares so repurchased or redeemed. The LLC shall pay Parent for such LLC Shares with the same form of consideration as Parent or Sub pays in connection with the repurchase or redemption of such Parent Common Shares, or if such form of consideration is not available to the LLC, with cash.

     1.7. Investor's Preemptive Right. (a) (i) In the event that after the Closing Date (and in addition to the mandatory and optional preemptive rights of Investor pursuant to Section 1.5(f)(ii)), Parent issues or proposes to issue (other than pursuant to an Excluded Issuance) (I) any Parent Common Shares (including Parent Common Shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, but excluding (w) shares of Parent Common Stock issued upon conversion of shares of Parent Class B Stock, (x) Parent Common Shares issued upon exercise of the Exchange Options with respect to LLC Shares issued to Investor Sub, the Investor Newcos, Holder and the Holder Newcos, (y) Contingent Shares and Exchange Shares issued in accordance with the Holder Exchange Agreement and (z) shares of Parent Common Stock issued pursuant to a public offering described in clause (ii) of the definition of "Stock Amount") or (II) LLC Shares (other than to Parent and its Affiliates, or to Investor and its Affiliates), and such issuance in clause (I) or (II), together with any prior issuances of less than 1% with respect to which



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Investor had no rights under this Section 1.7(a)(i), shall be in excess of 1% of the total number of Parent Common Shares (based on the Assumptions) outstanding after giving effect to such issuance, Parent shall give written notice to Investor not later than five business days after the issuance (an "Additional Issuance"), specifying the number of Parent Common Shares issued or to be issued and the Issue Price (if known) per share. Investor shall have the right (but, subject to the provisions of paragraphs (ii) and (iii) of this Section 1.7(a), not the obligation) to cause Investor Sub and/or one or more Investor Newcos to purchase for cash a number (but not less than such number) of shares of Parent Common Stock, or at the request of the Investor, LLC Shares, or any combination thereof, so that Investor Sub and the Investor Newcos shall collectively maintain the identical percentage equity beneficial ownership interest (but not in excess of 45%) or such other percentage equity beneficial ownership as in effect from time to time pursuant to the standstill provisions contained in the Governance Agreement (defined below) (but without giving effect to the exceptions to the thresholds therein)) (it being agreed that under no circumstances shall the preemptive rights granted to Investor under this Section
1.7 permit Investor to maintain a percentage equity beneficial ownership interest in excess of 57.5%) in Parent that Investor Sub and Investor Newcos collectively owned immediately prior to the notice from Parent to Investor described in the first sentence of this paragraph (assuming that all Parent Common Shares issuable upon the exercise of Exchange Options with respect to LLC Shares have been issued and all Contingent Shares and Exchange Shares not yet issued are outstanding, with such assumptions being referred to herein as the "Assumptions") after giving effect to such Additional Issuance and to shares of Parent Common Stock and/or LLC Shares that are to be issued to the Investor Newcos pursuant to this Section 1.7(a) and to Holder in accordance with Section
1.8 below by sending an irrevocable written notice to Parent not later than fifteen business days after receipt of such notice (or, if later, two business days following the determination of the Issue Price) from Parent that it elects to cause one or more Investor Newcos to purchase all of such shares of Parent Common Stock or LLC Shares, as the case may be (the "Additional Shares"). The closing of the purchase of Additional Shares shall be the later of ten business days after the delivery of the notice of election by Investor and five business days after receipt of any necessary regulatory approvals.

     (ii) Notwithstanding anything to the contrary contained in paragraph (i) of this Section 1.7(a), Investor shall be required to exercise its preemptive right in full (a "Mandatory Purchase Event") for (A) Additional Issuances caused by the conversion of Sub's 5 7/8% Convertible Subordinated Debentures due March 1, 2006 ("Sub Convertible Debt") into Parent Common Stock, at a cash Issue Price to Investor of $40 per Additional Share, (B) Additional Issuances within 4 months of the Closing Date in the aggregate amount of up to $200 million in Parent Common Stock at a cash Issue Price to Investor of $40 per Additional Share and
(C) the transactions described in Section 1.5(f)(i), to the extent described in
Section 1.5(f)(ii). The closing of the purchase of Additional Shares shall be the later of (x) ten business days after the delivery to Investor of a written notice by Parent ("Mandatory Purchase Notice") specifying that an Additional Issuance has occurred and that such Additional Issuance was caused by a Mandatory Purchase Event and (y) five business days after receipt of any necessary regulatory approvals, including under FCC regulations.

     (iii) Notwithstanding anything to the contrary contained in paragraph (i) of this Section 1.7(a), a Mandatory Purchase Event also shall occur by reason of Additional Issuances in the aggregate amount up to 6.3 million Parent Common Shares in connection with the purchase of additional equity in the Excluded Sub, whether by exchange offer, merger or otherwise (a "Merger Transaction"), at a cash Issue Price to Investor of $40 per Additional Share. If the Company issues more than 6.3 million Parent Common Shares in the Merger Transaction, such excess Additional Issuances shall not be deemed to be a Mandatory Purchase Event, and Investor shall have the right but not the obligation to exercise its preemptive right in respect of such excess in accordance with paragraph (i) of this Section 1.7(a). The closing of the purchase referred to in this paragraph
(iii) shall occur on the later to occur of (v) the events specified in clauses
(x) and (y) of paragraph (ii) above and (w) in accordance with paragraph (i) above.

     (iv) Notwithstanding anything to the contrary contained in paragraphs (i) through (iii) above, in the event that as a result of any Additional Issuance and the issuance of Parent Common Stock to the Investor Newcos pursuant to
Section 1.7(a) and to Holder pursuant to Section 1.8, Investor's percentage voting power in Parent (based on the Assumptions) would be below 67 percent, the Investor Newcos shall have the right to



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purchase Parent Class B Stock pursuant to Section 1.7(a) in lieu of the number of shares of Parent Common Stock permitted to be purchased pursuant to Section 1.7(a) in order to maintain 67 percent voting power in Parent (based on the Assumptions); provided that if such percentage voting power in Parent has been reduced due to the failure of Investor to elect to exercise previously its rights pursuant to Section 1.7(a), Investor Sub and the Investor Newcos shall only be permitted to maintain such lower percentage voting power.

     (v) Subject to subparagraph (vi) below, when calculating the percentage ownership of Parent that Investor Sub and the Investor Newcos beneficially own in connection with determining the percentage for a preemptive right event (or an event covered by paragraph (c) below), (A) prior to the Standstill Termination Date (as defined in the Governance Agreement)), transfers of Parent Securities shall be taken into account, but acquisitions by Investor of such securities shall not be included, other than in the case of acquisitions from Parent or otherwise pursuant to this Section 1.7, and (B) after the Standstill Termination Date, acquisitions and dispositions of Parent Securities by Investor at such times and in such amounts permitted under the Governance Agreement shall be taken into account in calculating the applicable percentage for the exercise of the rights under this Section 1.7.

     (vi) Notwithstanding any other provision of this Agreement or the Governance Agreement, Investor's percentage for purposes of the preemptive rights (and for Parent's ability to redeem or purchase Investor's LLC Shares)
(A) shall be 45% for the period from and after the Closing through the Holder Closing and (B) shall not take into account the effects of the exercise by Parent of its option described in Section 1.5(e).

     (b) In the event that Parent or any of its Affiliates purchases or redeems, or proposes to purchase or redeem, any Parent Common Shares (other than shares of Parent Class B Stock that may be deemed to be purchased or redeemed upon conversion into shares of Parent Common Stock) following the Closing Date, and such purchase or redemption, together with any prior purchases or redemptions of less than 1% with respect to which Investor had no rights under this Section 1.7(b), shall be in excess of 1% of the total number of Parent Common Shares (based on the Assumptions) outstanding prior to such purchase or redemption, Parent shall give written notice to Investor not later than five business days prior to the purchase or redemption, specifying the number of Parent Common Shares to be purchased or redeemed and the purchase or redemption price (the "Redemption Price") (if known) per share. Parent shall have the right to cause the LLC to purchase for cash a number of LLC Shares from, at Investor's Option, Investor Sub and/or the Investor Newcos so that Investor Sub and the Investor Newcos shall collectively beneficially own no greater than a 45 percent equity beneficial ownership (adjusted to reflect Section 1.5(e)) or such other percentage as in effect from time to time pursuant to the standstill provisions contained in the Governance Agreement attached hereto as Exhibit A (or any successor agreement, the "Governance Agreement") (but without giving effect to the exceptions to the thresholds therein) (based on the Assumptions) after giving effect to such purchases or redemptions of Parent Common Shares by Parent and to purchases from Investor Sub and the Investor Newcos pursuant to this
Section 1.7(b), at a price per share equal to the Redemption Price, by sending an irrevocable written notice to Investor not later than five business days prior to the purchase or redemption that it elects to cause the LLC to purchase all of such number of LLC Shares or, at Investor's election or to the extent required under applicable FCC Regulations (but only to the extent of the percentage increase in Investor's beneficial ownership of Parent Common Shares that would otherwise result from such event), Parent Common Shares. The closing of such purchase of LLC Shares and/or Parent Common Shares, as the case may be, shall be simultaneous with the purchase or redemption of Parent Common Shares.

     (c) In the event that there should occur (i) an event, circumstance or condition with respect to which Investor has been granted a preemptive right under Section 1.7(a) hereof but Investor is not permitted by law, rule or regulation from exercising such right, or (ii) another event, circumstance or condition (but not of the type included or excluded from the preemptive right in Section 1.7(a)) occurs (excluding sales or transfers of Parent Common Shares or LLC Shares by Investor and its Affiliates) that results in the percentage of equity beneficial ownership in Parent of Investor (based on the Assumptions) being reduced, then, subject to the last sentence of this paragraph (c), Parent shall promptly agree to sell, at Investor's election, to Investor Sub and/or one or more of the Investor Newcos a number (but not less than such number) of shares of Parent Common Stock or, at the request of Investor, LLC Shares (or a combination thereof) so that Investor, Investor Sub and the Investor Newcos shall collectively maintain the identical percentage equity beneficial ownership interest described in Section 1.7(a) with respect to an event that would give rise to a preemptive right. The purchase price for the shares of Parent Common Stock or LLC Shares shall be the Issue Price (if such event, circumstance or condition is identifiable and such Issue Price is measurable) or the Fair Market Value of the Parent Common Stock (or LLC Shares, based on the Fair Market Value of the Parent Common Stock and the then-applicable Exchange Rate (as defined in the Exchange Agreement)). The purchase price shall be paid in cash. The other procedures described in Section 1.7(a) regarding the exercise and consummation of Investor's preemptive right shall apply to Investor's purchase under this paragraph. In the event that Parent does not promptly (upon receipt of any required regulatory approvals or consents so long as there is a reasonable prospect of such approvals or consents being obtained) sell to Investor shares of Parent Common Stock or LLC Shares, then Investor shall be permitted to purchase in the open market, in broker transactions, a number of shares of Parent Common Stock that Investor would have purchased from Parent hereunder. If an event, circumstance or condition described in the first sentence of this paragraph shall occur and Investor elects not to exercise the purchase right contained herein within a reasonable period of time, then Investor's preemptive right percentage shall be reduced as though such event were an event as to which the preemptive right in Section 1.7(a) arose and Investor elected not to exercise such right.

     1.8. Holder's Preemptive Right. (a) Subject to paragraphs (b) and (c) of this Section 1.8, in the event that Parent issues any Parent Common Shares or LLC Shares (other than to Parent and its Affiliates or Holder and its Affiliates) under the circumstances set forth in Section 1.7(a)(i) above applicable to Investor, Holder shall be entitled to purchase, or cause one or more Holder Newcos to purchase, for cash a number (but not less than such number) of shares of Parent Common Stock so that the Holder and the Holder Newcos shall collectively maintain the identical percentage equity beneficial ownership interest in Parent that Holder and the Holder Newcos collectively owned immediately prior to the notice from Parent described in Section 1.7(a) (which shall be in substance the same as the notice provided to Investor pursuant to Section 1.7(a) and subject to the terms thereof but shall be addressed to Holder) of a contemplated Additional Issuance (but not in excess of the percentage equity beneficial ownership interest in Parent that Holder and the Holder Newcos collectively owned immediately following the Closing or following Holder's contribution pursuant to Section 1.5(f)) on the same terms and conditions specified therein and in Section 1.7(c); provided, that Holder shall only be entitled to purchase LLC Shares if and to the extent the total number of Parent Common Shares then owned directly or indirectly by Holder would exceed the Holder Limit after giving effect to the closing of the purchase of Parent Common Stock by Holder, in which event at such closing, Holder shall be entitled to purchase a number of LLC Shares at the Issue Price equal to such excess in lieu of the purchase of shares of Parent Common Stock.

     (b) No Additional Issuance shall be a Mandatory Preemptive Event for Holder. Additional Issuances in Section 1.7(a)(ii) and (iii), Additional Issuances (i) caused by the conversion of Sub Convertible Debt as described in
Section 1.7(a)(ii) or (ii) in the aggregate amount up to 6.3 million Parent Common Shares in connection with a Merger Transaction as described in Section 1.7(a)(iii) shall be governed by the terms applicable to permissive exercise of the preemptive right under Section 1.7(a)(i), provided that (i) the Issue Price to Holder shall be $40 per share in cash of Parent Common Stock and (ii) any such issuance shall, in any event, be subject to the proviso set forth in the last sentence of Section 1.8(a).

     (c) The purchase or redemption of any Parent Common Shares by Parent or any of its Affiliates shall not result in an increase in the percentage of Parent equity that Holder may be entitled to acquire pursuant to the preemptive right in paragraph (a) above. For purposes of exercise of Holder's preemptive right pursuant to this Secton 1.8 prior to the Holder Closing, Holder shall be deemed to own (and there shall be deemed to be outstanding) an additional 7.5 million LLC Shares.

     1.9. Holder To Exchange LLC Shares. Following the issuance or expiration of all Contingent Shares and prior to the exchange of any Exchange Shares pursuant to Article 2 of the Holder Exchange Agreement, Holder shall be required, subject to the terms and conditions described in Section 6.1(a) or as may be set forth in the Exchange Agreement (including the future condition with respect to a Holder Newco that such exchange is tax-free to Holder on terms similar to those contained in the Holder Exchange Agreement), to consummate transactions under the Exchange Agreement having the effect of exchanging that number of LLC Shares for shares of Parent Common Stock equal to the then Available Parent Amount (the "Holder

Mandatory Exchange"); provided, however, (i) if applicable, any such exchange shall only be exercised as to all shares held by any individual Holder Newco and
(ii) that Parent shall have the option, which may be exercised at any time (or from time to time) after the issuance or expiration of all Contingent Shares, to suspend the Holder Mandatory Exchange and/or Holder's right to exchange shares of Sub for Parent Common Shares under the Holder Exchange Agreement, in either case in connection with future issuances of Parent Common Shares, in order to permit Parent to purchase or redeem (in each case in compliance with applicable law, including without limitation, FCC Regulations) up to 10 million Parent Common Shares, which suspension shall remain in effect so long as Parent continues to make diligent efforts to effect such purchase or redemption and to complete such repurchases as promptly as reasonably practicable. Holder and Parent agree to take appropriate action to amend the Holder Exchange Agreement to reflect the provisions of this Section 1.9 (which shall not include a waiver or consent by Holder of any conditions to an exchange thereunder or of any other rights of Holder under such agreement other than the re-ordering of the order of the exchanges contemplated by the Exchange Agreement and the Holder Exchange Agreement and to reflect the Parent option described above). Capitalized terms used and not defined in this paragraph shall have the meanings ascribed to them in the Holder Exchange Agreement.

     1.10. Issuance of LLC Shares to Parent or Sub. Neither Parent nor Sub shall, and Parent and Sub shall cause the LLC not to, issue any LLC Shares to Parent or Sub or any of their Affiliates, except pursuant to and in accordance with the terms of this Agreement.

     1.11. Business of the LLC. (a) From and after the Closing, Parent and Sub shall conduct, subject to this clause (a) and clause (b) below, all future business, whether now existing or hereafter created, in the LLC, other than the Excluded Businesses, the Excluded Sub (but subject to Section 1.3) or any other business which Parent reasonably determines should be conducted in a separate company or corporate entity for regulatory or significant tax reasons (such business to be deemed an Excluded Business), provided that at such time, if any, as such regulatory or significant tax restrictions no longer exist (it being agreed that Parent shall use all reasonable best efforts to (i) avoid businesses being deemed Excluded Businesses and (ii) eliminate the tax or regulatory restrictions as soon as practicable with respect to any such Excluded Businesses), such businesses shall not be Excluded Businesses and shall be conducted in the LLC as promptly as reasonably practicable following the elimination of such restrictions and compliance with applicable regulatory requirements, and provided further that Parent shall not be restricted in any manner, except as expressly set forth herein, including the Exhibits hereto, from causing the LLC to engage in any transaction with any third party or Parent or any subsidiary of Parent, including, without limitation, subsidiaries which engage in Excluded Businesses (the "Regulated Subsidiaries").

     (b) If any consent or approval is required in connection with, or the terms or operation of law do not permit, the contribution to the LLC of any agreement, lease, right, permit, franchise, authorization or other property or asset relating to the Contributed Businesses or the UT Contributed Business, other than the Regulated Subsidiaries (a "Consent Asset"), each of Parent, Sub, Investor and each Investor Newco, as the case may be, agrees to use its reasonable efforts to obtain any necessary consents or approvals for the transfer of all Consent Assets contemplated to be transferred to the LLC; provided that notwithstanding such efforts, if such consent or approval is not obtained prior to the Closing and such Consent Asset is not contributed, each of Parent, Sub, Investor and the Investor Newcos, as the case may be, in lieu of contributing (or causing the contribution of) such Consent Asset, may hold such Consent Asset for the use and benefit of the LLC (any Consent Asset so held is referred to herein as a "Beneficial Asset"). In such event, Parent, Sub, Investor or an Investor Newco, as the case may be, shall take all reasonable actions necessary so that the LLC shall be afforded the full economic benefits intended to be conferred by such Beneficial Asset, subject to the LLC satisfying all of the transferor's liabilities in connection with such Beneficial Asset and all of such transferor's duties, obligations and responsibilities incident thereto, including without limitation, by assigning to the LLC the right to receive all cash flow derived from such Beneficial Asset on and after the Closing, such cash flow to be paid to the LLC as soon as reasonably practicable but in no event more than 45 days after the end of each fiscal quarter of the entity holding such Beneficial Asset. Following the Closing, Parent, Sub, Investor and the Investor Newcos each agrees to continue to use its reasonable efforts to obtain any consent or approval necessary to effectuate the contribution to the LLC of any Consent Asset not contributed to the LLC on the

Closing, and shall take all reasonable action to effectuate the contributions of such Consent Asset after such consent or approval is obtained.

     (c) For purposes of Section 1.11(b), the Excluded Sub shall be treated as a Beneficial Asset until such time as Parent Contributes the stock or assets of the Excluded Sub to the LLC in accordance with the terms of Section 1.3.

                                   ARTICLE 2.

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to Parent and the LLC as follows:

     2.1. Organization, Standing, and Authority. (a) Each of Investor and Investor Sub is and, upon formation in accordance with Section 1.2 hereof, each Investor Newco will be, a corporation duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation. Each of Investor and Investor Sub has and, upon formation in accordance with
Section 1.2 hereof, each Investor Newco will have, all requisite corporate power and authority (i) to own, lease, and use as now owned, leased, and used by them all of their respective assets, (ii) to conduct the business and operations of the UT Contributed Business as now conducted by Investor, and (iii) to execute and deliver this Agreement and the documents contemplated hereby (to the extent a party to this Agreement or such documents), and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by them hereunder and thereunder. Investor, Investor Sub and each Investor Newco are, or will be, qualified to transact business in each jurisdiction in which the nature of their businesses makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect on Investor and its Subsidiaries considered as a whole.

     (b) The Partnership is a partnership duly organized, validly existing, and in good standing under the laws of the State of New York. The partnership agreement (as amended, and together with all other documents governing the operation of the Partnership, the "Partnership Agreement") has previously been provided to Parent, and is in full force and effect. The Partnership has all requisite power and authority (i) to own, lease, and use as now owned, leased, and used by it all of its assets, and (ii) to conduct the business and operations of the Partnership as now conducted by it. The Partnership is qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary except where failure to be so qualified would not have a Material Adverse Effect on the Partnership.

     2.2. Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, and each of the agreements contemplated hereby, by Investor (with respect to such agreements to which it is a party) have been duly authorized by all necessary corporate action on the part of Investor. The performance of this Agreement and the consummation of the transactions contemplated hereby and each of the agreements contemplated hereby by Investor Sub and each Investor Newco (with respect to such agreements to which it is a party) will be duly authorized by all necessary corporate action on the part of such entity. This Agreement has been duly executed and delivered by Investor and constitutes the legal, valid, and binding obligation of Investor enforceable against Investor in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

     2.3.  Absence of Conflicting Agreements; Consents.  Except as set forth on
Schedule 2.3 and except for any filings, notices, applications and other information as may be required to be made or supplied pursuant to the HSR Act or the Exchange Act, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Investor, Investor Sub and the Investor Newcos (with or without the giving of notice, the lapse of time, or both): (a) do not require any notices, reports or other filings with any public or governmental authority to be made by Investor, Investor Sub, any Investor Newco or the Partnership; (b) do not require the consent of any third party (including any governmental or regulatory authority) (other than consents that would not, if not given, have a Material Adverse Effect on the UT Contributed Business and the Partnership considered as a whole); (c) will not conflict with any provision of the Certificate of Incorporation, By-Laws, Partnership Agreement or other organizational document, as the case may be, of Investor, Investor Sub, any Investor Newco or the Partnership; (d) will not violate or result in a breach of, or contravene any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to any of Investor, Investor Sub, any Investor Newco or the Partnership; (e) will not violate, conflict with, or result in a breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which any of Investor, Investor Sub, any Investor Newco or the Partnership is a party or by which any of Investor, Investor Sub, any Investor Newco or the Partnership or their respective properties may be bound; and (f) will not create any claim, liability, mortgage, lien, pledge, condition, charge, encumbrance, or other security interest (collectively, "Liens") upon any of the assets owned by Investor, Investor Sub, any Investor Newco or the Partnership, except, in the case of clauses (a), (d), (e) or (f), for violations, breaches, contraventions, conflicts, termination or acceleration or Liens which would not have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole, or would impair, in any material respect, the ability of Investor to perform its obligations under this Agreement and the other documents contemplated hereby.

     2.4. Licenses. Schedule 2.4 is a true and complete list as of the date of this Agreement of all material Licenses of the Partnership and the UT Contributed Business. Each material License has been validly issued, and the UT Contributed Business or the Partnership is the authorized legal holder thereof. The material Licenses are in full force and effect, and the conduct of the business and operations of the UT Contributed Business and the Partnership is in accordance therewith in all material respects. As of the date of this Agreement, there is no proceeding pending or, to Investor's knowledge, threatened, seeking the revocation or limitation of any material Licenses. Each of the UT Contributed Business and the Partnership is the holder of all material Licenses necessary to enable it to continue to conduct its respective business as now conducted.

     2.5. Real Property. Schedule 2.5 contains a complete and accurate description of all the Real Property providing individually for annual lease payments in excess of $1 million (the "Material Real Property") of the UT Contributed Business and the Partnership, and the respective interests of the UT Contributed Business and the Partnership therein (including street address, legal description, owner, and the use thereof). No fee estates are included in the Material Real Property. Except as set forth on Schedule 2.5, the UT Contributed Business or the Partnership has good title to all Material Real Property, free and clear of all Liens or other restrictions on the Material Real Property, except for Permitted Liens. Except for that portion of the Material Real Property subject to leases where the Partnership is lessor or sublessor (as identified on Schedule 2.5), the UT Contributed Business or the Partnership is in possession of the Material Real Property. As of the date of this Agreement there are no pending or, to the knowledge of Investor, threatened condemnation or appropriation proceedings against any of the Material Real Property. The UT Contributed Business or the Partnership has full legal and practical access to all Material Real Property. With respect to each leasehold or subleasehold interest included in the Material Real Property, the UT Contributed Business or the Partnership has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon the UT Contributed Business' or the Partnership's leasehold or subleasehold interest.

     2.6.  [Intentionally omitted]

     2.7. Contracts. Schedule 2.7 is a true and complete list of all Contracts of the UT Contributed Business and the Partnership as of the date of this Agreement, which (i) at the time entered into, were outside the ordinary course of business as then conducted by the business comprising the UT Contributed Business or the Partnership, as applicable, or (ii) are (a) cable television system affiliation agreements ("Affiliation Agreements") or other Contracts providing for payments to or from the Partnership to cable television system operators in excess of $1 million in any twelve month period, (b) Contracts (other than with writer producers) with respect to the production, development, broadcast, or distribution, of television programs with respect to which the UT Contributed Business or the Partnership, as applicable, has a commitment to pay in excess of

$10 million ("Programming Agreements"), (c) agreements with writer producers with respect to which the UT Contributed Business or the Partnership, as applicable, has a commitment to pay in excess of $2 million per year, and (d) agreements to buy or sell advertising where the required payments to or from the UT Contributed Business or the Partnership, as applicable, are in excess of $10 million (the Contracts described in the foregoing clauses (i) and (ii), collectively the "Material Contracts"). Investor has delivered or made available to Parent true and complete copies of all Material Contracts. Except as disclosed on Schedule 2.7, all of the Material Contracts are in full force and effect and are valid and binding agreements of the Investor and, to the knowledge of the Investor, the other parties thereto, enforceable in accordance with their terms. Except as disclosed on Schedule 2.7, to the knowledge of Investor, no party is in default in any material respect under any of the Material Contracts, nor does any condition exist that with notice or the lapse of time or both would constitute such a default. Except for the need to obtain the consents listed on Schedule 2.3, the transactions contemplated hereby will not affect the validity or enforceability of any of the Material Contracts. Except as disclosed on Schedule 2.7, as of the date of this Agreement, no party to any Material Contract has informed Investor or, to Investor's knowledge, its Affiliates or the Partnership, of its intention (a) to terminate such Material Contract or amend the material terms thereof, (b) to refuse to renew the Material Contract upon expiration of its term, or (c) to renew the Material Contract upon expiration only on terms and conditions that are more onerous to the Partnership or the UT Contributed Business, as the case may be, than those now existing.

     2.8. Intangible Property. Schedule 2.8 is a list of (a) any intellectual property asset (other than such property licensed to the UT Contributed Business or the Partnership, as applicable), with a value, as reflected on the balance sheet of the UT Contributed Business or the Partnership of $2.5 million or more and (b) all material patents, trademarks, trade names, service marks, brand marks, brand names, proprietary computer programs, proprietary databases, industrial design, copyrights or any pending application therefor (collectively, (a) and (b), the "Intangible Property") of the UT Contributed Business and the Partnership and indicates, with respect to each such item of Intangible Property, whether it is registered or unregistered, the owner thereof and, if applicable, the name of the licensor and licensee thereof. Except as set forth on Schedule 2.8, to the knowledge of Investor, no other person has any claim of ownership or right of use with respect thereto. The use of such Intangible Property by the UT Contributed Business or the Partnership does not, and immediately after the Closing will not, conflict with, infringe upon, violate, or interfere with or constitute an appropriation of any right, title, interest, or goodwill, including any intellectual property right, patent, trademark, trade name, service mark, brand mark, brand name, computer program, database, industrial design, copyright, or any pending application therefor of any other Person (except for such conflicts, infringements, violations or appropriations as would not have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole), and, to the knowledge of Investor, there have been no claims made, and the UT Contributed Business or the Partnership has not received any written notice, that any such item of Intangible Property is invalid or conflicts with the asserted rights of any Person (other than such invalidity or conflicts as would not have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as whole). Except as set forth on Schedule 2.8, neither the UT Contributed Business nor the Partnership is party to or bound by any material contract, license, or other agreements relating to such Intangible Property other than those entered into in the ordinary course of the business. As of the Closing, none of Investor or its Affiliates shall have any rights to, or ownership interest in, any of the trademarks or trade names relating to the "USA Networks," "USA Network," "Sci-Fi" and "Sci-Fi Channel" names and the related trade names and trademarks, logos, brand marks and brandnames, including those listed on Schedule 2.8, except pursuant to the International Joint Venture Agreement attached hereto as Exhibit C.4 (or any successor agreement). Prior to the Closing, Investor shall effect any assignments or other filings in order to satisfy the representation contained in the preceding sentence.

     2.9. Financial Statements. Investor has furnished Parent with true and complete copies of unaudited balance sheets and income statements for the Partnership as at and for the fiscal years ended December 31, 1996 and December 31, 1995, and as at and for the eight months ended August 31, 1997 (collectively, the "Investor Financial Statements"). The Investor Financial Statements present fairly as of their respective dates, in all material respects, the consolidated financial position of the Partnership as at the dates thereof and the consolidated results of its operations and its consolidated cash flows for each of the respective periods, in conformity with GAAP, except that the eight-month financial statements referred to above are subject to normal year-end adjustments, none of which are expected to be material.

     Except as and to the extent expressly set forth in the Investor Financial Statements, (i) as of August 31, 1997, the Partnership did not have any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) and (ii) since the August 31, 1997 balance sheet the Partnership has not incurred any such material liabilities or obligations other than in the ordinary course of business.

     2.10. Personnel. (a) Schedule 2.10 contains a true and complete list as of the date of this Agreement of all active employees of the UT Contributed Business and the Partnership who are currently engaged in the respective businesses and operations of the UT Contributed Business and the Partnership (including any employee on vacation, leave of absence, short-term disability, or layoff with recall rights, but excluding retired employees of the UT Contributed Business and any employee on long-term disability) (collectively, the "Business Employees"). Schedule 2.10 also contains a true and complete list of all material employee benefit plans or arrangements that cover any Business Employee and any material employee benefit plans or arrangements that cover any former employee of the Partnership, including any employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits (collectively, "Benefit Arrangements").
Schedule 2.10 denotes all Benefit Arrangements sponsored or maintained by the Partnership ("Partnership Plans").

     (b) Except as set forth on Schedule 2.10(b), (i) no Benefit Arrangement is an "employee pension benefit plan," as defined in Section 3(2) of ERISA (a "Pension Plan"), that is subject to Title IV of ERISA or Section 412 of the Code, and no Benefit Arrangement provides post-retirement welfare benefits, except as required by law and (ii) neither Investor nor the Partnership has incurred or expects to incur any liability or lien under Title IV of ERISA or
Section 412 of the Code, which liability or lien would be reasonably expected to have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole.

     (c) Without limiting the generality of Section 2.10(b) and except as set forth on Schedule 2.10(c), no Benefit Arrangement is a "multiemployer pension plan," as defined in Section 3(37) of ERISA and neither Investor nor the Partnership has incurred or expects to incur any liability or lien with respect to any multiemployer pension plan which liability or lien would be reasonably expected to have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole.

     (d) Except as set forth on Schedule 2.10(d), none of Investor, any of its Affiliates, the Partnership or any entity required to be combined with any of the foregoing entities under Section 414(b), Section 414(c), Section 414(m), or
Section 414(o) of the Code (an "ERISA Affiliate") has incurred, or expects to incur solely as a result of the consummation of the Transactions (including any termination of employment in connection therewith), any cost, fee, expense, liability, claim, suit, obligation, or other damage with respect to any Pension Plan or any Benefit Arrangement that could give rise to the imposition of any liability, cost, fee, expense, or obligation on the LLC or any of its Affiliates, which would be reasonably expected to have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole, and, to Investor's knowledge, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation, or other damage, which would be reasonably expected to have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole. Except as set forth on Schedule 2.10(d), neither the execution and delivery of this Agreement nor the consummation of the Transactions (including any terminations of employment in connection therewith) will (i) increase any benefits otherwise payable under any Benefit Arrangement, which would be reasonably expected to have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole or (ii) result in the acceleration of the time of payment or vesting of any such payment, which would be reasonably expected to have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole.

     (e) Investor will deliver or make available to Parent, within ten days hereafter, true and complete copies of each of the following documents:

          (i) Each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto, and (if applicable) each summary plan description together with any summary of material modifications;

          (ii) Each written Benefit Arrangement and written descriptions thereof that have been distributed to Business Employees or any former employee of the Partnership, (including descriptions of the number and level of employees covered thereby); and

          (iii) Each employee handbook or similar document describing any Benefit Arrangement.

     (f) Except as set forth on Schedule 2.10, no controversies, disputes, or proceedings are pending or, to Investor's knowledge, threatened, between Investor, any of its Affiliates, or the Partnership and any Business Employee or any former employee of the Partnership, which would be reasonably expected to have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole. Except as set forth on Schedule 2.10(f), no labor union or other collective bargaining unit represents or, to Investor's knowledge, claims to represent any of the Business Employees or any former employees of the Partnership and, to Investor's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board Certification election with respect to any of the Business Employees.

     (g) Except where any such failure would not be reasonably expected to have a Material Adverse Effect on the Partnership and the UT Business considered as a whole, all Benefit Arrangements (i) comply in all material respects with applicable law, including but not limited to ERISA and the Code, and (ii) have been administered in all material respects in accordance with their terms, and all required contributions have been made to such Benefit Arrangements. Except as set forth on Schedule 2.10(g), all Partnership Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter from the Internal Revenue Service, and neither Investor nor the Partnership has knowledge of any events that would cause such letter to be revoked.

     2.11. Claims and Legal Actions. Except as set forth in Schedule 2.11, there are no judicial, administrative or arbitral actions, suits, claims, inquiries, investigations or proceedings in respect of the UT Contributed Business or the Partnership (whether of a public or private nature) pending or, to the knowledge of Investor, threatened against the UT Contributed Business or the Partnership which, individually or in the aggregate, would have a Material Adverse Effect on the UT Contributed Business and the Partnership considered as a whole.

     2.12. Compliance with Laws. Each of the UT Contributed Business and the business of the Partnership has been and is presently being conducted in compliance with all applicable laws, except for any noncompliance that would not have a Material Adverse Effect on the UT Contributed Business and the Partnership considered as a whole, or impair or hinder the ability of Investor, Investor Sub or any Investor Newco to perform in any material respect their respective obligations under this Agreement and the documents and agreements contemplated hereunder.

     2.13. Transactions with Affiliates; Completeness of Assets. (a) Except as set forth on Schedule 2.13(a) or pursuant to agreements on arms-length terms, there are no material agreements relating to the business or operations of the UT Contributed Business or the Partnership between the UT Contributed Business or the Partnership, on the one hand, and Investor or any of its Affiliates, on the other hand, and (b) except as set forth on Schedule 2.13(b), neither the UT Contributed Business nor the Partnership has engaged in any material business arrangement or relationship with Investor or any of its Affiliates. With respect to the UT Contributed Business, neither Investor nor any of its Affiliates owns any right, tangible or intangible, relating to the shows listed on Schedule 2.13 and related agreements (other than as expressly contemplated by this Agreement to be entered into between two or more of the Parties) and, with respect to the Partnership, neither Investor nor any of its Affiliates owns any asset, property or right, tangible or intangible, that is primarily used in the business or operations of the Partnership, other than, in each case, such assets, properties and rights that are being Contributed to the LLC in accordance with this Agreement.

     2.14. Cable Subscribers. Schedule 2.14 sets forth, with respect to each cable television system operator with which the Partnership has an Affiliation Agreement, under the column "Network Subsidiary" the number of cable system subscribers to such cable television system operator as most recently reported to the Partnership. Schedule 2.14 also designates those cable television system operators that, to Investor's knowledge, make the USA Networks available to subscribers without an Affiliation Agreement.

     2.15. Ownership of the Partnership. Investor owns directly or indirectly all of the issued and outstanding Owned Partnership Interest and following Closing of the transactions contemplated by the Partnership Interest Purchase Agreement (for purposes of this Section 2.15, the term Closing shall have the meaning set forth in the Partnership Interest Purchase Agreement), Investor Sub will own, directly or indirectly, all of the issued and outstanding Acquired Partnership Interest which, together, constitute 100% of the ownership interest in the Partnership, subject to no Liens. There exist no other outstanding options, convertible securities or other rights to acquire partnership or other interests in the Partnership. Immediately upon the Closing, the LLC will own a 100% ownership interest in the Partnership, subject to no Liens other than any Liens created by Parent or LLC. Except as set forth on Schedule 2.15, the Partnership has no subsidiaries and owns no interest in any other entity.

     2.16.  Investment.  Each of Investor, Investor Sub and each Investor Newco
(a) understands that the LLC Shares and Parent Common Shares to be issued to it pursuant to this Agreement have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and (b) to the extent it or any of its Affiliates acquires any of the LLC Shares or Parent Common Shares issued pursuant to this Agreement, it or such Affiliate will be acquiring such shares solely for its own account for investment purposes, and not with a view to the distribution thereof.

     2.17. Conduct of Business. Since August 31, 1997, the UT Contributed Business and the business of the Partnership have been conducted in all material respects in the ordinary course and there has not occurred any event or condition having, or that would have, a Material Adverse Effect on the UT Contributed Business and the business of the Partnership considered as a whole. Without limiting the generality of the foregoing, other than as is disclosed on
Schedule 2.17 hereto, since August 31, 1997 there has not occurred:

          (a) any change or agreement to change the character or nature of the business of the UT Contributed Business or the Partnership in any material respect;

          (b) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the UT Contributed Business or the Partnership, except in the ordinary course of business and except for the purchase of the Acquired Partnership Interest pursuant to the Partnership Interest Purchase Agreement;

          (c) any waiver or modification by Investor, the Partnership or any of their respective Subsidiaries, in respect of the UT Contributed Business or the Partnership, of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect on the UT Contributed Business and the Partnership considered as a whole;

          (d) any loan, advance or capital expenditure by the UT Contributed Business, the Partnership or any of its Subsidiaries, except for loans, advances and capital expenditures made in the ordinary course of business;

          (e) any change in the accounting principles, methods, practices or procedures followed in connection with the UT Contributed Business or the Partnership or any change in the depreciation or amortization policies or rates theretofore adopted in connection with the UT Contributed Business or the Partnership;

          (f) other than sweeping cash in the ordinary course of business, any declaration or payment of any dividends, or other distributions in respect of the outstanding equity interest of the Partnership;

          (g) any issuance of any equity interest of the Partnership;

          (h) any grant or award of any options, warrants, conversion rights or other rights to acquire any equity interest of the Partnership by the Partnership;

          (i) except for any changes made as a result of the consummation of the purchase pursuant to the Partnership Interest Purchase Agreement, which changes shall be consistent with the methods employed by other Subsidiaries, any change in the methods of collecting receivables or paying payables with respect to the Partnership; or

          (j) any agreement with respect to any of the foregoing.

     2.18. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co., the fees of which shall be the responsibility of Investor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Investor or its Affiliates.

                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to Investor and the LLC and, to the extent Holder acquires any additional LLC Shares in accordance with this Agreement, Holder, as follows:

     3.1. Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole. Each of Parent and Sub has full corporate power and authority (i) to own, lease and use as now owned, leased and used by it all of its assets, (ii) to conduct the business and operations of Parent as now conducted by it, and (iii) to execute and deliver this Agreement and the documents contemplated hereby (to the extent a party to this Agreement or such documents), and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by it hereunder and thereunder. The copies of Parent's certificate of incorporation (the "Parent Certificate") and by-laws (as amended and/or restated through the date hereof), heretofore delivered to Investor, are true, complete and correct copies thereof. Upon formation, the LLC will be a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and will be duly qualified to transact business as a foreign corporation and will be in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the LLC. The LLC will have full corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by it hereunder and thereunder. Except as set forth on Schedule 3.1, each of the Subsidiaries of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority to own or lease its properties and to conduct its business as now conducted, except as would not result in any Material Adverse Effect on Parent and its Subsidiaries considered as a whole. All outstanding shares of the capital stock of each of Parent's Subsidiaries have been validly issued and are fully paid and nonassessable. Except as set forth in the Parent Form 10-K or
Schedule 3.1 or as contemplated by this Agreement, there are no outstanding options, warrants, rights, agreements or commitments of any nature whatsoever of any third party to subscribe for or purchase any equity security of any of Parent's Subsidiaries or to cause any of such Subsidiaries to issue any such equity security.

     3.2. Capitalization. (a) The authorized capitalization of Parent as of the date hereof consists of: 150,000,000 shares of Common Stock, $.01 par value per share ("Parent Common Stock"), 30,000,000 shares of Parent Class B Common Stock, $.01 par value per share ("Parent Class B Stock"), and 15,000,000 shares of preferred stock, $.01 par value per share, of Parent ("Parent Preferred Stock"), of which, as of August 8, 1997, there were 43,526,372 shares of Parent Common Stock outstanding, 12,227,647 shares of Parent Class B Stock outstanding and no shares of Parent Preferred Stock outstanding. All such shares outstanding on the date hereof are, duly authorized, validly issued and fully paid and nonassessable. Other than (a) options to purchase an aggregate of approximately 11,572,649 shares of Parent Common Stock issued pursuant to employee benefit plans and agreements of Parent as of the date hereof and options granted by Parent on the date hereof as set forth on Schedule 3.2, (b) rights to acquire shares of Parent Class B Stock and Parent Common Stock under this Agreement, (c) Contingent Shares entitling Holder to acquire 589,161 shares of Parent Class B Stock and Exchange Shares entitling Holder to acquire 399,136 shares of Parent Class B Stock and 7,905,016 shares of Parent Common Stock, each under agreements (the "Holder Agreements") described in a Joint Proxy Statement/ Prospectus dated November 20, 1996 filed by Parent with the Commission on Form S-4 (the "Parent Form S-4"), (d) 28,449,846 shares of Parent Common Stock issuable upon conversion of the Savoy Debentures (each such term as defined in the Parent Form S-4), and (e) shares of Parent Common Stock issuable under the Stock Exchange Agreement between Paul Allen and Parent dated May 20, 1997 and the letter agreement by and between Parent and Fred Rosen dated May 20, 1997 (the Stock Exchange Agreement and the letter agreement together, the "TKTM Agreements"), as of the date hereof, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon Parent requiring or providing for, and there are no outstanding debt or equity securities of Parent which upon the conversion, exchange or exercise thereof would require or provide for, the issuance by Parent of any new or additional shares of Parent Common Stock (or any other securities of Parent) which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for Parent Common Shares. There are no preemptive or other similar rights available to the existing holders of Parent Common Stock or other securities of Parent except as contemplated by this Agreement.

     (b) As of the Closing Date, the authorized capitalization of the LLC will consist of a number of LLC Shares, consisting of one or more classes of interests as set forth in the LLC Operating Agreement. As of the Closing Date, other than contemplated by this Agreement, there will be no outstanding or authorized options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the LLC requiring or providing for, and there are no outstanding debt or equity securities of the LLC which upon the conversion, exchange or exercise thereof would require or provide for, the issuance by the LLC of any new or additional LLC Shares (or any other securities of LLC, which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for LLC Shares). As of the Closing Date, there will be no preemptive or other similar rights available to the holders of LLC Shares or other securities of the LLC except as contemplated by this Agreement.

     3.3. Due Authorization; Execution and Delivery. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's board of directors (including such authorization as may be required so that no state anti-takeover statute or similar statute or regulation including, without limitation, Section 203 of the Delaware General Corporation Law, is or becomes operative with respect to this Agreement or the transactions contemplated hereby or with respect to Investor and its affiliates (as defined in Section 203) as of October 19, 1997) and, when authorized by the Requisite Stockholder Vote and the Certificate Amendment is filed with the Delaware Secretary of State, no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and to consummate the transactions contemplated hereby. The performance of this Agreement and the consummation of the transaction contemplated hereby by LLC (with respect to such agreements to which it is a party) will be duly authorized by all necessary corporate action on the part of LLC. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

     3.4. Absence of Breach; No Conflict. Except as set forth on Schedule 3.4 hereto, the execution, delivery, and performance of this Agreement by Parent, and the consummation by Parent of the transactions contemplated hereby, (a) will not require the consent of any third party (including any governmental or regulatory authority) (other than consents that would not, if not given, have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole);
(b) will not conflict with any provision of the Certificate of Incorporation, By-Laws or limited liability company agreement, as the case may be, of Parent, Sub or the LLC; (c) will not violate or result in a breach of, or contravene any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to any of Parent, Sub or the LLC; (d) will not violate, conflict with, or result in a breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which any of Parent, Sub or the LLC is a party or by which any of Parent, Sub or the LLC or their respective properties may be bound; and (e) will not create any Liens upon any of the assets owned by any of Parent, Sub or the LLC, except, in the case of clause (c), (d) or (e), for violations, breaches, contraventions, conflicts, termination or acceleration or Liens which would not have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole, or would impair, in any material respect, the ability of Parent to perform its obligations under this Agreement and the other documents contemplated hereby.

     3.5. Shares to Be Issued. The LLC Shares and the Parent Common Shares to be issued pursuant to the transactions contemplated hereby, when authorized by the Requisite Stockholder Vote and issued in accordance with Articles 1 and 6, will be duly authorized and legally and validly issued, fully paid and nonassessable.

     3.6. Investment Purpose. Parent is acquiring the Partnership solely for the purpose of investment and not with view to, or for offer or sale in connection with, any distribution thereof. Parent acknowledges and understands that the Partnership may not be sold except in compliance with the registration requirements of the Securities Act, unless an exemption therefrom is available.

     3.7. Brokers. Other than Allen & Company Incorporated, the fees of which shall be the responsibility of Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or its Affiliates.

     3.8. Commission Documents; Financial Information. The Parent Form 10-K in respect of the fiscal year ended December 31, 1996 (the "Parent Form 10-K"), and each report, schedule, proxy, information statement or registration statement (including all exhibits and schedules thereto and documents incorporated by reference therein) filed by Parent with the Commission following the date thereof and on or before the Closing Date are collectively referred to as the "Parent Commission Documents." As of their respective filing dates, the Parent Commission Documents complied (or will comply) in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such Parent Commission Documents, and as of their respective dates none of the Parent Commission Documents contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent Commission Documents comply (or will comply) as of their respective dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the Commission), and present fairly (or will present fairly) as of their respective dates, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, in conformity with GAAP, except that interim financial statements are subject to normal year-end adjustments, none of which are expected to be material. As used in this Agreement, the consolidated balance sheet of Parent and its Subsidiaries at June 30, 1997 included in the Parent Form 10-Q filed with the Commission in respect of the fiscal quarter ended June 30,

1997 is hereinafter referred to as the "Parent Balance Sheet," and June 30, 1997 is hereinafter referred to as the "Parent Balance Sheet Date."

     Except as and to the extent expressly set forth in the Parent Balance Sheet, (i) as of June 30, 1997, Parent did not have any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) and (ii) since the date of the Parent Balance Sheet, Parent has not incurred any material liabilities or obligations other than in the ordinary course of business or as contemplated by the transactions contemplated hereby.

     3.9. Approvals. Except (a) as set forth on Schedule 3.9(a) hereof, (b) for any filings, notices, applications and other information as may be required to be made or supplied pursuant to the HSR Act or the Exchange Act, (c) for filing of the Certificate Amendment with the Delaware Secretary of State, and
(d) the filing of documents relating to Holder's investment in, and relationship with, Parent and Mr. Diller, no notices, reports or other filings are required to be made by Parent, or any of its Subsidiaries (including the LLC) with, nor are any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by Parent or any of its Subsidiaries (including the LLC) from, any public or governmental authority or other third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (other than consents that would not, if not given, have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole) or impair the ability of Parent or Sub to perform its respective obligations under this Agreement and the other documents contemplated hereby.

     3.10. Personnel. (a) Schedule 3.10 contains a true and complete list of all material employee benefit plans or arrangements that cover any employee of Parent and its Subsidiaries (the "Parent Employees") including any employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits (collectively, "Parent Benefit Arrangements").

     (b) No Parent Benefit Arrangement is an "employee pension benefit plan," as defined in Section 3(2) of ERISA (a "Parent Pension Plan"), that is subject to Title IV of ERISA or Section 412 of the Code, and no Parent Benefit Arrangement provides postretirement welfare benefits, except as required by law. Neither Parent nor any of its Subsidiaries has incurred or expects to incur any liability or lien under Title IV of ERISA or Section 412 of the Code, which liability or lien would be reasonably expected to have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole.

     (c) Without limiting the generality of Section 3.10(b) except as set forth on Schedule 3.10(c), neither Parent nor any of its Subsidiaries nor any entity required to be combined with Parent or any of its Subsidiaries under Section 414(b), Section 414(c), Section 414(m), or Section 414(o) of the Code (a "Parent ERISA Affiliate") is a "multiemployer pension plan," as defined in Section 3(37) of ERISA and neither Parent nor any of its Subsidiaries has incurred or expects to incur any liability or lien with respect to any multiemployer pension plan which liability or lien would be reasonably expected to have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole.

     (d) Except as set forth on Schedule 3.10(d), none of Parent, any of its Subsidiaries, or any Parent ERISA Affiliate has incurred, or expects to incur solely as a result of the consummation of the Transactions (including any termination of employment in connection therewith), any cost, fee, expense, liability, claim, suit, obligation, or other damage with respect to any Parent Pension Plan, or any Parent Benefit Arrangement that could give rise to the imposition of any liability, cost, fee, expense, or obligation on the LLC or any of its Affiliates, which would be reasonably expected to have a Material Adverse Effect on the Parent and its Subsidiaries considered as a whole, and, to Parent's knowledge, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation, or other damage, which would be reasonably expected to have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole. Except as set forth on Schedule 3.10(d), neither the execution and delivery of this Agreement nor the consummation of the Transactions (including any terminations of employment in connection therewith) will

(i) increase any benefits otherwise payable under any Parent Benefit Arrangement, which would be reasonably expected to have a Material Adverse Effect on the Parent and its Subsidiaries considered as a whole or (ii) result in the acceleration of the time of payment or vesting of any such payment, which would be reasonably expected to have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole.

     (e) Parent will deliver or make available to Investor, within ten days hereafter true and complete copies of each of the following documents:

          (i) Each Parent Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto, and (if applicable) each summary plan description together with any summary of material modifications;

          (ii) Each written Parent Benefit Arrangement and written descriptions thereof that have been distributed to Parent Employees (including descriptions of the number and level of employees covered thereby); and

          (iii) Each employee handbook or similar document describing any Parent Benefit Arrangement applicable to Parent Employees.

     (f) Except as set forth on Schedule 3.10, no controversies, disputes, or proceedings are pending or, to Parent's knowledge, threatened, between Parent, any of its Subsidiaries, or any Parent Employee, which would be reasonably expected to have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole. Except as set forth on Schedule 3.10(f), no labor union or other collective bargaining unit represents or, to Parent's knowledge, claims to represent any of the Parent Employees and, to Parent's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board Certification election with respect to any of the Parent Employees.

     (g) Except where any such failure would not be reasonably expected to have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole, all Benefit Arrangements (i) comply in all material respects with applicable law, including but not limited to ERISA and the Code, and (ii) have been administered in all material respects in accordance with their terms, and all required contributions have been made to such Parent Benefit Arrangements. Except as set forth on Schedule 3.10(g), all Parent Pension Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter from the Internal Revenue Service, and Parent has no knowledge of any events that would cause such letter to be revoked.

     3.11. Conduct of Business. Except as disclosed in the Parent Commission Documents, since the Parent Balance Sheet Date, Parent and its Subsidiaries have, in all material respects, conducted their business operations in the ordinary course and there has not occurred any event or condition having or that would have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole. Without limiting the generality of the foregoing, other than as is disclosed in the Parent Commission Documents filed prior to the date hereof or on Schedule 3.11 hereto, since the Parent Balance Sheet Date there has not occurred:

          (a) any change or agreement to change the character or nature of the business of Parent or any of its Subsidiaries in any material respects;

          (b) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of Parent or its Subsidiaries;

          (c) any waiver or modification by Parent or any Parent Subsidiary of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect on Parent and its Subsidiaries considered as a whole;

          (d) any loan, advance or capital expenditure by Parent or any of its Subsidiaries, except for loans, advances and capital expenditures made in the ordinary course of business;

          (e) any change in the accounting principles, methods, practices or procedures followed by Parent in connection with the business of Parent or any change in the depreciation or amortization policies or rates theretofore adopted by Parent in connection with the business of Parent and its Subsidiaries;

          (f) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of Parent or any Parent Subsidiary (other than dividends declared or paid by wholly-owned Subsidiaries);

          (g) other than pursuant to the Holder Agreements, the TKTM Agreements or in connection with the exercise of employee stock options or the conversion of outstanding convertible debt instruments, any issuance of any shares of capital stock of Parent or any Parent Subsidiary or any other change in the authorized capitalization of the Company or any Parent Subsidiary, except as contemplated by this Agreement;

          (h) any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of Parent or any Parent Subsidiary, except as contemplated by this Agreement or except pursuant to employee benefit plans, programs or arrangements in the ordinary course of business; or

          (i) any agreement with respect to any of the foregoing.

     3.12. Licenses. Except as set forth on Schedule 3.12, each material License of Parent and its Subsidiaries has been validly issued, and Parent or its Subsidiaries are the authorized legal holder thereof. The material Licenses are in full force and effect, and the conduct of the business and operations of Parent and its Subsidiaries is in accordance therewith in all material respects. As of the date of this Agreement, there is no proceeding pending or, to Parent's knowledge, threatened, seeking the revocation or limitation of any material Licenses. Each of Parent and its Subsidiaries is the holder of all material Licenses necessary to enable it to continue to conduct its respective business as now conducted.

     3.13. Claims and Legal Actions. Except as set forth in Schedule 3.13, there are no judicial, administrative or arbitral actions, suits, claims, inquiries, investigations or proceedings in respect of Parent or its Subsidiaries (whether of a public or private nature) pending or, to the knowledge of Parent, threatened against Parent or its Subsidiaries, which, individually or in the aggregate, would have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole.

     3.14. Compliance with Laws. Except as set forth on Schedule 3.14, each of Parent and its Subsidiaries has been and is presently being conducted in compliance with all applicable laws, except for any noncompliance that would not have a Material Adverse Effect on Parent and its Subsidiaries considered as a whole or impair or hinder the ability of Parent and its Subsidiaries to perform in any material respect their respective obligations under this Agreement and the documents and agreements contemplated hereunder.

                                   ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES OF HOLDER

     Holder represents and warrants to Parent, Investor and the LLC as follows:

     4.1. Organization, Standing, and Authority. Holder is and, upon formation in accordance with Section 1.5(f) hereof, each Holder Newco will be, a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Holder has and, upon formation in accordance with Section 1.5(f) hereof, each Holder Newco will have, all requisite corporate power and authority (i) to own, lease, and use as now owned, leased, and used by them all of their respective assets, (ii) to conduct the business and operations of Holder as now conducted by Holder, and (iii) to execute and deliver this Agreement and the documents contemplated hereby (to the extent a party to this Agreement or such documents), and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by them hereunder and thereunder. Holder and each Holder Newco is qualified to transact business in each jurisdiction in which the nature of their businesses makes such qualification necessary except where failure to be so qualified would not have a Material Adverse Effect on Holder and its Subsidiaries considered as a whole.

     4.2. Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement, and each of the agreements contemplated hereby, and the consummation of the transactions contemplated hereby by Holder (with respect to such agreements to which it is a party) has been duly authorized by all necessary corporate action on the part of Holder. The performance of this Agreement and each of the Agreements contemplated hereby and the consummation of the transactions contemplated hereby by each Holder Newco, if any (with respect to such agreements to which it is a party), will be duly authorized by all necessary corporate action on the part of each Holder Newco. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid, and binding obligation of Holder, enforceable against Holder in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

     4.3. Absence of Conflicting Agreements; Consents. Subject to obtaining the consents listed on Schedule 4.3 and for any filings, notices, applications and other information as may be required to be made or supplied pursuant to the HSR Act or the Exchange Act, the execution, delivery, and performance of this Agreement and the documents contemplated hereby by Holder and the Holder Newcos (with or without the giving of notice, the lapse of time, or both): (a) do not require any notices, reports or other filings to be made by Holder or any Holder Newco with any public or governmental authority; (b) do not require the consent of any third party (including any governmental or regulatory authority); (c) will not conflict with any provision of the Certificate of Incorporation or By-Laws of Holder or any Holder Newco, if any; and (d) will not violate or result in a breach of, or contravene any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to Holder or any Holder Newco except, in the case of clauses (a), (b) and (d), for violations, breaches, contraventions or conflicts, which would not have a Material Adverse Effect on Holder or would impair, in any material respect, the ability of Holder to perform its obligations under this Agreement and the other documents contemplated hereby.

                                   ARTICLE 5.

                         INTERCOMPANY TRANSFER OF FUNDS

     5.1. General. Parent shall cause the LLC to keep records of all movement of funds between the LLC, on the one hand, and Parent and its Subsidiaries, on the other hand. Parent shall cause all Excess Cash held by Parent and its Subsidiaries from time to time (but not less frequently than the last business day of each month) to be transferred to LLC in accordance with the terms of this
Article 5.

     5.2. Transfers from LLC. Subject to Section 5.4, all transfers of funds from the LLC to Parent and its Subsidiaries (other than distributions on, or redemptions of, the LLC Shares or payment of interest on indebtedness owed or assumed by the LLC) shall either be (i) evidenced by a demand note from the recipient of such funds payable to LLC or (ii) applied to repay indebtedness owed by LLC to such recipient.

     5.3. Transfers to LLC. Subject to Section 5.4, all transfers of funds from Parent and its Subsidiaries (other than contributions of capital in connection with the acquisition of the LLC Shares or payment of interest on indebtedness owed to the LLC) shall either be (i) evidenced by a demand note from the LLC payable to the transferor of such funds or (ii) applied to repay indebtedness owed by such transferor to the LLC.

     5.4. Other Transactions. The provisions of Sections 5.2 and 5.3 shall not apply to the payment of funds in respect of (i) the acquisition or disposition of rights, property and interests by or to the LLC, on the one hand, and by or to Parent and its Subsidiaries, on the other hand, (ii) the rights, property and interests referred to in clause (i) of this Section 5.4, (iii) the Beneficial Assets (which shall be contributed to the LLC in accordance with Section 1.11(b)) or the Excluded Sub (which shall be contributed to the LLC in accordance with Section 1.3), or (iv) the issuance of Parent Common Shares in which case additional LLC Shares shall be issued to Parent at the Issue Price. Parent shall cause any transactions between the LLC, on the one hand, and the Regulated Subsidiaries, on the other hand, to be on terms, in the aggregate, which are no less favorable to the LLC than the terms which the LLC would have received in a transaction with an unaffiliated third party.

     5.5. Interest. The outstanding demand notes referred to in Sections 5.2 and 5.3 shall bear interest at the Interest Rate from time to time and interest shall be payable monthly in arrears.

                                   ARTICLE 6.

                   INVESTOR EXCHANGE OPTIONS; DISTRIBUTIONS;
                         STOCK DIVIDENDS, SPLITS, ETC.

     6.1. Exchange Options. (a) Subject to the following provisions and, in the case of Holder, to Section 1.9, Parent hereby grants, effective as of the Closing, (i) to Investor and Holder the right (the "Exchange Options"), exercisable from time to time by written notice given to Parent with the number of Exchange Options to be exercised, to cause the exchange of each outstanding LLC Share held by Investor Sub, each Investor Newco or Holder or each Holder Newco, as the case may be, for one Parent Common Share (it being agreed and understood that as of the Closing Date the Parent Common Shares underlying such Exchange Options for Investor shall consist of 40 million shares of Parent Class B Stock (less any shares of Parent Class B Stock issued to Investor pursuant to
Section 1.5(b) and not including any shares of Parent Class B Stock issued to Investor that are subsequently converted by Investor into shares of Parent Common Stock in order to acquire additional shares of Parent Common Stock pursuant to Sections 1.01(b) and (c) of the Governance Agreement or to otherwise acquire Parent Common Shares permitted to be acquired pursuant to the Governance Agreement or the Stockholders Agreement), and the remainder in shares of Parent Common Stock and for Holder shall consist solely of shares of Parent Common Stock) in accordance with the terms of the Exchange Agreement, it being understood that the applicable Parties shall negotiate in good faith and enter into an Exchange Agreement (the "Exchange Agreement") on such terms and conditions customary to such agreements and with a general view to the terms of the Holder Exchange Agreement. In lieu of exchanging LLC Shares for Parent Common Shares, Investor may, at its option, either (a) merge Investor Sub and/or one or more Investor Newcos with and into Parent (or any wholly owned Subsidiary) pursuant to which each share of Investor Sub's or each such Investor Newco's common stock will be converted into a number of Parent Common Shares equal to the quotient of (i) the number of LLC Shares owned by Investor Sub or such Investor Newco divided by (ii) the number of shares of common stock of Investor Sub or such Investor Newco issued and outstanding or (b) cause the exchange by Parent for each outstanding share of common stock of Investor Sub and/or one or more Investor Newcos of a number of Parent Common Shares equal to the quotient of (i) the number of LLC Shares owned by Investor Sub or such Investor Newco divided by (ii) the number of shares of common stock of Investor Sub or such Investor Newco issued and outstanding. To the extent applicable, Holder (and each Holder Newco) shall have the same right described in the immediately preceding sentence. Exchanges pursuant to the exercise of Exchange Options shall be consummated within five business days of Parent's reasonable satisfaction that there have been obtained, received or effected (and all applicable waiting and termination periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule shall have expired or terminated) all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all notifications, registrations and qualifications with, all federal, state and local governmental and regulatory authorities necessary for the consummation of the exchange.

     (b) (i) Subject to applicable law, each of Investor Sub, the Investor Newcos and Holder and the Holder Newcos agree to immediately exercise the Exchange Options in the manner set forth in Section 6.1(a) with respect to all LLC Shares held by it simultaneously with the consummation of a merger, consolidation or amalgamation between Parent and another entity (other than an Affiliate of Parent) in which Parent is acquired by such other entity or a person who controls such entity, or a sale of all or substantially all of the assets of Parent to another entity, other than a subsidiary of Parent (a "Sale Transaction"); provided that if such Sale Transaction can be effected as a tax-free exchange involving a merger or exchange of shares of Investor Sub, the Investor Newcos, Holder or Holder Newcos, as the case may be, the Sale Transaction shall be structured in such manner in lieu of Investor Sub, the Investor Newcos, Holder or the Holder Newcos, as the case may be, exercising the Exchange Options and, in lieu of receiving Parent Common Shares upon exercise of the Exchange Options, such persons shall be entitled to receive the type and amount of consideration that such persons would have received had they exercised the Exchange Options immediately prior to the Sale Transaction unless such structure would materially adversely affect the ability of Parent to consummate such Sale Transaction.

     (ii) To the extent that Investor Sub, an Investor Newco, Holder or a Holder Newco is not permitted by law (including FCC Regulations) to take the actions described in paragraph (b)(i) above, in connection with a Sale Transaction, the Exchange Options shall be converted into the right to receive for each Parent Common Share (the "Exchange Options Shares") issuable under the Exchange Options, the same consideration per share to be received by the holders of Parent Common Stock in the Sale Transaction.

     (c) If a tender offer has been commenced for Parent Common Stock (other than by Parent or a subsidiary of Parent) and, to the extent permissible under the terms of the Governance Agreement, either Investor or Holder wishes to tender their respective LLC Shares or the stock of Investor Sub, the Investor Newcos or the Holder Newcos, as the case may be, in such tender offer, Investor or Holder may at its option, either: (i) simultaneously tender its Exchange Options Shares to the exchange agent in such tender offer and exercise such Exchange Options in accordance with the provisions of Section 6.1(a) and the terms of the Exchange Agreement; provided that any such exercise of the Exchange Options shall be conditioned on, and subject to, the consummation of such tender offer; provided, further, that in the event that fewer than all tendered Exchange Options Shares are purchased in the tender offer, the exchange shall only occur with respect to such Exchange Options Shares that are purchased in the tender offer and the remaining Exchange Options Shares shall be returned to Investor or Holder, as the case may be, or (ii) transfer such LLC Shares or the stock of Investor Sub, the Investor Newcos or the Holder Newcos, as the case may be, to a person or entity (the "Transferee") which is not considered to be a foreign owner for purposes of the Communications Act of 1934, as amended, and the FCC alien ownership rules and who would otherwise be permitted to lawfully hold the Parent Common Shares underlying the Exchange Option and who agrees to be bound by the terms of this Agreement and such Transferee shall exercise such Exchange Option immediately prior to the closing of the tender offer solely for purposes of participating in such tender offer and pay the proceeds to Investor or Holder, as the case may be. In the case of clause (ii) above, in the event that less than all the LLC Shares are purchased in such tender offer or the tender offer is not consummated, at Parent's election, either (x) Transferee shall exchange with Parent the portion of the LLC Shares not purchased in the tender offer for a number of LLC Shares equal to the number of shares not so purchased and a new exchange option (which shall have the same terms as the original Exchange Option) for each such LLC Share and Parent shall deliver such shares and issue such replacement Exchange Options to Transferee and Transferee shall transfer such LLC Shares and Exchange Option to Investor or Holder, as the case may be, or (y) permit Investor or Holder, as the case may be, to hold the portion of the LLC Shares not purchased in the tender offer.

     (d) Except as set forth above and subject to Section 6.1(e), the Exchange Options shall not be transferable by Investor Sub, any Investor Newco, Holder or any Holder Newco.

     (e) Without limiting the foregoing, Parent shall cooperate with Investor Sub, the Investor Newcos and the Holder Newcos to ensure that, by virtue of holding LLC Shares, neither Investor nor Holder is disadvantaged in connection with a Sale Transaction or tender or exchange offer.

     6.2. Distributions to LLC Stockholders. Simultaneously with (or in the case of clause (b)(ii) below, not later than five business days after the determination of Fair Market Value of the property distributed) the making of any distributions of cash or property on the shares of Parent Common Stock or consummation of a tender offer by Parent or any of its Subsidiaries for shares of Parent Common Stock (a "Self Tender Offer"), the LLC shall make distributions on the LLC Shares in the following manner:

          (a) for each cash dividend paid by Parent on its Parent Common Shares, LLC shall pay an identical dividend per share on each LLC Share;

          (b) for distributions of property (including, without limitation, stock, options or other securities of Subsidiaries of Parent), other than cash, on Parent Common Shares, the LLC shall (i) in the case of distributions of property other than distributions of stock, options to purchase stock or other securities in a Regulated Subsidiary, make an equivalent distribution of property per share on the LLC Shares and (ii) in the case of distributions of assets, shares, options or other securities of Regulated Subsidiaries, distribute in cash to the LLC stockholders for each LLC Share an amount equal to the Fair Market Value per Parent Common Share of the distribution made on Parent Common Shares or, if the parties agree, an appropriate adjustment to the exchange ratio; provided that the distributions on the LLC Shares pursuant to this clause (b) may be made in the form of a demand note of the LLC. Notwithstanding the previous sentence, Parent shall use its best efforts to make such distributions in cash with respect to LLC Shares; and

          (c) in connection with a Self Tender Offer, not later than five business days after receipt of notice from Parent of a proposed Self Tender Offer, Investor and Holder shall each give irrevocable written notice of the number (the "Tender Number") of Exchange Options Shares, if it owned such shares of Parent Common Stock, it would want to have purchased in such tender offer (which number shall be no greater than the product of the percentage of the total outstanding LLC Shares owned by Investor, Investor Sub and the Investor Newcos or Holder and the Holder Newcos, as the case may be, and the number of shares of Parent Common Stock offered to be purchased in such Self Tender Offer), and the LLC shall make a distribution to the Investor or Holder, as the case may be, on the LLC Shares equal (in the aggregate) to the Tender Number times the average price per share paid in the Self Tender Offer in redemption of a number of LLC Shares equal to its respective Tender Number. In connection with a Self Tender Offer for shares of Parent Common Stock, simultaneously with the consummation of the tender offer a number of LLC Shares held by Sub or Parent equal to the number of shares of Parent Common Stock purchased in the tender offer shall be redeemed at the average price per share paid in the Self Tender Offer.

          (d) The adjustments described in this section shall take into account
     (i) any related distributions to holders of LLC Shares in connection with a distribution by the LLC to Parent related to such event, and (ii) changes in the exchange rate for the LLC Shares, with the intention being that a holder of LLC Shares shall receive or be entitled to receive what such holder would have received had it exchanged LLC Shares for Parent Common Shares immediately prior to such event (including any related distributions to holders of LLC Shares).

     6.3. Tax Treatment. The Parties intend that LLC be treated as a partnership for United States federal income tax purposes and agree to take no actions inconsistent with such treatment.

     6.4. Anti-dilution. If Parent: (i) pays a dividend or makes a distribution on Parent Common Shares in Parent Common Shares; (ii) subdivides its outstanding shares of Parent Common Shares into a greater number of shares;
(iii) combines its outstanding Parent Common Shares into a smaller number of shares; (iv) makes a distribution on Parent Common Shares in shares of its capital stock, other than Parent Common Shares, or rights, options or warrants to purchase or acquire Parent Common Shares; (v) issues by reclassification of its common stock any shares of its capital stock; or (vi) takes any other action not described above (other than actions pursuant to which Investor or Holder has rights pursuant to Sections 1.7, 1.8, 6.1 and/or 6.2) which would cause Investor Sub, each Investor Newco, Holder or each Holder Newco (based on the Assumptions) not to have an identical percentage equity ownership interest of Parent following such action, then the LLC simultaneously shall effect a comparable transaction on the LLC Shares or an appropriate adjustment to the Exchange Options, in which case appropriate adjustments will be made, mutatis mutandis, to Article 1 and Section 6.1 as well as any other provision of this Agreement requiring appropriate adjustments, so that after such transaction, Investor Sub, each Investor Newco, Holder and each Holder Newco, will have an identical percentage beneficial equity ownership interest of Parent and the LLC as it had before such transaction (based on the Assumptions).

                                   ARTICLE 7.

                   TRANSFERABILITY; ISSUANCE TO OTHER PARTIES

     7.1. No Transfer of Shares of the LLC. Except in connection with the exercise of the Exchange Options (including a transfer pursuant to Section 6.1(b) or 6.1(c)), or the hypothecation, pledge or creation of a lien or security interest in LLC Shares by Parent, except as specifically contemplated by this Agreement or the Governance Agreement, none of Parent, Sub, Investor, Investor Sub, any Investor Newco, Holder or any Holder Newco shall directly or indirectly transfer, pledge or create a lien or security interest in their respective LLC Shares to any other person or entity and any attempt to make or create such transfer, pledge, lien or security interest shall be null and void and of no force and effect.

     7.2.  Transfer by Investor or Holder.  Except as permitted pursuant to
Section 6.1 hereof, Investor shall not sell or otherwise transfer any of its shares in Investor Sub or any Investor Newco and Holder shall not sell or otherwise transfer any of its shares in any Holder Newco. Parent shall not sell or otherwise transfer any of its shares in Sub.

                                   ARTICLE 8.

                                  TAX MATTERS

     8.1. Tax Representations. (a) Investor represents and warrants to Parent and the LLC that all material Returns required to be filed for taxable periods ending on or prior to the Closing Date by, or with respect to any activities of the Partnership and the UT Contributed Business have been or will be filed in accordance with all applicable laws, and all Taxes due have been or will be paid, except where the failure to so file or so pay would not, in the aggregate, have a Material Adverse Effect on the Partnership and the UT Contributed Business considered as a whole.

     (b) Parent represents and warrants to Investor, Holder and the LLC that all material Returns required to be filed for taxable periods ending on or prior to the Closing Date by Parent and its Subsidiaries have been or will be filed in accordance with all applicable laws, and all Taxes due have been or will be paid, except where the failure to so file or so pay would not, in the aggregate, have a Material Adverse Effect to Parent and its Subsidiaries considered as a whole.

     8.2. Tax Indemnification by Investor. Investor shall be liable for, and shall hold Parent and the LLC and any successor thereto or Affiliates thereof harmless from and against the following Taxes:

          (a) any and all Taxes with respect to the Partnership or the UT Contributed Business for any taxable period ending (or deemed pursuant to Section 8.4 to end) on or before the Closing Date; and

          (b) any several liability under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations for periods ending on or prior to the Closing Date.

     8.3. Tax Indemnification by Parent. Parent shall be liable for, and shall hold Investor harmless from and against, the following Taxes with respect to the Partnership and the UT Contributed Business: (a) any and all Taxes (other than Taxes attributable to the transactions contemplated by this Agreement or the ownership of LLC Shares by Investor or Investor Newco) for any taxable period beginning (or deemed pursuant to Section 8.4 to begin) on or after the Closing Date, due or payable with respect to the Partnership or the UT Contributed Business, and (b) any and all Taxes not incurred in the ordinary course of business attributable to the acts or omissions of Parent after the Closing.

     8.4. Allocation of Certain Taxes. (a) The Parties agree that if any entity transferred to the LLC is permitted but not required under applicable foreign, state or local Income Tax laws to treat the day before the Closing Date or the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period.

     (b) For purposes hereof, in the case of any Taxes that are imposed on a periodic basis and are payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax that shall be deemed to be payable for the portion of the period ending on the Closing Date shall (i) in the case of any Taxes, other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), whether actually paid before, during, or after such period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire period, and (ii) in the case of any Taxes based upon or related to income or receipts (including but not limited to withholding Taxes), be deemed equal to the amount which would be payable if the taxable year ended on the close of business on the Closing Date. Any credits for such a period shall be prorated, based upon the fraction employed in clause (i) of the preceding sentence. Such clause (i) shall be applied with respect to Taxes for such period relating to capital (including net worth or long-term debt) or intangibles by reference to the level of such items on the Closing Date. In the event that Investor or any of its Affiliates has prepaid any Taxes referred to herein to the extent that such Taxes exceed Investor's share of such Taxes under this Section 8.4, Parent shall pay Investor the amount of such excess within thirty (30) days of the Closing Date upon receipt from Investor at the Closing of a statement detailing such prepayments. Such statement and the calculations contained therein shall be reviewed within such 30-day period by a nationally recognized accounting firm selected by and paid for by Parent and the determination of such accounting firm shall be final.

     8.5. Filing Responsibility. (a) Investor shall prepare and file or shall cause to be prepared and filed the following Returns (and no other Returns) with respect to the Partnership and the UT Contributed Business:

          (i) all Tax Returns for any taxable period ending on or before the Closing Date other than Returns subject to Section 8.4(b); and

          (ii) all other Returns required to be filed (taking into account extensions) prior to the Closing Date.

     (b) With respect to any Income Tax Return for taxable periods beginning before the Closing Date and ending after the Closing Date, Parent shall consult with Investor concerning such Return and shall report all items with respect to the period ending on the Closing Date in accordance with the instructions of Investor, unless otherwise agreed by Investor and Parent. Parent shall provide Investor a copy of its proposed Return at least 30 days prior to the filing of such Return, and Investor may provide comments to Parent, which comments shall be delivered to Parent within 15 days of receiving such copies from Parent.

     8.6. Refunds. (a) Investor shall be entitled to any refunds or credits of Taxes attributable to or arising in taxable periods ending (or deemed pursuant to Section 8.4 to end) on or before the Closing Date with respect to the Partnership or the UT Contributed Business.

     (b) Parent shall promptly forward to Investor or reimburse Investor for any refunds or credits due Investor (pursuant to the terms of this Article) after receipt thereof, and Investor shall promptly forward to Parent or reimburse Parent for any refunds or credits due Parent (pursuant to the terms of this Article) after receipt thereof.

     8.7. Cooperation and Exchange of Information. (a) As soon as practicable, but in any event within thirty (30) days after Investor's request, from and after the Closing Date, Parent shall provide Investor with such cooperation and shall deliver to Investor such information and data concerning the pre-Closing operations of the Partnership and the UT Contributed Business and make available such knowledgeable employees of the Partnership and the UT Contributed Business as Investor may reasonably request, in order to enable Investor to complete and file all Returns which it may be required to file with respect to the operations and business of the Partnership and the UT Contributed Business through the Closing Date or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable Investor to satisfy its internal accounting, tax and other legitimate requirements. Such cooperation and information shall include provision of powers of attorney for the purpose of signing Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any

Taxing Authority which relate to the Partnership and the UT Contributed Business, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Parent or its Affiliates may possess. Parent shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

     (b) For a period of seven (7) years after the Closing Date or such longer period as may be required by law, Parent shall, and shall cause its Affiliates to, retain, and neither destroy nor dispose of, all Returns, books and records (including computer files) of, or with respect to the activities of, the Partnership and the UT Contributed Business for all taxable periods ending on or prior to the Closing Date. Thereafter, Parent shall not destroy or dispose of any such Returns, books or records unless it first offers such Returns, books and records to Investor in writing at Investor's expense and Investor fails to accept such offer within sixty (60) days of its being made.

     (c) Parent and Investor and their respective Affiliates shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

     (d) Investor shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Partnership or the UT Contributed Business. Parent shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to all other Taxes with respect to the Partnership or the UT Contributed Business. Investor shall furnish Parent and its Affiliates with its cooperation in a manner comparable to that described in paragraph (a) of this Section to effect the purposes of this Section.

     8.8. Section 754 Election. Investor shall cause an appropriate Investor Newco to make an election for the taxable year of the Partnership that includes the Closing Date under Section 754 of the Internal Revenue Code of 1986, as amended, and shall not revoke or cause or permit any Investor Newco to revoke such election.

     8.9. Certificate of Non-Foreign Status. The Investor Sub that sells the Acquired Partnership Interest to the LLC under Section 1.5(b) shall deliver to the LLC at or prior to the Closing, a certificate of non-foreign status meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2).

     8.10. Definitions. For purposes of this Article, the following terms shall have the meanings ascribed to them below:

          (a) "Income Taxes" means all taxes based upon or measured by income.

          (b) "Returns" means returns, reports and forms required to be filed with any domestic or foreign taxing authority.

          (c) "Taxes" means (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.



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

          (d) "Taxing Authority" means any government authority having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

                                   ARTICLE 9.

                              ADDITIONAL COVENANTS

     9.1. Annual or Special Meeting. (a) As soon as practicable following the execution of this Agreement, Parent shall prepare and file with the Securities and Exchange Commission (the "Commission") preliminary proxy materials, in form and substance reasonably satisfactory to Investor, with respect to the matters described below. Parent agrees to use its reasonable best efforts, after consultation with the other Parties hereto, to respond promptly to any comments of the Commission and to cause the proxy materials approved by the Commission to be mailed to its stockholders at the earliest practicable time. Parent shall notify Investor promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for any amendments or supplements to the proxy materials. The proxy materials shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the proxy statement, Parent shall promptly inform Investor and Holder of such occurrence and cooperate in filing with the Commission or its staff and/or the mailing to stockholders of Parent, such amendment or supplement. Such proxy materials shall include the recommendation of the Transactions of the Board of Directors of Parent.

     (b) Parent shall take all steps necessary in accordance with its certificate of incorporation and by-laws to call, give notice of, convene and hold a meeting of its stockholders as soon as practicable after the filing of definitive proxy materials relating to such meeting, for the purpose of (a) approving and adopting an amendment to the certificate of incorporation of Parent (the "Certificate Amendment") reasonably acceptable to Investor to (i) increase the number of authorized Parent Common Shares necessary to effect the transactions contemplated hereby, and (ii) avoid the loss or non-renewal of a broadcast or similar license as a result of shareholder alien ownership in violation of FCC Regulations or applicable law and (b) authorizing the issuance of Parent Common Shares in accordance with this Agreement under the Bylaws of the NASD.

     9.2. HSR Filings. Following the date hereof, Investor and Parent shall file promptly any forms required under applicable law and take any other action reasonably necessary in connection with obtaining the expiration or termination of the waiting periods under the HSR Act applicable to the Transactions.

     9.3. Related Agreements. Prior to the Closing, the Parties shall in good faith negotiate, to the extent not already provided for in the attached definitive agreements and otherwise consistent with the terms therein and in the stockholders agreement among Investor, Holder and Mr. Diller, dated as of the date hereof, any additional terms with respect to the Governance Agreement, the LLC Operating Agreement, the Ancillary Business Agreements, the Stockholders Agreement and the Exchange Agreement; provided, that the agreements attached hereto and the stockholders agreement referred to in this sentence shall otherwise be binding and definitive.

     9.4. Other Businesses. (a) Neither anything contained in this Agreement, nor the ownership of Parent Common Shares, LLC Shares or Exchange Options Shares, shall (i) restrict Investor or Holder or any of their respective Affiliates from engaging in or owning an interest in any business which competes with Parent, any Subsidiaries of Parent, or the LLC, or (ii) restrict Parent, any Subsidiaries of Parent, or the LLC from engaging in or owning an interest in any business which competes with Investor or Holder or any of their respective Affiliates.

     (b) Following the date hereof, Parent, LLC and Investor shall negotiate in good faith the terms of a transition services agreement to the extent not set forth in Exhibit C.5. (the "Transition Services Agreement") between LLC and Investor or one of its Affiliates to be executed and delivered on the Closing Date pursuant to which Investor or such Affiliate will agree to provide LLC with services currently performed by Investor or its Affiliates and as requested by Parent on behalf of the Partnership or the UT Contributed Business following the Closing Date (i) until the 6 month anniversary of the Closing Date, on the basis of fully allocated cost to Investor or such Affiliate of such services and (ii) following the 6 month anniversary of the Closing Date, such



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

cost plus 5%, and subject to such termination provisions, all as may be agreed upon by Parent, LLC and Investor. In the event that the parties cannot agree on the terms of the Transition Services Agreement prior to the Closing, the Closing shall not be delayed, the term sheet attached hereto shall be definitive and the parties shall in their good faith promptly reach agreement with respect to such matters (and in the interim such term sheet shall govern the provision of any services).

     9.5. Information and Access. (a) From the date hereof and continuing until the Closing, each of Investor, as to itself and its Subsidiaries and Affiliates, and Parent, as to itself and its Subsidiaries, agrees that it shall afford and, with respect to clause (b) below, shall cause its independent auditors to afford, (a) to the officers, independent auditors, counsel and other representatives of the other reasonable access to its properties, books, records (including Tax Returns filed and those in preparation) and personnel in order that the other may have a full opportunity to make such investigation as it reasonably desires to make of the other, and (b) to the independent auditors of the other, reasonable access to the audit work papers and other records of its independent auditors. No investigation pursuant to this Section 9.5 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party. Except as required by law or stock exchange or NASD regulation, any information furnished pursuant to this
Section 9.5 (including any information furnished to the other prior to the date hereof) shall be held in confidence (except for such information as has otherwise been made public (other than by reason of a violation of this Section 9.5)).

     (b) From and after the Closing, each of LLC and Investor, as to itself and its Subsidiaries and Affiliates, agrees that it shall afford to the officers, independent auditors, counsel and other representatives of the other reasonable access to its books, records and personnel for reasonable business purposes, for example in order that the party requesting access can prepare tax and other filings with respect to any periods prior to Closing, or respond to, negotiate, settle or litigate any claims related to the UT Contributed Business or the Partnership for which the requesting party has any liability hereunder.

     9.6. Reservation. Parent hereby covenants to Investor and Holder that it shall reserve and keep available out of its authorized but unissued Parent Common Shares (including any Parent Common Shares held by Parent in its corporate treasury), such number of its duly authorized Parent Common Shares as shall be sufficient to issue upon the exercise of all of the Exchange Options, if any, held by each such party. All Parent Common Shares to be issued pursuant to this Agreement shall, upon issuance, be duly qualified for quotation for trading on NASDAQ.

     9.7. Further Action. (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     (b) In the event that at any time or from time to time (whether prior to or after the Closing), any Party (or its Affiliates), shall receive or otherwise possess any asset that is intended to be Contributed, assigned or otherwise transferred at the Closing to another Party hereto, such Party shall promptly use all reasonable efforts (but, with respect to matters covered by Section 9.17, such efforts shall not include the expenditure of funds other than for incidental expenses) to transfer, or cause to be transferred, such asset to the Party so entitled thereto. Prior to any such transfer, the Party (or its Affiliates) possessing such asset shall hold such asset (and all earnings generated by such asset from and after the Closing) in trust for any such other Party.

     9.8.  [Intentionally omitted]

     9.9. Employees. (a) Except as otherwise agreed to by Parent and Investor, the active participation of Business Employees in Benefit Arrangements that are not Partnership Plans shall cease as of the Closing Date, and no additional benefits shall accrue thereunder for such Business Employees.

     (b) From the date hereof to the Closing, except in the ordinary course of business consistent with past practice or as required by law or other contractual obligations existing on the date hereof, or as set forth in Schedule 9.9(b), neither the UT Contributed Business nor the Partnership shall (i) increase the base compensation of or enter into any new bonus or incentive arrangement with any of the Business Employees, (ii) pay or agree to pay any pension, retirement allowance or similar employee benefit to any Business Employee or former employees of the Partnership, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any Business Employee or (iv) commit itself to any additional employee benefit or compensation arrangement with respect to Business Employees or former employees of the Partnership.

     (c) Following the Closing Date, the LLC shall use its reasonable best efforts to develop or maintain employee benefit plans which, among other things, treat similarly situated employees of the Contributed Businesses, the Partnership and the UT Contributed Business on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities. In view of the changed nature of the benefit programs which may be applicable to certain of such employees after the Closing Date, the LLC shall use its reasonable best efforts to develop equitable transition rules relating to the benefits to be provided to one or more groups of such employees.

     (d) The parties hereto intend that there shall be continuity of employment with respect to all of the Business Employees and Parent Employees. LLC shall offer employment, commencing on the Closing Date, to all Business Employees (other than employees of the Partnership) and Parent Employees, including any active employee as of the Closing Date who is hired by Investor and its Affiliates or Parent and its Affiliates after the date of this Agreement, and excluding any Business Employee or Parent Employee who is terminated for any reason from employment with Investor and its Affiliates or Parent and its Affiliates prior to the Closing Date (any such employee who accepts such offer is hereinafter referred to as a "Continued Employee"), on substantially the same terms (including salary, job responsibility and location) as those provided to such employees immediately prior to the Closing Date.

     (e) LLC will (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Continued Employees under any welfare plan that such employees may be eligible to participate in after the Closing Date, to the extent that such conditions would have been waived under the corresponding welfare plan in which any such employee participated in immediately prior to the Closing Date, (ii) provide each Continued Employee with credit for any co-payments and deductibles paid prior to the Closing Date, for the calendar year in which the Closing Date occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date, and (iii) provide each Continued Employee with credit for all service for purposes of eligibility, vesting and the calculation of severance benefits (but not for benefit accruals under any other benefit plan) with the Investor and its affiliates or Parent and its Subsidiaries, as applicable, under each employee benefit plan, program, or arrangement of the LLC or its affiliates in which such employees are eligible to participate in after the Closing Date; provided, however, that in no event shall the employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

     (f) Parent and Investor agree to cooperate reasonably and in good faith to lower any costs that may be borne by Parent, Investor or the LLC as a result of the contemplated Transactions (e.g., severance costs, and multiemployer withdrawal liability to the extent agreed by Parent and Investor in good faith) and to cooperate on other transition matters relating to the Continued Employees and their benefits; provided, however, that nothing in this provision shall require the LLC to continue to contribute to any benefit plans or arrangements that existed prior to the Closing Date.

     (g) Notwithstanding anything contained herein to the contrary, from and after the Closing Date, Investor and its Affiliates shall jointly and severally indemnify and hold harmless Parent, Parent's Affiliates and the LLC and its Affiliates (other than Investor and its Affiliates) from any joint and several "Controlled Group Liability" of Investor or its Affiliates. For this purpose, "Controlled Group Liability" shall mean any and all claims, losses, expenses, costs or obligations arising out of or relating to (i) Title IV of ERISA; (ii)
Section 302 of ERISA; (iii) Sections 412 and 4971 of the Code; and (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, with respect to any plan or program of Investor or its Affiliates which is not a Benefit Arrangement and which becomes a liability of

Parent, Parent's Affiliates or the LLC solely as a result of the purchase of the UT Contributed Business pursuant to the Transaction.

     9.10. Investor Give-Back Provision. (a) Within 15 business days after the preparation of the Statement or, if the accuracy of the Statement is contested by Investor, within 15 business days after any differences have been resolved in the manner set forth below, Investor shall pay to the LLC, in the manner described below, an amount, if positive, equal to (i) $150 million minus (ii) U-TV's EBITDA for the Determination Period; provided, however, that in no event shall Investor be required to pay more than $75 million pursuant to this Section. Any payment required to be made pursuant to this Section shall be made by wire transfer of same day funds to an account or accounts specified in writing by the LLC to Investor at least two business days prior to the date of any such payment.

     (b) For purposes of this Agreement, "U-TV's EBITDA" shall mean the sum of
(a) the net income of the Current Programs (but excluding Current Programs that are half-hour situation comedies) and made for television movies included in the UT Contributed Business (including future made for television movies) (the "U-TV Assets"), as determined in accordance with generally accepted accounting principles as applied in the United States as of the date hereof and consistent with accounting policies and procedures applied historically by Investor, plus the sum of depreciation, amortization (excluding television production and distribution amortization) income tax expense and interest expense related to the U-TV Assets and (b) to the extent not included in the previous clause, distribution fees received by the LLC pursuant to the Distribution Agreements. In calculating U-TV's EBITDA, U-TV's EBITDA shall not be reduced by more than $17 million of marketing costs (which are a "below the contribution line" cost), $13 million of development costs and $30 million of selling, general and administrative costs; provided that U-TV's EBITDA shall not be reduced by any allocated corporate overhead expenses (although selling, general and administrative costs shall include expenses paid by the corporate office on behalf of U-TV). For purposes of calculating U-TV's EBITDA, sales by the LLC to USA Networks, Inc. shall not be eliminated and shall be determined pursuant to the agreements in effect on the date hereof. U-TV's EBITDA shall be prepared on a U-TV historical basis excluding the effects of purchase accounting and any severance costs in connection with the Transactions and shall otherwise be determined based on the practices and principles used by Investor in the consolidated audited financial statements as at and for the year ended June 30, 1997. Neither Parent nor the LLC shall (i) amend any Contract existing on the date of this Agreement relating to the U-TV Assets to cause any revenue that would otherwise be recognized in the Determination Period to be recognized after the end of the Determination Period or (ii) prepay, accelerate or incur any expense that would ordinarily be paid, due or incurred after the end of the Determination Period to be paid, incurred or accrued during the Determination Period; provided that in the event that any such Contract were so amended, or expense so accelerated, for purposes of this Section, U-TV's EBITDA shall include such revenue as if recognized in such period and shall exclude such expense or prepayment.

     (c) U-TV's EBITDA for the three year periods ending on December 31, 1998, December 31, 1999 and December 31, 2000 (such three year period, the "Determination Period") shall be determined annually by Parent and shall be set forth in a Statement of U-TV's EBITDA (the "Statement"). Each Statement shall be accompanied by a certificate prepared by Ernst & Young LLP, or another nationally recognized independent public accountant chosen by Parent, to the effect that such Statement was prepared in accordance with this Agreement. A copy of each such Statement and the certificate shall be delivered to Investor no later than 120 days after the end of such period. Investor shall have the option, at its expense, to have each Statement reviewed by a different major independent certified public accounting firm of its choice within 60 calendar days after receipt thereof. If any material differences exist between such accounting firms in the determination of the Statement, the items in dispute shall be submitted to a mutually acceptable third major firm of independent certified public accountants for its determination, which shall be binding on Investor and the LLC. The fees of such third accounting firm shall be shared equally by Investor and the LLC.

     9.11. Disclosure Schedules. The parties acknowledge that for business reasons, none of the parties has been able to deliver to the other party the final schedules referred to in Articles 1, 2 and 3 of this Agreement. On or before November 10, 1997, Investor shall deliver to Parent and Parent shall deliver to Investor such final schedules or any additional schedules that either party determines shall be necessary or appropriate. Each of Parent and Investor shall have five business days to review such final schedules and to notify the other party in writing of any objections to the items listed in such schedules. If either Parent or Investor fails to so notify Investor or Parent of any objections within such five-business-day period, then such final schedules shall be deemed to have been accepted by Parent and Investor. After the delivery by Parent or Investor of notice of objection to the other party, Parent and Investor shall have five days to consult with each other with respect to any such objections and, during such period, shall negotiate in good faith to resolve any disagreements with respect to any such objections. Upon expiration of such five-day period, either objecting party may terminate this Agreement on five business days' written notice if the Board of Directors of such objecting party determines in its reasonable good faith judgment that the net adverse effect of the total mix of the additional information which was not otherwise known to it prior to the date of this Agreement, individually or in the aggregate, would materially decrease the economic benefit of the Transactions to such party (after giving effect to any increases in value that are attributable to positive aspects of any additional information made known to such party after the date of this Agreement).

     9.12. Financing. Parent shall use its best efforts to cause financing necessary to consummate the transactions contemplated hereby to be obtained.

     9.13. Representations and Warranties. From the date hereof until the Closing Date, no Party will take any action that would cause a breach of the representation and warranty of such Party as set forth in Articles 2 or 3, as the case may be, under the heading "Conduct of Business." In addition, from the date hereof through the Closing Date, Parent shall not take any action that would constitute a Fundamental Change pursuant to the Governance Agreement.

     9.14. Spinoff of Regulated Subsidiaries. Upon the occurrence of the CEO Termination Date (as defined in the Governance Agreement) or BD becoming Disabled (as defined in the Governance Agreement) and as long as Investor has the right to appoint at least two directors of Parent pursuant to the Governance Agreement (or would, after such time that Mr. Diller has exercised the Diller Put, as defined in the Stockholders Agreement, beneficially own at least such amount of Parent Common Shares including shares subject to the Diller Put), at the request of Investor, Parent shall, subject to applicable law (including FCC regulations) and subject to the agreement, dated as of October 19, 1997, among Holder, Investor and Parent, distribute the Regulated Subsidiaries (collectively, the "Spinoff Company") in a distribution to the stockholders of Parent (the "Spinoff"). Upon receipt of such notice, Parent shall effect the Spinoff as promptly as practicable on terms and conditions that are reasonably satisfactory to Investor. Prior to effecting the Spinoff, Parent shall enter into ten-year affiliation agreements with the Spinoff Company that will provide that the Spinoff Company shall broadcast programming produced by Parent on customary terms and conditions, including arm's-length payment obligations. The foregoing provisions shall not be deemed to amend the Holder Exchange Agreement or waive any rights or obligations of Holder under the Holder Exchange Agreement.

     9.15. Partnership Interest Purchase Agreement. Investor shall perform its obligations in all material respects under the terms of the Partnership Interest Purchase Agreement.

     9.16. USA Network Cash. Notwithstanding any other provision of this Agreement, following the date hereof, Investor and its Affiliates shall only sweep cash and shall manage payables and receivables relating to the business of the Partnership in the ordinary course of business and consistent with past practices. At the Closing, Investor shall cause to remain in the Partnership as of the Closing Date $5 million. If, at the end of the 30-day period following the Closing (the "Post Closing Period"), the cash flow of the Partnership during the Post Closing Period (adding back cash expenditures for furniture, fixtures and equipment and extraordinary items) is (a) less than zero, then Investor shall contribute to the LLC an additional $5 million, (b) between zero and $5 million, then Investor shall contribute an amount equal to $5 million minus the cash flow or (c) more than $5 million, then Investor shall have no further obligation to contribute additional cash to the LLC. During the Post Closing Period, Parent will operate the Partnership in a manner consistent with past practice for matters relating to cash and shall not intentionally take or fail to take any action for purposes of affecting the foregoing calculation. In determining the cash flow during the Post Closing Period, as well as the $5 million to remain in the Partnership as of the Closing, the following rules shall also govern:

          (i) payments (net of attorneys' fees, accountants' fees and other related costs, if any) received prior to the Closing by the Partnership relating to that certain settlement of carriage fees between the Partnership and Comcast Corporation ("Comcast Payments") shall be divided equally between the Investor and the Partnership, with the Partnership portion remaining in the Partnership at the Closing but not included for purposes of the initial $5 million;

          (ii) Comcast Payments received after the Closing shall be for the benefit of the Partnership only and shall not be included in measuring the cash flow during the Post Closing Period; and

          (iii) payments by the Partnership to the former owners of the Sci-Fi Channel in respect of deferred purchase price pursuant to agreements in place prior to the date hereof shall (A) be included (to the extent of 50% of such payments) in determining the initial $5 million and (B) shall not be deducted in measuring the cash flow during the Post Closing Period.

     9.17. Consents. Promptly following the date hereof, Investor shall make diligent efforts to identify those Material Contracts, assets and other rights that are included in the UT Contributed Business or the Partnership and the transfer of which to the LLC pursuant to this Agreement may in the reasonable judgment of Investor require the consent, approval, waiver or other action by a third party or otherwise would have been required to have been included as an exception to Section 2.3(a) ("Consents"). Parent in consultation with Investor shall thereafter identify those Consents which Parent elects to attempt to obtain prior to the Closing Date. Investor shall use all reasonable best efforts to obtain (but shall not be obligated to expend any funds in connection therewith other than incidental expenses) such Consents.

     9.18. Viacom Non-Competition Covenant. Investor shall take all reasonable efforts to enforce Article 7 ("Article 7") of the Partnership Interest Purchase Agreement for the benefit of the LLC, including, without limitation, promptly providing to Viacom Inc., at the written request of Parent or the LLC, a notice of violation in accordance with Section 7.1(f) thereof, and shall not amend, reduce, modify or waive any rights of Investor under Article 7 without the prior written consent of Parent. Investor shall promptly advise Parent of any knowledge it may have of breaches of Article 7 and shall consult closely with Parent regarding any actions to be taken in connection therewith. Investor and Parent shall enter into appropriate agreements regarding the conduct of any disputes relating to Article 7, including with respect to reimbursement of expenses and management of the dispute, all of which shall be consistent with the terms of Article 7 and Investor's rights thereunder. In the event that Investor merges, consolidates or otherwise effects a transaction with a third party that results in such party succeeding to Investor's rights under Article 7, Investor shall obtain the written agreement of such party that it will comply with Investor's obligations under this Section.

     9.19. Ownership of Licenses. Parent agrees that, so long as FCC Regulations or other applicable law prohibits or limits the foreign ownership of entities that directly hold broadcast licenses (in a manner that differs from such prohibitions or limitations if held indirectly), it will not directly hold such licenses and shall do so through subsidiaries or other controlled affiliates.

                                  ARTICLE 10.

                                   CONDITIONS

     10.1. Conditions to Investor's Obligations. The obligations hereunder of Investor to consummate the Transactions, are subject to the satisfaction, at or before the Closing, of each of the following conditions. These conditions are for the sole benefit of Investor and may be waived by Investor (in whole or in part) at any time in its sole discretion.

          (a) Subject to the final disclosure schedules delivered pursuant to
     Section 9.11, the representations and warranties of Parent contained in
     Article 3 which are not qualified as to materiality shall be true and correct in all material respects and the representations and warranties contained in Article 3 which are qualified as to materiality shall be true and correct, in each case, as of the date when made and as of the

     Closing Date, as though made on such date (except that representations and warranties made as of a specific date need be true and correct only as of such date), and Investor shall have received a certificate attesting thereto signed by a duly authorized officer or agent of Parent.

          (b) Each of Parent, Sub and LLC shall have performed, satisfied and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it on or prior to the Closing Date, and Investor shall have received a certificate attesting thereto signed by a duly authorized officer or agent of Parent, Sub and LLC.

          (c) The waiting periods under the HSR Act applicable to the Transactions shall have expired or have been terminated.

          (d) No temporary, preliminary or permanent injunction or any order by any federal or state court of competent jurisdiction shall have been issued which prohibits or otherwise seeks to prohibit, restrain, enjoin or delay the consummation of any of the transactions contemplated by this Agreement.

          (e) Parent stockholders shall have approved the transactions contemplated hereunder by the Requisite Stockholder Vote and the Certificate Amendment shall have been duly filed and become effective.

          (f) There shall be no action, suit, investigation or proceeding pending with, or to the knowledge of Investor, threatened by, any public or governmental authority, against or affecting Parent or Investor or their respective properties or rights, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement, or (b) challenges the validity or legality of any transactions contemplated by this Agreement or seeks to recover damages or to obtain other relief in connection with any such transactions.

          (g) BD shall not have ceased serving Parent as its Chief Executive Officer.

          (h) Parent shall have duly obtained, received or effected (and all applicable waiting and termination periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule shall have expired or terminated) all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all notifications, registrations and qualifications with, all federal, state and local governmental and regulatory authorities necessary for the consummation of the transactions contemplated hereby.

          (i) All corporate and other proceedings to be taken by Parent and Sub in connection with the transactions contemplated by this Agreement and all documents reflecting or evidencing such proceedings shall be reasonably satisfactory in scope, form and substance to Investor and its legal counsel, and Investor and its legal counsel shall have received all such duly executed counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

          (j) Investor Sub shall have acquired the Acquired Partnership Interest in accordance with the terms of the Partnership Interest Purchase Agreement.

     10.2. Conditions to Parent's Obligations. The obligations of Parent and Sub hereunder to consummate the Transactions are subject to the satisfaction, at or before the Closing, of each of the following conditions. These conditions are for the sole benefit of Parent and Subsidiary and may be waived (in whole or in part) at any time in their sole discretion.

          (a) Subject to the final disclosure schedules delivered pursuant to
     Section 9.11, the representations and warranties of Investor and the Investor Newcos contained in Article 2 hereof shall be true and correct in all material respects and the representations and warranties contained in
     Article 2 which are qualified as to materiality shall be true and correct, in each case, as of the date when made and as of the Closing Date, as though made on such date (except that representations and warranties made as of a specific date need be true and correct only as of such date), and Parent shall have received a certificate attesting thereto signed by Investor.

          (b) Each of Investor and each Investor Newco shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with on or prior to the Closing Date, and Parent shall have received a certificate attesting thereto signed by Investor and Investor Newco.

          (c) There shall be no action, suit, investigation or proceeding pending with, or to the knowledge of Parent, threatened by, any public or governmental authority, against or affecting the UT Contributed Business or the Partnership or their respective properties or rights, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement, or (b) challenges the validity or legality of any transactions contemplated by this Agreement or seeks to recover damages or to obtain other relief in connection with any such transactions.

          (d) No temporary, preliminary or permanent injunction or any order by any federal or state court of competent jurisdiction shall have been issued which prohibits or otherwise seeks to prohibit, restrain, enjoin or delay the consummation of any of the transactions contemplated by this Agreement.

          (e) Investor and its Subsidiaries and the Partnership, as applicable, shall have duly obtained, received or effected (and all applicable waiting and termination periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule, shall have expired or terminated) all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all notifications, registrations and qualifications with, all federal, state and local governmental and regulatory authorities necessary for the consummation of the transactions.

          (f) The waiting periods under the HSR Act applicable to the Transactions shall have expired or have been terminated.

          (g) Parent's stockholders shall have approved the transactions contemplated hereunder by the Requisite Stockholder Vote and the Certificate Amendment shall have been duly filed and become effective.

          (h) All corporate and other proceedings to be taken by Investor and the Investor Newcos in connection with the transactions contemplated by this Agreement and all documents reflecting or evidencing such proceedings shall be reasonably satisfactory in scope, form and substance to Parent and its legal counsel, and Parent and its legal counsel shall have received all such duly executed counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

          (i) Debt or equity financing shall have been obtained, on terms reasonably acceptable to Parent, sufficient to pay the Cash Amount.

     10.3. Conditions to Holder's Obligations and Option. Subject to the provisions of Section 1.5(f)(i)(A) (which specifies the only conditions applicable to a purchase by Holder of LLC Shares for cash), Holder's obligation to contribute assets at the Holder Closing shall be subject to the satisfaction, at or before the closing, of appropriate conditions, to be mutually agreed upon and based on Sections 10.1 (other than Section 10.1(a)) and 10.2.

                                  ARTICLE 11.

                          SURVIVAL AND INDEMNIFICATION

     11.1. Survival. All representations, warranties and covenants and agreements (other than those described in the penultimate sentence of this paragraph) of the parties contained in this Agreement, including indemnity or indemnification agreements contained herein, or in any Schedule hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Closing until March 31, 1999. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements which survive until March 31, 1999 unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to March 31, 1999. Notwithstanding the foregoing, Investor's indemnification obligations in respect of any breach of the representations and warranties set forth in Article 8 hereof, or any related Schedule, or other certificate, document or instrument delivered in connection therewith, shall survive the Closing until the sixth anniversary of the Closing. Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms. Other than as set forth herein, indemnification pursuant to this Article shall be the exclusive remedy for any breach of representations and warranties in this Agreement by either party.

     11.2. Indemnification by Investor, Holder or Parent. (a) From and after the Closing Date, Investor and its Subsidiaries shall jointly and severally indemnify and hold harmless (i) Parent, Parent's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Parent Indemnified Parties") from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys' fees and expenses (including, but not limited to, attorney and expert fees and expenses incurred to enforce the terms of this Agreement) net of tax benefits and any recovery from any third party including, without limitation, insurance proceeds and taking into account tax costs (collectively, "Loss and Expenses") suffered, directly or indirectly (other than through any equity interest in the LLC) by any Parent Indemnified Party, and (ii) the LLC and its managers, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "LLC Indemnified Parties") from and against any and all Loss and Expenses suffered, directly or indirectly by any LLC Indemnified Party by reason of, or arising out of, (x) any breach of representation or warranty (without regard to any materiality standard contained therein) made by Investor or any Investor Newco pursuant to this Agreement (but excluding a breach of the representation contained in Section 2.3(b) relating to a Consent), (y) any failure by Investor or any Investor Newco to perform or fulfill any of its covenants or agreements set forth in this Agreement (other than Sections 9.10 and 9.16), or (z) any failure by Investor and its Subsidiaries to comply with the covenant contained in Section 9.16 or to pay, perform or discharge any liabilities of the UT Contributed Business other than the Assumed UT Liabilities but only (with respect to items described in Sections 11.2(a)(x) and 11.2(a)(y)) to the extent that the aggregate amount of all such Loss and Expenses of all such Parent Indemnified Parties exceeds $50 million.

     (b) From and after the Closing Date, Holder and its Subsidiaries shall jointly and severally indemnify and hold harmless (i) the Parent Indemnified Parties from and against any and all Loss and Expenses suffered, directly or indirectly (other than through any equity interest in the LLC) by any Parent Indemnified Party, and (ii) the LLC Indemnified Parties from and against any and all Loss and Expenses suffered, directly or indirectly by any LLC Indemnified Party, by reason of, or arising out of, (x) any breach of representation or warranty (without regard to any materiality standard contained therein) made by Holder pursuant to this Agreement, or (y) any failure by Holder to perform or fulfill any of its covenants or agreements set forth in this Agreement but only to the extent that the aggregate amount of all such Loss and Expenses of all such Parent Indemnified Parties exceeds $50 million.

     (c) From and after the Closing Date, Parent and its Subsidiaries shall jointly and severally indemnify and hold harmless (i) Investor, Investor's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Investor Indemnified Parties"), and (ii) Holder, Holder's Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, (collectively, the "Holder Indemnified Parties") from and against any and all Loss and Expenses suffered, directly or indirectly by any Investor Indemnified Parties, and (ii) the Holder Indemnified Parties from and against any and all Loss and Expenses suffered, directly or indirectly by any Holder Indemnified Party, by reason of, or arising out of, (x) any breach of representation or warranty (without regard to any materiality standard contained therein) made by Parent pursuant to this Agreement, (y) any failure by Parent to perform or fulfill any of its covenants or agreements set forth in this Agreement, or (z) any failure by Parent and its Subsidiaries to pay, perform or discharge any liabilities (I) of the Contributed Businesses other than the Assumed Liabilities or (II) of the Regulated Subsidiaries, but only (with respect to items described in

Sections 11.2(c)(x) and 11.2(c)(y)) to the extent that the aggregate amount of all such Loss and Expenses of all such Investor Indemnified Parties and Holder Indemnified Parties exceeds $50 million.

     (d) Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of the indemnified party's notice of a claim under this
Article 11.

     (e) The provisions of this Section 11.2 shall not affect the obligations and benefits of the parties set forth in Sections 8.2 and 8.3 of this Agreement.

     11.3. Third-Party Claims. If a claim by a third party is made against an indemnified party (i.e., a Parent Indemnified Party, Investor Indemnified Party, Holder Indemnified Party or LLC Indemnified Party), and if such indemnified party intends to seek indemnity with respect thereto under this Article, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have twenty (20) days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided, however, that the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party unless the indemnified party shall have reasonably determined that representation by the same counsel would be inappropriate under the applicable standards of appropriate conduct due to actual or potential differing interests between them, and in that event, the fees and expenses of such counsel shall be paid by the indemnifying party. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. In the event that the indemnifying party assumes such defense, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the indemnifying party. The indemnified party shall not pay or settle any claim which the indemnifying party is contesting without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party shall not settle any claim unless it contains an unconditional release of the indemnified party from any and all liability with respect to such third party claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within twenty (20) days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                                  ARTICLE 12.

                            TERMINATION; LIQUIDATION

     12.1. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason, at any time prior to the Closing Date, by the mutual written consent of the Parties.

     12.2. Termination by Parent or Investor. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of Parent or Investor if and to the extent that (a) the Closing shall not have occurred at or prior to 5:00 p.m., Eastern time, on June 30, 1998; provided, however, that the right to terminate this Agreement under this Section 12.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; or (b) any court or governmental authority of competent jurisdiction shall have issued an order, decree, writ or ruling or taken any other action, or there shall be in effect any statute, rule or regulation permanently restraining, enjoining or otherwise prohibiting the Transactions.

     12.3. Termination by Parent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of Parent, at any time prior to the Closing Date, if (a) Investor or its Affiliates shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Investor and its Affiliates at or prior to such date of termination, and Investor shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure,
(b) there shall have been a misrepresentation or breach by Investor with respect to any representation or warranty made by it in this Agreement which would entitle Parent not to consummate the Transactions and such misrepresentation or breach cannot be cured prior to the Closing Date or (c) on or before the close of business on November 17, 1997 if Parent shall not be reasonably satisfied with the results of its due diligence investigation of the Partnership and the UT Contributed Business and shall have determined, in its reasonable good faith judgment, that the net adverse effect of the total mix of the additional information not otherwise known to it prior to the date of this Agreement, individually or in the aggregate, would materially decrease the economic benefit of the Transactions to Parent (after giving effect to any increases in value that are attributable to positive aspects of any additional information first made known to Parent after the date of this Agreement).

     12.4. Termination by Investor. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of Investor, at any time prior to the Closing Date, if (a) Parent or its Subsidiaries shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Parent and its Affiliates at or prior to such date of termination and Parent shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure,
(b) there shall have been a misrepresentation or breach by Parent with respect to any representation or warranty made by it in this Agreement which would entitle Investor not to consummate the Transactions and such misrepresentation or breach cannot be cured prior to the Closing Date, (c) BD shall have ceased serving Parent as its Chief Executive Officer, (d) the Fair Market Value (as defined in the Stock Exchange Agreement, dated May 20, 1997, between Paul Allen ("Allen") and Parent) during any seven out of the nine consecutive trading days ending on the third trading day immediately prior to the Closing Date would not have resulted in the extinguishment of Parent's obligation to issue additional Parent Common Stock to Allen or (e) on or before the close of business on November 17, 1997 if Investor shall not be reasonably satisfied with the results of its due diligence investigation of the Contributed Businesses and shall have determined, in its reasonable good faith judgment, that the net adverse effect of the total mix of the additional information not otherwise known to it prior to the date of this Agreement, individually or in the aggregate, would materially decrease the economic benefit of the Transactions to Investor (after giving effect to any increases in value that are attributable to positive aspects of any additional information first made known to Investor after the date of this Agreement).

     12.5. Termination Following Closing. If not earlier terminated, the provisions of this Agreement (other than Sections 1.6(a), 1.7, 1.8, 1.9, Article 8, Sections 9.4, 9.5, 9.6, 9.7, 9.9(c), (e), (f), (g), 9.10, 9.14, 9.18 and 9.19
and Articles 11 and 13 (other than Sections 13.2 and 13.3)) shall terminate on the date all of the Exchange Options are exercised.

     12.6. Effect of Termination. In the event of termination of this Agreement as provided herein prior to the Closing, this Agreement shall be of no further force or effect, except (a) as provided in the last sentence of Section 9.5, this Section 12.6 and Article 13, each of which shall survive termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE 13.

                                    GENERAL

     13.1. Definitions. The capitalized terms used herein shall have the respective meanings assigned to such terms set forth below (such definitions to be equally applicable to both the singular and plural forms of the terms defined) :

                  (a) "Acquired LLC Amount" shall mean a number of LLC Shares (if any) equal to 35.75 million less the quotient obtained by dividing the amount of cash (if any) payable pursuant to Section 1.5(b)(i)(A) by 40;

                  (b) "Acquired Partnership Interest" shall mean that certain 50% partnership interest in the Partnership acquired by Investor Sub pursuant to the Partnership Interest Purchase Agreement;

                  (c) "Additional Issuance" shall have the meaning set forth in
     Section 1.7(a)(i);

                  (d) "Additional Shares" shall have the meaning set forth in
     Section 1.7(a)(i);

                  (e) "Affiliate" shall mean, with respect to any person, any direct or indirect subsidiary of such person, and any other person that directly, or through one or more intermediaries, is controlled by or is under common control with such first person, and, if such a person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

                  (f) "Affiliation Agreements" shall have the meaning set forth in Section 2.7;

                  (g) "Agreement" shall have the meaning set forth in the Preamble;

                  (h) "Allen" shall have the meaning set forth in Section 12.4;

                  (i) "Ancillary Business Agreements" shall mean the agreements attached as Exhibit C hereto (or any successor agreements);

                  (j) "Assumed Liabilities" shall have the meaning set forth in
     Section 1.4;

                  (k) "Assumed UT Liabilities" shall have the meaning set forth in Section 1.5;

                  (l) "Assumptions" shall have the meaning set forth in Section 1.7(a)(i);

                 (m) "Available Parent Amount" shall mean, as of a given date of determination, the number equal to the difference between (x) the Holder Limit, and (y) the number of Parent Common Shares then Owned (for purposes of the FCC Regulations) by such holder of LLC Shares, giving effect to the voting power of the stock Owned or to be Owned by such holder (and including, with respect to Holder, all Parent Common Shares, held by the entities known as "BDTV Entities");

                  (n) "BD" shall mean Barry Diller;

                  (o) "Beneficial Asset" shall have the meaning set forth in
     Section 1.11;

                  (p) "Benefit Arrangements" shall have the meaning set forth in
     Section 2.10(a);

                  (q) "Business Employees" shall have the meaning set forth in
     Section 2.10(a);

                  (r) "Cash Amount" shall mean a dollar amount equal to the difference between (i) $4,075,000,000 and (ii) the product of (x) $40 and
     (y) the Stock Amount;

                  (s) "Certificate Amendment" shall have the meaning set forth in Section 9.1(b);

                  (t) "Closing" shall have the meaning set forth in Section 1.5;

                  (u) "Closing Date" shall have the meaning set forth in Section 1.5;

                  (v) "Code" shall mean the Internal Revenue Code of 1986, as amended;

                 (w) "Consent Asset" shall have the meaning set forth in Section 1.11;

                  (x) "Consents" shall have the meaning set forth in Section
     9.17;

                  (y) "Contingent Shares" shall have the meaning set forth in the Holder Exchange Agreement;

                  (z) "Continued Employee" shall have the meaning set forth in
     Section 9.9(d);

                 (aa) "Contracts" shall mean all executory written agreements, contracts, commitments, understandings and other instruments or arrangements;

                (bb) "Contribute" shall have the meaning set forth in Section
     1.3;

                 (cc) "Contributed Businesses" shall have the meaning set forth in Section 1.3;

                (dd) "Current Programs" shall mean the "Current Programs" as defined in Schedule 1.5 and, for purposes of Section 9.10, shall include all other programming included in the UT Contributed Business produced during the Determination Period (other than half-hour situation comedies) and derived from, or which continues, a "Current Program" for purposes of
     Section 9.10;

                 (ee) "Determination Period" shall have the meaning set forth in
     Section 9.10(c);

                 (ff) "disabled" shall have the meaning as to be defined in the definitive Governance Agreement;

                 (gg) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                (hh) "ERISA Affiliate" shall have the meaning set forth in
     Section 2.10(d);

                  (ii) "Excess Cash" shall mean cash held by an entity (including from the proceeds of borrowings) on the last business day of each month which is reasonably determined by such entity not to be needed by such entity to fund its operations or repay indebtedness owed by such entity during the immediately succeeding month;

                  (jj) "Exchange Act" shall mean the Securities Exchange Act of 1934 and the regulations promulgated thereunder, each as amended;

                (kk) "Exchange Agreement" shall have the meaning set forth in
     Section 6.1(a);

                  (ll) "Exchange Options" shall have the meaning set forth in
     Section 6.1(a);

               (mm) "Exchange Options Shares" shall have the meaning set forth in Section 6.1(b)(ii);

                (nn) "Exchange Shares" shall mean the Silver King Exchange Shares as defined in the Holder Exchange Agreement;

                 (oo) "Excluded Businesses" shall mean, at any time, the businesses of Parent and its Subsidiaries other than the Contributed Businesses;

                (pp) "Excluded Issuance" shall mean any issuance of Parent Common Stock (i) in a Sale Transaction, or (ii) which is "restricted stock" or the ownership of which is otherwise subject to forfeiture ("Restricted Stock"), provided that for purposes of this definition any stock covered by the provisions of clause (ii) shall be deemed to have been issued on the date (the "Lapse Date") the restrictions on such stock lapse or on which the stock is no longer subject to forfeiture;

                 (qq) "Excluded Sub" shall have the meaning set forth in Section 1.3;

                 (rr) "Fair Market Value" for a security publicly traded in the over-the-counter market (on either NASDAQ-NMS or NASDAQ) or on a recognized exchange shall be the average closing price of such security for the three trading days ending on the applicable day (or, if such day is not a trading day, the trading day immediately preceding the applicable day), and for all other securities or property "Fair Market Value" shall be determined, by a nationally recognized investment banking firm which has not been engaged by Parent, Investor, Holder (if Holder or a Holder Newco then holds LLC Shares), the holder of stock of any Investor Newco (or Holder Newco, if applicable) or their Affiliates for the prior three years selected by (i) Parent and (ii) Investor and Holder (to the extent Holder at such time holds LLC Shares); provided that, if Parent and Investor (or Investor and Holder, if applicable) cannot agree on such an investment banking firm within 10 business days, such investment banking firm shall be selected by a panel designated in accordance with the rules of the American Arbitration Association. The fees, costs and expenses of the American Arbitration Association and the investment banking firm so selected shall be borne equally by the LLC and Investor (or Investor and Holder, if applicable);

                 (tt) "FCC" shall mean the U.S. Federal Communications
     Commission;

                (uu) "FCC Regulations" shall have the meaning set forth in the Holder Exchange Agreement;

                 (vv) "GAAP" shall mean United States generally accepted accounting principles;

                (ww) "Governance Agreement" shall have the meaning set forth in
     Section 9.3;

                 (xx) "Holder" shall have the meaning set forth in the Preamble;

                 (yy) "Holder Agreements" shall have the meaning set forth in
     Section 3.2;

                 (zz) "Holder Exchange Agreement" shall mean the Exchange Agreement, dated as of December 20, 1996, by and between Parent and Holder;

               (aaa) "Holder Indemnified Parties" shall have the meaning set forth in Section 11.2(c);

               (bbb) "Holder Limit" shall mean the maximum number of Parent Common Shares which the holder of the LLC Shares would, under the FCC Regulations then in effect, then be permitted to Own (in accordance with FCC Regulations);

                (ccc) "Holder Mandatory Exchange" shall have the meaning set forth in Section 1.9;

               (ddd) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder;

                (eee) "Intangible Property" shall have the meaning set forth in
     Section 2.8;

                 (fff) "Interest Rate" shall mean (i) with respect to demand notes representing loans which were funded from the proceeds of indebtedness owed to entities other than Parent, its Subsidiaries and the LLC, the interest rate on such indebtedness, (ii) with respect to demand notes representing loans the proceeds of which are invested in interest bearing instruments issued by entities other than Parent, its Subsidiaries and the LLC, the blended rate on such instruments and (iii) with respect to demand notes representing all other loans, 30-day LIBOR from time to time as determined on the first business day of each month in accordance with the credit agreement of Parent in effect from time to time (or if none is in effect, the last effective credit agreement) plus the applicable margin set forth in such credit agreement;

               (ggg) "Investor" shall have the meaning set forth in the Preamble;

               (hhh) "Investor Financial Statements" shall have the meaning set forth in Section 2.9;

                 (iii) "Investor Indemnified Parties" shall have the meaning set forth in Section 11.2(c);

                 (jjj) "Investor Newco" shall have the meaning set forth in
     Section 1.2;

               (kkk) "Investor Sub" shall have the meaning set forth in Section 1.5;

                 (lll) "Issue Price" shall mean the price per share equal to (i) except as otherwise provided in clause (iii) below, in connection with an underwritten offering of shares of Parent Common Shares, the initial price at which the stock is offered to the public or other investors, (ii) in connection with other sales of Parent Common Shares for cash (other than sales covered by clause
     (iii) below), the cash price paid for such stock, (iii) in connection with the issuance of Parent Common Shares for cash within 4 months of the Closing, $40 per share, (iv) in connection with the deemed issuances of Restricted Stock, the Fair Market Value of the stock on the Lapse Date (as defined in the definition of "Excluded Issuance" below), (v) in connection with the issuance of Parent Common Shares as consideration in an acquisition by Parent (other than a Merger Transaction), the average of the Fair Market Value of the stock for the five trading days ending on the third trading day immediately preceding the closing of the acquisition and in case of a Merger Transaction, $40 per share, (vi) in connection with a compensatory issuance of shares of Parent Common Stock, in the case of Parent and its Affiliates, the amount received per share by Parent, and with respect to Investor and Holder and their respective Affiliates, the Fair Market Value of the Parent Common Stock, and (vii) in all other cases, including, without limitation, in connection with the issuance of Parent Common Shares pursuant to an option, warrant or convertible security (other than in connection with the conversion of the Sub Convertible Debt, in which case the Issue Price shall be $40 per share, or in connection with issuances described in clause (vi) above), the Fair Market Value of the Parent Common Shares on the date of issuance;

             (mmm) "LLC" shall have the meaning set forth in Section 1.1;

               (nnn) "LLC Indemnified Parties" shall have the meaning set forth in Section 11.2(a);

               (ooo) "LLC Operating Agreement" shall mean the LLC Operating Agreement attached as Exhibit B hereto (or any successor agreement);

               (ppp) "LLC Shares" shall mean shares representing a proportionate interest in the capital and profits and losses of the LLC;

               (qqq) "Licenses" means all licenses, permits, construction permits, registrations, and other authorizations issued by any federal, state, or local governmental authorities for use in connection with the conduct of the business or operations of the relevant business, and all applications therefor, together with any renewals, extensions, modifications, or additions thereto between the date of this Agreement and the Closing Date;

                (rrr) "Liens" shall have the meaning set forth in Section 2.3;

                (sss) "Loss and Expenses" shall have the meaning set forth in
     Section 11.2(a);

                 (ttt) "Mandatory Purchase Event" shall have the meaning set forth in Section 1.7(a)(ii);

               (uuu) "Mandatory Purchase Notice" shall have the meaning set forth in Section 1.7(a)(ii);

                (vvv) "Material Adverse Effect" shall mean any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, prospects, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the relevant business, taken as a whole;

              (www) "Material Contracts" shall have the meaning set forth in
     Section 2.7;

               (xxx) "Material Real Property" shall have the meaning set forth in Section 2.5;

               (yyy) "Merger Transaction" shall have the meaning set forth in
     Section 1.7(a)(iii);

                (zzz) "NASD" shall mean the National Association of Securities Dealers;

              (aaaa) "Owned LLC Amount" shall mean a number of LLC Shares equal to the difference between (i) the Stock Amount and (ii) 6.75 million plus the Acquired LLC Amount;

              (bbbb) "Owned Partnership Interest" shall mean that certain partnership interest in the Partnership owned by Investor since the inception of the Partnership;

              (cccc) "Parent" shall have the meaning set forth in the Preamble;

              (dddd) "Parent Balance Sheet" shall have the meaning set forth in
     Section 3.8;

              (eeee) "Parent Balance Sheet Date" shall have the meaning set forth in Section 3.8;

                (ffff) "Parent Benefit Arrangements" shall have the meaning set forth in Section 3.10;

              (gggg) "Parent Certificate" shall have the meaning set forth in
     Section 3.1;

              (hhhh) "Parent Class B Stock" shall have the meaning set forth in
     Section 3.2;

                (iiii) "Parent Commission Documents" shall have the meaning set forth in Section 3.8;

                (jjjj) "Parent Common Shares" shall mean shares of Parent Common Stock and Parent Class B Stock;

              (kkkk) "Parent Common Stock" shall have the meaning set forth in
     Section 3.2;

                (llll) "Parent Employees" shall have the meaning set forth in
     Section 3.10(a);

           (mmmm) "Parent ERISA Affiliate" shall have the meaning set forth in
     Section 3.10(c);

              (nnnn) "Parent Form S-4" shall have the meaning set forth in
     Section 3.2;

              (oooo) "Parent Form 10-K" shall have the meaning set forth in
     Section 3.8;

              (pppp) "Parent Indemnified Parties" shall have the meaning set forth in Section 11.2(a);

              (qqqq) "Parent LLC Shares Number" shall mean the aggregate number of outstanding Parent Common Shares as of the fifth business day prior to the Closing Date (assuming that all Parent Common Shares issuable pursuant to the Contingent Shares and Exchange Shares have been issued and any Parent Common Shares issued pursuant to a public offering consummated between the fifth business day prior to Closing Date and the Closing Date are outstanding) less 8.25 million;

                (rrrr) "Parent Pension Plan" shall have the meaning set forth in
     Section 3.10(b);

               (ssss) "Parent Preferred Stock" shall have the meaning set forth in Section 3.2;

                (tttt) "Parent Securities" shall mean Parent Common Shares and LLC Shares;

              (uuuu) "Parent Stock Number" shall mean 6.75 million;

              (vvvv) "Parties" shall have the meaning set forth in the Preamble;

            (wwww) "Partnership" shall mean USA Networks, a New York partnership;

              (xxxx) "Partnership Agreement" shall have the meaning set forth in
     Section 2.1;

              (yyyy) "Partnership Interest Purchase Agreement" shall mean the Partnership Interest Purchase Agreement by and among Universal Studios, Inc., Universal City Studios, Inc., Viacom, Inc. and Eighth Century Corporation, dated as of September 22, 1997;

              (zzzz) "Partnership Plans" shall have the meaning set forth in
     Section 2.10(a);

             (aaaaa) "Pension Plan" shall have the meaning set forth in Section 2.10(b);

             (bbbbb) "Permitted Liens" shall mean, collectively, (1) all statutory or other liens for taxes or assessments which are not yet due or the validity of which is being contested in good faith by appropriate proceedings, (2) all mechanics', materialmen's, carriers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business, which allege unpaid amounts that are less than 30 days delinquent or which are being contested in good faith by appropriate proceedings, and (3) all other Liens which do not materially detract from or materially interfere with the marketability, value or present use of the asset subject thereto or affected thereby;

             (ccccc) "Post Closing Period" shall have the meaning set forth in
     Section 9.16;

             (ddddd) "Programming Agreements" shall have the meaning set forth in Section 2.7;

             (eeeee) "Real Property" shall mean real estate and buildings and other improvements thereon and leases and leasehold interests, leasehold improvements, fixtures and trade fixtures;

               (fffff) "Redemption Price" shall have the meaning set forth in
     Section 1.7(b);

             (ggggg) "Regulated Subsidiaries" shall have the meaning set forth in Section 1.11;

            (hhhhh) "Requisite Stockholder Vote" shall mean the affirmative vote of (x) the holders of a majority of the outstanding shares of Parent Common Stock and Parent Class B Stock, voting as separate classes, to the amendment to Parent's certificate of incorporation increasing the authorized capital stock, and (y) the holders of a majority of the voting power represented by the outstanding Parent Common Shares, voting together as a single class, voting at the special meeting (provided a quorum is present under the NASD by-laws) for the issuance of shares of Parent Common Stock in accordance with this Agreement;

                (iiiii) "Sale Transaction" shall have the meaning set forth in
     Section 6.1(b);

                (jjjjj) "Securities Act" shall mean the Securities Act of 1933 and the regulations promulgated thereunder, each as amended;

             (kkkkk) "Self Tender Offer" shall have the meaning set forth in
     Section 6.2;

                (lllll) "Spinoff" shall have the meaning set forth in Section 9.14;

          (mmmmm) "Spinoff Company" shall have the meaning set forth in Section 9.14;

             (nnnnn) "Statement" shall have the meaning set forth in Section
     9.10;

             (ooooo) "Stock Amount" shall mean an amount equal to 45% of the sum of (i) the aggregate number of Parent Common Shares outstanding as of the fifth business day prior to the Closing Date (assuming that all Parent Common Shares issuable pursuant to the Contingent Shares and Exchange Shares have been issued), (ii) any shares issued pursuant to a public offering consummated between the fifth business day prior to the Closing Date and the Closing Date, (iii) 7.5 million and (iv) the Stock Amount;

             (ppppp) "Sub" shall have the meaning set forth in the Preamble;

             (qqqqq) "Sub Convertible Debt" shall have the meaning set forth in
     Section 1.7(a)(ii);

               (rrrrr) "Subsidiaries" shall mean, with respect to any person, each of the direct or indirect subsidiary of such person;

              (sssss) "Tax Audit" shall have the meaning set forth in Section
     8.7;

               (ttttt) "Tender Number" shall have the meaning set forth in
     Section 6.2(c);

            (uuuuu) "TKTM Agreements" shall have the meaning set forth in
     Section 3.2;

             (vvvvv) "Transactions" shall have the meaning set forth in the Preamble;

           (wwwww) "Transferee" shall have the meaning set forth in Section 6.1;

             (xxxxx) "Transition Services Agreement" shall have the meaning set forth in Section 9.4;

             (yyyyy) "Unit" shall mean one LLC Share and one Preferred Share;

             (zzzzz) "UT Contributed Business" shall have the meaning set forth in Section 1.5;

            (aaaaaa) "U-TV Assets" shall have the meaning set forth in Section 9.10(b);

           (bbbbbb) "U-TV's EBITDA" shall have the meaning set forth in Section 9.10(b).

     13.2. Efforts to Proceed Promptly. Each of the Parties agrees to use their respective reasonable best efforts to take all such action (including, without limitation, executing such other agreements and instruments, and making such filings, including filings required under the HSR Act) as may be necessary or appropriate in order to effectuate the Transactions as promptly as practicable. Each Party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments, agreements and documents and to do all such other acts and things, as may be required by law or as, in the opinion of the Parties, may be necessary or advisable to carry out the intent and purposes of this Agreement. Each Party agrees that it will act diligently and in good faith to carry out its respective obligations under this Agreement.

     13.3. Maintenance of Business. Between the date of this Agreement and the Closing, Parent and Sub agree that they shall continue to operate their businesses in the customary and ordinary manner. Between the date of this Agreement and the Closing, Investor agrees to operate the UT Contributed Business in the customary and ordinary manner and to cause the Partnership to operate its business in the customary and ordinary manner.

     13.4. Notices. Any notices, requests, demands or other communications to be given by a Party hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid, addressed (until another address is supplied by notice duly given hereunder) as follows:

          If given to Parent or Sub:

           HSN, Inc.
           1 HSN Drive
           St. Petersburg, Florida 33729
           Attention: General Counsel
           Telephone: (813) 572-8585
           Facsimile: (813) 573-0866

          with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Attention: Pamela S. Seymon, Esq.
           Telephone: (212) 403-1000
           Facsimile: (212) 403-2000

          If given to the Holder:

           Liberty Media Corporation
           8101 East Prentice Avenue
           Suite 500
           Englewood, Colorado 80111
           Attention: President
           Telephone: (303) 721-5400
           Facsimile: (303) 841-7344

          with a copy to:

           Baker & Botts, L.L.P.
           599 Lexington Avenue
           Suite 2900
           New York, New York 10022-6030
           Attention: Frederick H. McGrath, Esq.
           Telephone: (212) 705-5000
           Facsimile: (212) 705-5125

          If given to Investor or the Investor Newcos:

           Universal Studios, Inc.
           100 Universal City Plaza
           Universal City, California 91608
           Attention: Karen Randall, Esq.
           Telephone: (818) 777-7100
           Facsimile: (818) 866-3444

          with a copy to:

           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017
           Attention: John Finley, Esq.
           Telephone (212) 455-2000
           Facsimile: (212) 455-2502

     13.5. Specific Enforcement. The Parties hereto recognize and agree that, in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, immediate irreparable injury would be caused for which there is no adequate remedy at law. It is accordingly agreed that in the event of a failure by a party to perform its obligations under this Agreement, the nonbreaching party shall be entitled to specific performance through injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement in any action instituted in any court having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

     13.6. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. The exercise of any rights or obligations hereunder shall be subject to such reasonable delay as may be required to prevent a party from incurring any liability under the federal securities laws, and the parties agree to cooperate in good faith in respect thereof.

     13.7. Entire Agreement. This Agreement, the schedules and exhibits hereto and any documents delivered hereunder constitute the entire agreement between the parties and supersede any prior agreement or understanding between the parties with respect to the subject matter hereof. Except as specifically set forth herein, nothing in this Agreement shall constitute a waiver, amendment or termination of the terms of any Holder Agreement.

     13.8. Amendment; Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by Investor and Parent, and Holder (but only to the extent that any such amendment would adversely affect the rights and obligations of Holder). Parent hereby agrees with Holder that it will not enter into or permit any material amendment to, or waiver or modification of material rights or obligations under, this Agreement (including the exhibits attached hereto) without the prior written consent of Holder, which shall not be unreasonably withheld.

     13.9. Headings; References. Article headings are inserted for convenience and reference purposes only, and are not and shall not be deemed to be a part of this Agreement or affect any meaning or interpretation hereof. References herein to "the date hereof," "the date of this Agreement," and similar references are to October 19, 1997.

     13.10. Expenses. Each Party shall pay all of its own legal and accounting fees and other expenses incurred in connection with the negotiation, preparation and execution of the Transactions and any agreements associated therewith.

     13.11. Counterparts. This Agreement may be executed in one or more counterpart copies and by facsimile; each of which shall be considered an original, but together shall constitute one agreement.

     13.12. Governing Law. This Agreement and all matters collateral hereto shall be governed by and construed in accordance with the laws of the State of New York except as and to the extent such laws are superseded by the Federal laws of the United States, including the rules, regulations and published policies of the FCC.

     13.13. Public Announcement. So long as this Agreement is in effect, each of Parent and Investor agree to consult with the others before issuing any press release or otherwise making any public statement with respect to the Transactions; and neither Parent nor Investor (or their respective Affiliates) will issue any press release or make any such public statement with respect to the Transactions without the consent of the other Party, except as may be required by law (including, without limitation, disclosure required in public filings required to be made by Parent or any Affiliates of Investor) or the requirements of any securities exchange.

     13.14. No Third Party Beneficiaries. Nothing contained in this Agreement is intended to or shall confer upon any person other than the Parties any rights or remedies hereunder.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          HSN, INC.

                                          /s/ BARRY DILLER
                                          --------------------------------------
                                          By:  Barry Diller
                                          Title: Chairman of the Board and
                                             Chief Executive Officer

                                          HOME SHOPPING NETWORK, INC.

                                          /s/ JAMES G. HELD
                                          --------------------------------------
                                          By:  James G. Held
                                          Title: President and Chief Executive
                                          Officer

                                          UNIVERSAL STUDIOS, INC.,
                                          for itself and on behalf of certain of
                                          its Subsidiaries

                                          /s/ BRIAN C. MULLIGAN
                                          --------------------------------------
                                          By:  Brian C. Mulligan
                                          Title: Senior Vice President

                                          LIBERTY MEDIA CORPORATION

                                          /s/ ROBERT R. BENNETT
                                          --------------------------------------
                                          By:  Robert R. Bennett
                                          Title: President

================================================================================

                     EXHIBIT A TO THE INVESTMENT AGREEMENT

                                    FORM OF

                              GOVERNANCE AGREEMENT

                                     AMONG

                                   HSN, INC.,

                            UNIVERSAL STUDIOS, INC.,

                           LIBERTY MEDIA CORPORATION

                                      AND

                                  BARRY DILLER

                          DATED AS OF OCTOBER 19, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
                                     ARTICLE I
                               STANDSTILL AND VOTING

SECTION 1.01.  Acquisition of Voting Securities..............................    B-4
SECTION 1.02.  Restrictions on Transfer......................................    B-6
SECTION 1.03.  Further Restrictions on Conduct...............................    B-7
SECTION 1.04.  Reports.......................................................    B-7
SECTION 1.05.  Transferees...................................................    B-8

                                     ARTICLE II
                       BOARD OF DIRECTORS AND RELATED MATTERS

SECTION 2.01.  Initial Composition of Board of Directors.....................    B-8
SECTION 2.02.  Proportionate Representation..................................    B-8
SECTION 2.03.  Management of the Business....................................    B-9
SECTION 2.04.  Fundamental Changes...........................................   B-10
SECTION 2.05.  Notice of Events..............................................   B-11

                                    ARTICLE III
                           REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Representations and Warranties of the Company.................   B-12
SECTION 3.02.  Representations and Warranties of the Stockholders............   B-12

                                     ARTICLE IV
                                    DEFINITIONS

SECTION 4.01.  "Affiliate"...................................................   B-12
SECTION 4.02.  "Assumptions".................................................   B-12
SECTION 4.03.  "BDTV Entities"...............................................   B-12
SECTION 4.04.  "Beneficial Ownership" or "Beneficially Own"..................   B-12
SECTION 4.05.  "CEO".........................................................   B-13
SECTION 4.06.  "CEO Termination Date"........................................   B-13
SECTION 4.07.  "Commission"..................................................   B-13
SECTION 4.08.  "Consenting Party"............................................   B-13
SECTION 4.09.  "Demand Registration".........................................   B-13
SECTION 4.10.  "Disabled"....................................................   B-13
SECTION 4.11.  "Equity Securities"...........................................   B-13
SECTION 4.12.  "Exchange Act"................................................   B-13
SECTION 4.13.  "Exchange Agreement"..........................................   B-13
SECTION 4.14.  "FCC Regulations".............................................   B-13
SECTION 4.15.  "Independent Director"........................................   B-13
SECTION 4.16.  "Liberty Director"............................................   B-14

                                                                                PAGE
                                                                                ----
SECTION 4.17.  "Ownership Percentage"........................................   B-14
SECTION 4.18.  "Permitted Business Combination"..............................   B-14
SECTION 4.19.  "Permitted Investment Percentage".............................   B-14
SECTION 4.20.  "Permitted Transferee"........................................   B-14
SECTION 4.21.  "Person"......................................................   B-14
SECTION 4.22.  "Public Stockholder"..........................................   B-14
SECTION 4.23.  "Right of First Refusal"......................................   B-14
SECTION 4.24.  "Satisfactory Nominee"........................................   B-15
SECTION 4.25.  "Seagram".....................................................   B-15
SECTION 4.26.  "Securities Act"..............................................   B-15
SECTION 4.27.  "Shares"......................................................   B-15
SECTION 4.28.  "Stockholders Agreement"......................................   B-15
SECTION 4.29.  "Stockholders Group"..........................................   B-15
SECTION 4.30.  "Subsidiary"..................................................   B-15
SECTION 4.31.  "Third Party Transferee"......................................   B-15
SECTION 4.32.  "13D Group"...................................................   B-15
SECTION 4.33.  "Total Equity Securities".....................................   B-15
SECTION 4.34.  "Transfer"....................................................   B-16
SECTION 4.35.  "Universal Director"..........................................   B-16
SECTION 4.36.  "Voting Securities"...........................................   B-16

                                     ARTICLE V
                                   MISCELLANEOUS

SECTION 5.01.  Notices.......................................................   B-16
SECTION 5.02.  Amendments; No Waivers........................................   B-17
SECTION 5.03.  Successors and Assigns........................................   B-17
SECTION 5.04.  Governing Law; Consent to Jurisdiction........................   B-18
SECTION 5.05.  Counterparts; Effectiveness...................................   B-18
SECTION 5.06.  Specific Performance..........................................   B-18
SECTION 5.07.  Registration Rights...........................................   B-18
SECTION 5.08.  Termination...................................................   B-19
SECTION 5.09.  Severability..................................................   B-19
SECTION 5.10.  Cooperation...................................................   B-19
SECTION 5.11.  Entire Agreement..............................................   B-19

                              GOVERNANCE AGREEMENT

     Agreement dated as of October 19, 1997 among HSN, Inc., a Delaware corporation ("HSNi" or the "Company"), Universal Studios, Inc., for itself and on behalf of the members of its Stockholders Group ("Universal"), Liberty Media Corporation, for itself and on behalf of the members of its Stockholders Group ("Liberty"), and Mr. Barry Diller ("Mr. Diller") for himself and on behalf of the members of his Stockholders Group. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Transaction Agreement (as hereinafter defined).

     WHEREAS, HSNi, Universal and Liberty are parties to an Investment Agreement dated as of the date hereof (the "Transaction Agreement") pursuant to which, among other things, subject to the terms and conditions contained in the Transaction Agreement, Universal will acquire Beneficial Ownership (as defined in Article IV hereof) of Parent Common Shares and LLC Shares (together, the "Shares"), representing 45% (or such greater percentage as may result under
Section 1.5(e) or 1.5(f) of the Transaction Agreement) of the Total Equity Securities immediately following the Closing (such percentage, the "Initial Percentage") (the Initial Percentage or such Ownership Percentage as may be permitted under the terms of this Agreement to be Beneficially Owned by Universal from time to time being referred to herein as the "Permitted Investment Percentage"), in exchange for the transfer of the UT Contributed Business and the Partnership;

     WHEREAS, under the terms of the Transaction Agreement, Liberty may at the Closing (or from time to time thereafter) acquire additional LLC Shares and/or Parent Common Stock; and

     WHEREAS, HSNi, Universal, Liberty and Mr. Diller desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by Universal, and certain additional provisions concerning Universal's, Liberty's and Mr. Diller's relationships with the Company, none of which shall become effective until the Closing.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company, Universal, Liberty and Mr. Diller hereby agree, effective as of the Closing, as follows:

                                   ARTICLE I

                             STANDSTILL AND VOTING

     SECTION 1.01. Acquisition of Voting Securities. (a) Until the fourth anniversary of the Closing (the "Standstill Termination Date"), Universal covenants and agrees that, except with the prior approval of the HSNi Board of Directors (or the CEO so long as Mr. Diller is the CEO), neither Universal nor its Affiliates will Beneficially Own any Equity Securities except for (i) the Shares and (ii) additional Equity Securities of the Company acquired in accordance with Article 1 of the Transaction Agreement. Notwithstanding anything to the contrary contained in this Agreement (including the definition of Permitted Investment Percentage), any Equity Securities purchased from Liberty and Mr. Diller not in violation of the Stockholders Agreement shall be excluded from the calculation of Universal's Ownership Percentage for purposes of determining whether the Permitted Investment Percentage has been exceeded.

     (b) Following the Standstill Termination Date, subject to applicable law (including FCC Regulations), the Permitted Investment Percentage shall be increased to 50.1 percent, and Universal may acquire Beneficial Ownership of an additional amount of Equity Securities so long as its Ownership Percentage does not exceed the Permitted Investment Percentage as so increased.

     (c) In addition to the foregoing, subject to compliance with applicable law (including FCC Regulations), (i) on the first anniversary of the Standstill Termination Date, the Permitted Investment Percentage shall be increased to 57.5 percent, and Universal may acquire Beneficial Ownership of an additional amount of Equity Securities so long as its Ownership Percentage does not exceed the Permitted Investment Percentage as so increased (but in no event shall Universal acquire more than 1.5 percent of the Total Equity Securities in any 12-month period) and (ii) at any time following the CEO Termination Date, Universal may propose to the Company's Board of Directors (and, subject to Section 2.04, thereafter effect) the acquisition by

Universal or its Affiliates of the then outstanding Equity Securities not owned by Universal in a Permitted Business Combination.

     (d) Except as expressly provided herein, neither Universal nor any Affiliate thereof shall permit any entity in which it Beneficially Owns, directly or indirectly, in excess of 50% of the outstanding voting securities (regardless of whether Universal or such Affiliate acquires Beneficial Ownership of such entity after the date of this Agreement) to Beneficially Own any Equity Securities. Notwithstanding the foregoing, the acquisition (whether by merger, consolidation or otherwise) by Universal or an Affiliate thereof of any entity that Beneficially Owns Equity Securities shall not constitute a violation of the Permitted Investment Percentage; provided that a significant purpose of any such transaction is not to avoid the provisions of this Agreement; and provided further that the provisions of paragraph (e) below are complied with.

     (e) Except as set forth in the next sentence, if at any time Universal becomes aware that it and its Affiliates Beneficially Own more than the Permitted Investment Percentage (including by virtue of acquisitions referred to in paragraph (d) above), then Universal shall as soon as is reasonably practicable (but in no manner that would require Universal to incur liability under Section 16(b) of the Exchange Act) take all action necessary to reduce the amount of Equity Securities Beneficially Owned by such Persons to an amount not greater than the Permitted Investment Percentage. If the Ownership Percentage of Universal and its Affiliates exceeds the Permitted Investment Percentage solely by reason of repurchases of Equity Securities by the Company, then, subject to the provisions of the Transaction Agreement, Universal shall not be required to reduce the amount of Equity Securities Beneficially Owned by such Persons.

     (f) If prior to the Standstill Termination Date, Mr. Diller no longer serves as CEO (provided that if Mr. Diller no longer serves as CEO but continues to hold a proxy from Universal in respect of Parent Common Shares under the Stockholders Agreement, Mr. Diller shall not be deemed to no longer serve as CEO until the later of (i) such time as he no longer serves as CEO and (ii) such time as Mr. Diller no longer holds the Universal proxy, with the later of such times being referred to as the "CEO Termination Date") or becomes Disabled, the Standstill Termination Date shall be deemed to occur effective as of the CEO Termination Date or such date that Mr. Diller becomes Disabled.

     (g) The restrictions on additional purchases of Equity Securities described in this Section 1.01 shall terminate: (i) if any Person or group (other than Universal or its Affiliates) Beneficially Owns more than 33 1/3% of the outstanding Total Equity Securities; provided that this clause (i) shall not apply (x) to Beneficial Ownership by Liberty and its Affiliates, if Universal amends, modifies or waives the standstill obligations of Liberty under Section
2.1 of the Stockholders Agreement in a manner that would cause such Beneficial Ownership by Liberty and its Affiliates not to be a violation of Liberty's standstill obligations under Section 2.1 of the Stockholders Agreement or Universal does not attempt in good faith to enforce such standstill provisions,
(y) to any Equity Securities Beneficially Owned by Mr. Diller but in which he does not have a pecuniary interest or (z) if such Equity Securities were acquired from the Company; and provided, however, that in calculating the 33 1/3% of the Total Equity Securities of any Person or group, any Equity Securities transferred to such Person or group by Universal, Liberty or Mr. Diller in accordance with the terms of the Stockholders Agreement shall be disregarded if Universal elected not to purchase such Equity Securities after being provided a reasonable opportunity to buy such Equity Securities or (ii) if any Person or group (other than the Company, Universal or its Affiliates) commences a tender or exchange offer for more than a majority of the outstanding Total Equity Securities, provided that such termination of the foregoing restriction shall only occur if (x) the Company's Board of Directors does not recommend against the tender or exchange offer within the time frame under the Exchange Act that the Board of Directors must legally respond and (y) in the case of a tender or exchange offer by Liberty or its Affiliates in breach of its or their standstill obligations under Section 2.1 of the Stockholders Agreement, in addition to (x) above, Universal is unsuccessful after good faith efforts in enforcing its rights against Liberty under Section 2.1 of the Stockholders Agreement and, then, the foregoing restriction shall terminate only to the extent necessary to permit Universal to commence a competing tender or exchange offer; provided that if Universal has used such good faith efforts, such restriction shall terminate no later than six business days prior to the expiration date of a tender offer or exchange offer that has a reasonable possibility of being consummated.

     (h) The Company agrees that to the extent that regulatory restrictions prevent Universal from acquiring the levels of ownership permitted under Article I of this Agreement, the Company will cooperate in good faith with Universal in order to permit Universal to increase its Ownership Percentage. Such cooperation may include without limitation exchanging additional LLC Shares with Universal for Parent Common Shares. Notwithstanding the foregoing, the Company shall not be required to take any action that would or could reasonably be expected to have substantial adverse tax, accounting or financial consequences to the Company or its Subsidiaries (including the LLC).

     SECTION 1.02. Restrictions on Transfer. (a) Prior to the Standstill Termination Date, subject to the terms of the Stockholders Agreement, Universal will not Transfer any Equity Securities except for: (i) Transfers of Parent Common Stock in a widely dispersed public offering pursuant to exercise of the registration rights set forth in Section 5.07 hereof; (ii) Transfers of Parent Common Stock pursuant to Rule 144 under the Securities Act, provided that no such Transfers under this clause (ii) are made to any Person (including its Affiliates and any Person or entities which are, to Universal's knowledge after inquiry of the Company, part of any 13D Group that includes such transferee or any of its Affiliates) that, after giving effect to such Transfer, would, to the knowledge of Universal, Beneficially Own Equity Securities representing more than 5% of the Total Equity Securities (other than a Permitted Transferee);
(iii) Transfers of Equity Securities and/or LLC Shares (x) in accordance with Sections 6.1(c) and 6.1(e) of the Transaction Agreement or the terms of the Exchange Agreement pursuant to any tender or exchange offer to acquire Parent Common Stock that the Company's Board of Directors does not recommend against within the time frame under the Exchange Act that the Board of Directors must legally respond or (y) as contemplated by Section 6.1(b) of the Transaction Agreement or the terms of the Exchange Agreement; (iv) Transfers of Parent Common Stock to Matsushita Electric Industrial Co., Ltd. and to the public stockholders of Seagram by means of a pro rata dividend or other pro rata distribution; (v) Transfers of Parent Common Stock to any Permitted Transferee;
(vi) Transfers of Parent Common Stock in an aggregate amount up to 5% of the Total Equity Securities to any institutional or financial investors, not exercisable more often than on two occasions in any six-month period, under an exemption from the Securities Act or pursuant to registration rights from the Company; (vii) Transfers of Equity Securities and/or LLC Shares to the Company or a Subsidiary of the Company pursuant to a self tender offer or otherwise by the Company; (viii) pledges of (or granting security interests in) Parent Common Stock in connection with bona fide financings with a financial institution (provided that such financial institution agrees that, upon exercise of its rights, the Parent Common Stock would continue to be subject to the restrictions on transfer contained herein); and (ix) Transfers of Equity Securities and/or LLC Shares by Universal to any of its controlled Affiliates, provided that such Affiliate becomes a signatory to this Agreement.

     (b) If the CEO Termination Date has occurred or Mr. Diller becomes Disabled, the Universal transfer restrictions set forth in paragraph (a) of this
Section 1.02 shall terminate immediately, subject to a Right of First Refusal in favor of the Company (which Right of First Refusal shall apply so long as Universal Beneficially Owns, directly or indirectly, Equity Securities representing 20% or more of the Total Equity Securities irrespective of the occurrence of the Standstill Termination Date and Mr. Diller's status with the Company but secondary to the rights of first refusal provided for in the Stockholders Agreement), provided that the Right of First Refusal shall not be applicable to any Transfers that would be permitted prior to the Standstill Termination Date.

     (c) No Transfers of the LLC Shares by Universal or Liberty to non-Affiliates thereof shall be permitted, except as permitted pursuant to
Section 6.1 of the Transaction Agreement and the Exchange Agreement or between each other and their respective Affiliates (subject to the terms of the Stockholders Agreement). Universal and Liberty, as the case may be, must exchange LLC Shares for Parent Common Shares prior to permitted Transfers, except (i) as permitted pursuant to Section 6.1 of the Transaction Agreement and the terms of the Exchange Agreement and (ii) for Transfers between Liberty and Universal and their respective Affiliates not in violation of the Stockholders Agreement to the extent that the applicable Transferee could not in accordance with applicable law directly own the Parent Common Shares into which such LLC Shares are exchangeable. To the extent provided for by the Stockholders Agreement, (x) so long as the CEO Termination Date has not occurred and Mr. Diller has not become Disabled, prior to permitted Transfers,

Universal and Liberty must offer Mr. Diller (or his designee) the opportunity to exchange Parent Class B Stock owned by Universal or Liberty, as the case may be, for Parent Common Stock, and (y) to the extent that, in accordance with the Stockholders Agreement or otherwise, Mr. Diller (or his designee) does not exchange Parent Common Stock for Parent Class B Stock (or if the CEO Termination Date has occurred or Mr. Diller is Disabled), Parent Class B Stock to be transferred by Universal must be converted into Parent Common Stock unless the transferee agrees to be bound by the restrictions contained in Article I herein then applicable to Universal to the extent that the transferee Beneficially Owns at least 10% of the voting power of the outstanding Voting Securities.

     SECTION 1.03. Further Restrictions on Conduct. Universal covenants and agrees that until the CEO Termination Date or such time as Mr. Diller becomes
Disabled:

          (a) except by virtue of Universal's representation on the Board of Directors of the Company and as otherwise contemplated under this Agreement and the other agreements contemplated by the Transaction Agreement or as otherwise permitted by the Board of Directors of the Company or the CEO so long as Mr. Diller is CEO, neither Universal nor any Affiliate thereof will otherwise act, alone or in concert with others, to seek to affect or influence the control of the management or Board of Directors of the Company or the business, operations or policies of the Company (it being agreed that this paragraph shall not prohibit Universal, its Affiliates and their respective employees from engaging in ordinary course business activities with the Company);

          (b) other than to a Permitted Transferee, neither Universal nor any Affiliate thereof shall deposit any Equity Securities or LLC Shares in a voting trust or subject any Equity Securities or LLC Shares to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having similar effect, except for agreements or arrangements with a Permitted Designee reasonably acceptable to the other Stockholders and not inconsistent with or for the purpose of evading the terms of this Agreement or the Stockholders Agreement;

          (c) other than as is permitted by this Agreement, neither Universal nor any Affiliate thereof shall propose any merger, tender offer or other business combination involving the Company or any of its Affiliates (including the LLC); provided, that discussions relating to the possibility of such a proposal in which Mr. Diller participates shall not be deemed to be a breach of this covenant;

          (d) neither Universal nor any Affiliate thereof shall initiate or propose any stockholder proposal or make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Equity Securities, or became a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Company with respect to any matter except (i) in response to a solicitation by a third party and (ii) to facilitate a tender or exchange offer by Universal or an Affiliate permitted under Section 1.01(g)(ii) of this Agreement;

          (e) other than as is contemplated by this Agreement, the Transaction Agreement, the Stockholders Agreement and the other agreements contemplated by the Transaction Agreement, neither Universal nor any Affiliate thereof shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person (other than a Permitted Transferee), for the purpose of acquiring, holding, voting or disposing of Equity Securities or LLC Shares, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act; and

          (f) neither Universal nor any Affiliate thereof shall, directly or indirectly, request that the Company or its Board of Directors amend or waive any of the provisions of this Section 1.03.

     SECTION 1.04. Reports. Universal shall deliver to the Company, promptly after any acquisition or Transfer of Equity Securities representing more than a 1% change in the Ownership Percentage, an accurate written report specifying the amount and class of Equity Securities acquired or Transferred in such transaction and the amount of each class of Equity Securities owned by Universal and its Affiliates after giving effect to such transaction; provided, however, that no such report need be delivered with respect to any such acquisition or Transfer of Equity Securities by Universal or its Affiliates that is reported in a statement on Schedule 13D filed with the Commission and delivered to the Company by Universal in accordance with Section 13(d) of the Exchange Act. The Company shall be entitled to rely on such reports and statements on Schedule 13D for all purposes of this Agreement.

     SECTION 1.05. Transferees. No Third Party Transferee shall have any rights or obligations under this Agreement, except as specifically provided for in this Agreement and except that if such Third Party Transferee shall acquire Beneficial Ownership of more than 5% of the outstanding Total Equity Securities upon consummation of any Transfer or series of related Transfers from a Stockholder, to the extent such Stockholder assigns such right in connection with a Transfer, such Third Party Transferee shall have the right to initiate one or more Demand Registrations pursuant to Section 5.07 or any registration rights agreement that replaces or supersedes Section 5.07 (and shall be entitled to such other rights that a Stockholder would have applicable to such Demand Registration), subject to the obligations of such Stockholder applicable to such demand (and the number of Demand Registrations to which such Stockholder is entitled under Section 5.07 hereof shall be correspondingly decreased).

                                   ARTICLE II

                     BOARD OF DIRECTORS AND RELATED MATTERS

     SECTION 2.01. Initial Composition of Board of Directors. Prior to the Closing, the HSNi Board of Directors shall take such action as is required under applicable law to cause to be elected to the HSNi Board of Directors, effective upon the Closing, four Satisfactory Nominees, of whom no more than one shall be an Independent Director proposed by Universal and the remainder of whom shall be Universal Directors, each of whom shall be identified by Universal prior to the mailing of the proxy statement referred to in Section 9.1 of the Transaction Agreement.

     SECTION 2.02. Proportionate Representation. (a) Following the Closing, the Company shall use its best efforts to cause the composition of the HSNi Board to continue to reflect the proportionate representation of Universal Directors and Independent Director set forth in Section 2.02(b).

     (b) Following the Closing, the Company shall take such action as may be required under applicable law to include in the slate of nominees recommended by the HSNi Board of Directors and to otherwise cause to be elected to the HSNi Board of Directors the number of Satisfactory Nominees that Universal shall be entitled to nominate pursuant to this paragraph (b). The number of Satisfactory Nominees which Universal shall be entitled to nominate at any annual meeting of the Company's stockholders following the Closing shall be as follows:

         X = the amount of Equity Securities Beneficially Owned by Universal and its controlled Affiliates as of the record date for such annual meeting

         Y  = Total Equity Securities as of such date

                                                                               NUMBER OF
                                                                              SATISFACTORY
                                                                                NOMINEES
                                                                              ------------
        If X is equal to or more than .40Y                            =           4
        If X is less than .40Y but equal to or more than .30Y         =           3
        If X is less than .30Y but equal to or more than .20Y         =           2
        If X is less than .20Y but equal to or more than .10Y         =           1
        If X is less than .10Y                                        =           0

; provided that, following the CEO Termination Date or such time as Mr. Diller becomes Disabled, the number of Satisfactory Nominees (without regard to the proviso in the definition thereof) that Universal shall have the right to nominate at any meeting of the Company's stockholders at which directors are to be elected shall be at least the number of Satisfactory Nominees (without regard to the proviso in the definition thereof) resulting from the provisions set forth above.

     Whenever necessary to maintain the proportionality required by the formulas set forth above, one or more, as appropriate, Satisfactory Nominees who would otherwise stand for election at the next annual meeting of the Company's stockholders (as agreed to by Universal and HSNi) shall not be included as a nominee on the HSNi Board of Directors' slate of directors.

     (c) Other than as set forth in paragraph (b) above, the Company shall cause each Satisfactory Nominee to be included in the slate of nominees recommended by the Board of Directors to the Company's stockholders for election as directors at each annual meeting of the stockholders of the Company and shall use all reasonable efforts to cause the election of each such Satisfactory Nominee, including soliciting proxies in favor of the election of such persons. Within a reasonable time prior to the filing with the Commission of its proxy statement or information statement with respect to each meeting of stockholders at which directors are to be elected, the Company shall, to the extent such Person is entitled to representation on the Company's Board of Directors in accordance with this Agreement, provide Universal and Liberty, as applicable, with the opportunity to review and comment on the information contained in such proxy or information statement applicable to the director nominees designated by such Person.

     (d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Satisfactory Nominee or Liberty Director, Universal or Liberty, as the case may be, shall have the right to designate a replacement Satisfactory Nominee or Liberty Director to fill such vacancy, and the Company agrees to use its best efforts to cause such vacancy to be filled with the replacement Satisfactory Nominee or Liberty Director so designated. Upon the written request of Universal or Liberty, each Stockholder shall vote (and cause each of the members of its Stockholders Group (as defined in the Stockholders Agreement) to vote, if applicable), or act by written consent with respect to, all Equity Securities Beneficially Owned by it and otherwise take or cause to be taken all actions necessary to remove the director designated by such requesting party and to elect any replacement director designated by such party as provided in the first sentence of this Section 2.02(d).

     (e) Except as permitted by the HSNi Board of Directors, the parties agree that the HSNi directors who are Satisfactory Nominees shall not participate in any action taken by the HSNi Board of Directors or the Company relating to any business transaction between the Company and Universal (including its Affiliates), or relating to this Agreement or the Transaction Agreement, including, without limitation, any amendment, modification or waiver hereof or thereof.

     (f) Following the Closing, the parties agree that, at such time as representation on the HSNi Board of Directors by representatives of Liberty is not prohibited, the Company shall take such action as may be required under applicable law and the HSNi Certificate of Incorporation and By-laws to include two Liberty Directors in the slate of nominees recommended by the Board of Directors and to otherwise cause to be elected to the HSNi Board of Directors two Liberty Directors and, thereafter, to use all reasonable efforts to cause the election of two Liberty Directors, with the provisions of paragraphs (c) and
(d) of this Section 2.02 applicable to Universal to apply, mutatis mutandis, to Liberty. Liberty shall have the right to nominate up to two Liberty Directors so long as the number of Equity Securities Beneficially Owned by Liberty is at least equal to 100% of the number of Equity Securities Beneficially Owned by Liberty immediately prior to the Closing (appropriately adjusted to reflect any stock splits and the like) (so long as the Ownership Percentage of Liberty is at least equal to the lesser of (x) 17% of the Total Equity Securities and (y) the percentage that is five percentage points less than the percentage of the Total Equity Securities Beneficially Owned by Liberty immediately following the Closing). Liberty shall have the right to nominate one Liberty Director so long as Liberty Beneficially Owns a number of Equity Securities at least equal to two-thirds of the number of Equity Securities Beneficially Owned by it immediately prior to the Closing (appropriately adjusted to reflect any stock splits and the like) (so long as Liberty's Ownership Percentage is at least equal to 5% of the Total Equity Securities).

     SECTION 2.03. Management of the Business. Following the Closing and except as indicated in Section 2.04 below, as required by Delaware law or the Certificate of Incorporation of the Company and the By-Laws or as contemplated by the Transaction Agreement and the agreements contemplated thereby, Mr. Diller, so long as he is CEO and has not become Disabled, will continue to have full authority to operate the day-to-day business affairs of the Company to the same extent as prior to the Closing. The Executive Committee (or any similar committee) of the Board will not be used in a manner that usurps the overall responsibility of the Company's Board of Directors under Delaware law to manage or direct the business and affairs of the Company.

     SECTION 2.04. Fundamental Changes. So long as (a) in the case of Universal, the Ownership Percentage of Universal is at least 20 percent (or, in the event that Universal has not transferred to a non-Affiliate Equity Securities representing more than one-half of the Initial Percentage, 15 percent), (b) in the case of Liberty, Liberty Beneficially Owns at least two-thirds of the number of Equity Securities Beneficially Owned by it (including the Contingent Shares, the Exchange Shares and through its equity ownership of BDTV Entities) immediately prior to the Closing (appropriately adjusted to reflect any stock splits and the like) (so long as such Ownership Percentage equals at least 5% of the Total Equity Securities), and (c) in the case of Mr. Diller, Mr. Diller Beneficially Owns at least five million Parent Common Shares with respect to which he has a pecuniary interest (appropriately adjusted to reflect any stock splits and the like) and the CEO Termination Date has not occurred and Mr. Diller has not become Disabled, neither the Company nor any Subsidiary (including the LLC) shall take any of the actions set forth below without the prior approval of Mr. Diller, Universal and/or Liberty (each, a "Stockholder"), as applicable:

          (i) Any transaction not in the ordinary course of business, launching new or additional channels or engaging in any new field of business, in any case, which will result in, or will have a reasonable likelihood of resulting in, such Stockholder or any Affiliate thereof being required under law to divest itself of all or any part of its Equity Securities or LLC Shares, or interests therein, or any other material assets of such Person, or which will render such Person's continued ownership of such securities, shares, interests or assets illegal or subject to the imposition of a fine or penalty or which will impose material additional restrictions or limitations on such Person's full rights of ownership (including, without limitation, voting) thereof or therein.

          (ii) Acquisition or disposition (including pledges), directly or indirectly, by the Company or any of its Subsidiaries (including the LLC) of any assets (including debt and/or equity securities) or business (by merger, consolidation or otherwise), provided that the transactions contemplated by the Transaction Agreement, including the matters contemplated by Section 9.14 thereof (to the extent conducted in all material respects in accordance with the letter agreement relating to such matters dated as of the date hereof among Liberty, Universal and the Company, as such agreement may be amended or modified), shall not require the prior approval of Liberty pursuant to this Section 2.04, the grant or issuance of any debt or equity securities of the Company or any of its Subsidiaries (including the LLC, other than, in any of the foregoing, as contemplated by the Transaction Agreement and the Exchange Agreement or the Contingent Shares and the Exchange Shares), the redemption, repurchase or reacquisition of any debt or equity securities of the Company or any of its Subsidiaries (including the LLC, other than as contemplated by the Transaction Agreement and the Exchange Agreement or the Contingent Shares and the Exchange Shares) by the Company or any such Subsidiary (including the LLC), or the incurrence of any indebtedness, or any combination of the foregoing, in any such case, in one transaction or a series of transactions in a six-month period, with a value of 10% or more of the market value of the Total Equity Securities at the time of such transaction, provided that the prepayment, redemption, repurchase or conversion of prepayable, callable, redeemable or convertible securities (including LLC Shares) in accordance with the terms thereof shall not be a transaction subject to this paragraph.

          (iii) For a five-year period following the Closing, disposition of any interest in the Partnership or, other than in the ordinary course of business, its assets, directly or indirectly (by merger, consolidation or otherwise), provided that matters set forth in this clause (iii) will not constitute a "Fundamental Change" with respect to Liberty and shall not require its approval unless it otherwise would constitute a "Fundamental Change" under one of the other items of this Section 2.04 with respect to which Liberty's consent is required.

          (iv) Disposition or issuance (including pledges), directly or indirectly, by the Company of any LLC Shares except as contemplated by the Transaction Agreement, the Governance Agreement, the Stockholders Agreement and the Exchange Agreement or pledges in connection with financings.

          (v) Voluntarily commencing any liquidation, dissolution or winding up of the Company or any material Subsidiary (including the LLC).

          (vi) Any material amendments (other than as contemplated by the Transaction Agreement and the Stockholders Agreement) to the Certificate of Incorporation or Bylaws of the Company (including the issuance of blank check preferred stock containing super voting rights or class votes on any matter (except to the extent such class vote is required by Delaware law or to the extent the holder of such preferred stock may have the right to elect directors upon the occurrence of a default in payment of dividends or a redemption price)) or to the operating agreement or bylaws of the LLC.

          (vii) Engagement by the Company or the LLC in any line of business other than media, communications and entertainment products, services and programming, and electronic retailing, or other businesses engaged in by the Company as of the date hereof or as contemplated by the Transaction Agreement, provided, that neither the Company nor the LLC shall engage in theme park, arcade or film exhibition businesses so long as Universal is restricted from competing in such lines of business under non-compete or similar agreements in effect on the date hereof and such agreements would be applicable to the Company and/or the LLC, as the case may be, by virtue of Universal's ownership therein, provided that the matters set forth in the foregoing proviso shall not constitute a "Fundamental Change" with respect to Liberty and shall not require its approval.

          (viii) Settlement of any litigation, arbitration or other proceeding which is other than in the ordinary course of business and which involves any material restriction on the conduct of business by the Company or such Stockholder or any of their respective Affiliates or the continued ownership of assets by the Company or such Stockholder or any of their respective Affiliates.

          (ix) Engagement in any transaction (other than those contemplated by the Transaction Agreement) between the Company and its Affiliates (excluding Mr. Diller, Universal and Liberty), on the one hand, and Mr. Diller, Universal or Liberty, and their respective Affiliates, on the other hand, subject to exceptions relating to the size of the proposed transaction and except for those transactions which are otherwise on an arm's-length basis.

          (x) Adopting any stockholder rights plan (or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size or voting power of its shareholding) that would adversely affect such Stockholder.

          (xi) Entering into any agreement with any holder of Equity Securities or LLC Shares in such stockholder's or interest holder's capacity as such, as the case may be, which grants such stockholder approval rights similar in type and magnitude to those set forth in this Section 2.04.

          (xii) Entering into any transaction that could reasonably be expected to impede the Company's ability to engage in the Spinoff or cause it to be taxable.

     SECTION 2.05. Notice of Events. In the event that (a) the Company intends to engage in a transaction of a type that is described in any of paragraphs (i) through (xii) of Section 2.04, and (b) the Company does not intend to seek consent from those parties that are required to consent to a Fundamental Change (a "Consenting Party") due to the Company's good faith belief that the specific provisions of such paragraphs do not require such consent but that reasonable people acting in good faith could differ as to whether consent is required pursuant to such paragraphs, the Company shall notify the Consenting Parties as to the material terms of the transaction (including the Company's estimate of the timing thereof) by written notice delivered as far in advance of engaging in such transaction as is reasonably practicable unless such transaction was previously publicly disclosed.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Mr. Diller, Universal and Liberty that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, is enforceable against the Company in accordance with its terms, (d) neither the execution, delivery or performance of this Agreement by the Company constitutes a breach or violation of or conflicts with the Company's Certificate of Incorporation or By-laws or any material agreement to which the Company is a party and (e) none of such material agreements would impair in any material respect the ability of the Company to perform its obligations hereunder.

     SECTION 3.02. Representations and Warranties of the Stockholders. Each Stockholder, as to itself (and, in the case of Mr. Diller, as applicable), represents and warrants to the Company and the other Stockholders that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and he or it, as the case may be, has the power and authority (corporate or otherwise) to enter into this Agreement and to carry out his or its obligations hereunder, (b) the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against the Stockholder in accordance with its terms, (d) neither the execution, delivery or performance of this Agreement by such Stockholder constitutes a breach or violation of or conflicts with its certificate of incorporation or by-laws (or similar governing documents) or any material agreement to which such Stockholder is a party and
(e) none of such material agreements would impair in any material respect the ability of such Stockholder to perform its obligations hereunder.

                                   ARTICLE IV

                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     SECTION 4.01. "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement). For purposes of this definition, Matsushita Electric Industrial Co., Ltd. ("MEI" ) shall not be considered an Affiliate of Universal or any Subsidiary of Universal so long as MEI does not materially increase its influence over Universal following the date hereof, and natural persons (other than, in the case of Universal, any descendant of Samuel Bronfman who is a director or executive officer of Seagram) shall not be deemed to be Affiliates.

     SECTION 4.02. "Assumptions" shall have the meaning set forth in the definition of Total Equity Securities.

     SECTION 4.03. "BDTV Entities" shall have the meaning specified in the Stockholders Agreement.

     SECTION 4.04. "Beneficial Ownership" or "Beneficially Own" shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's Beneficial Ownership of Parent Common Shares or

LLC Shares shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining Beneficial Ownership, (a) a Person shall be deemed to be the Beneficial Owner of any Equity Securities (including any Contingent Shares or Exchange Shares) which may be acquired by such Person (disregarding any legal impediments to such Beneficial Ownership), whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options (which options held by Mr. Diller shall be deemed to be exercisable), rights or other securities (including LLC Shares) issued by the Company or any Subsidiary thereof, (b) no Person shall be deemed to Beneficially Own any Equity Securities solely as a result of such Person's execution of this Agreement (including by virtue of holding a proxy with respect to such Equity Securities), the Transaction Agreement or the Stockholders Agreement, or with respect to which such Person does not have a pecuniary interest, and (c) Liberty shall be deemed to be the Beneficial Owner of the proportionate number of Parent Common Shares represented by Liberty's equity interest in a BDTV Entity (as defined in the Stockholders Agreement); provided, further, that for purposes of calculating Beneficial Ownership, the number of outstanding Parent Common Shares shall be deemed to include the number of Parent Common Shares that would be outstanding if all outstanding LLC Shares were exchanged for Parent Common Shares pursuant to the Exchange Agreement and all Contingent Shares and Exchange Shares were issued.

     SECTION 4.05. "CEO" shall mean the Chief Executive Officer of HSNi or any successor entity.

     SECTION 4.06.  "CEO Termination Date" shall have the meaning specified in
Section 1.01(f) of this Agreement.

     SECTION 4.07.  "Commission" shall mean the Securities and Exchange
Commission.

     SECTION 4.08.  "Consenting Party" shall have the meaning set forth in
Section 2.05 of this Agreement.

     SECTION 4.09.  "Demand Registration" shall have the meaning set forth in
Section 5.07(b) of this Agreement.

     SECTION 4.10. "Disabled" shall mean the disability of Mr. Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by Universal (or, if the Universal Termination Date has occurred, by Liberty) and reasonably acceptable to Mr. Diller, provided that Mr. Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Company and such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Company. Total disability shall mean mental or physical incapacity that prevents Mr. Diller from managing the business affairs of the Company.

     SECTION 4.11. "Equity Securities" shall mean the equity securities of the Company calculated on a Parent Common Stock equivalent basis, including the Parent Common Shares, the Contingent Shares and the Exchange Shares and those shares issuable upon exchange of the LLC Shares and upon exercise, conversion or redemption of other securities of the Company not otherwise included in this definition.

     SECTION 4.12. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     SECTION 4.13. "Exchange Agreement" shall mean the Exchange Agreement dated as of October 19, 1997 by and among the Company, Universal and Liberty.

     SECTION 4.14. "FCC Regulations" shall mean as of any date, all applicable federal communications statutes and all rules, regulations, orders, decrees and written policies (including opinions and orders of the Federal Communications Commission applicable to the stockholder or the Company and its subsidiaries) as then in effect, and any interpretations or waivers thereof or modifications thereto.

     SECTION 4.15. "Independent Director" shall mean a person independent of and not an affiliate of Universal or Seagram, who is not an officer or director of Universal or Seagram. No person proposed as an

Independent Director shall serve as a director unless such individual has such business or technical experience, stature and character as is commensurate with service on the board of a publicly held enterprise.

     SECTION 4.16. "Liberty Director" shall mean (a) any officer or director of either Telecommunications, Inc. ("TCI") or Liberty designated by Liberty to serve on the Company's Board of Directors, provided that the Company's Board of Directors is not unable, in the exercise of its fiduciary responsibilities, to recommend that the Company's stockholders elect such individual to serve on the Company's Board of Directors, or (b) any other Person designated by Liberty who is reasonably acceptable to the Company.

     SECTION 4.17. "Ownership Percentage" means, with respect to any Stockholder, at any time, the ratio, expressed as a percentage, of (i) the Total Equity Securities Beneficially Owned by such Stockholder (disregarding any legal impediments to such Beneficial Ownership) and its Affiliates to (ii) the sum of
(x) the Total Equity Securities and (y) with respect to such Stockholder, any Parent Common Shares included in clause (i) that are issuable upon conversion, exchange or exercise of Equity Securities that are not included in clause (x).

     SECTION 4.18. "Permitted Business Combination" shall mean (x) a tender or exchange offer by Universal or an Affiliate for all Parent Common Shares that is accepted by a majority of the Company's Public Stockholders or (y) a merger (other than a merger following a tender or exchange offer complying with (x) above) involving the Company and Universal or any Affiliate thereof or successor thereto that is approved, in addition to any vote required by law, by a majority of the Company's Public Stockholders so long as, in the case of (x) and (y) above, a committee of HSNi directors (excluding any Persons who are Satisfactory Nominees and Liberty Directors pursuant to the terms of this Agreement, as it may be amended, modified or waived from time to time, and any other directors who have a conflict of interest) determines that the tender offer, exchange offer or merger, as the case may be, is fair to the Company's stockholders (other than Universal and its Affiliates).

     SECTION 4.19. "Permitted Investment Percentage" shall have the meaning set forth in the preambles to this Agreement.

     SECTION 4.20. "Permitted Transferee" shall mean Liberty or Mr. Diller and the members of their respective Stockholder Groups.

     SECTION 4.21. "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

     SECTION 4.22. "Public Stockholder" shall mean any stockholder of the Company that, together with its Affiliates (a) has sole or shared voting power with respect to Voting Securities representing no more than 10% of the voting power on the applicable vote or (b) has sole or shared power to dispose of Equity Securities representing no more than 10% of the Equity Securities to be tendered or exchanged in any applicable tender or exchange offer, as the case may be.

     SECTION 4.23. "Right of First Refusal" shall mean the right of the Company (or its designee) to purchase Equity Securities Beneficially Owned by Universal under the circumstances and upon the terms described below and in Section 1.02(b) of this Agreement. In the event that Universal desires to sell Equity Securities Beneficially Owned by it to which the Right of First Refusal applies and it has received a bona fide offer from a third party to purchase such Equity Securities, Universal shall provide the Company with written notice (the "Sales Notice") of the terms of such third party offer (including price, conditions, the identity of such third party and the written contract providing for such sale). The Company (or its designee) shall be entitled to, by written notice delivered by the Company to Universal within 10 business days following receipt of the Sales Notice (or in the case of a third party tender offer or exchange offer, not later than five business days prior to the expiration date of such offer, provided that all conditions to such offer (other than with respect to the number of Equity Securities tendered) shall have been satisfied or waived and the Sales Notice shall have been provided at least ten business days prior to the expiration date of such offer), agree to purchase the Equity Securities that are the subject of the Sales Notice for cash on the terms of the third party offer if such offer is for cash or, if not for cash, the Fair Market Value of the consideration to be paid pursuant to such third party offer, which notice shall include the date scheduled for the closing of such purchase, which date shall be no later than 60 days following delivery of such election notice. If the Company does not deliver to Universal the written notice required hereunder, agreeing to the purchase of the Equity Securities subject to the Sales Notice, Universal shall be entitled to consummate the sale to the third party identified in, and on the terms and subject to the conditions set forth in, the Sales Notice, provided such sale is consummated within 90 days after the latest of (a) the expiration of the foregoing response time periods or (b) the receipt by Universal of the election notice or, in the case of (a) or (b), if later (i) five business days following receipt of all required regulatory approvals; provided that the closing shall only be delayed pending receipt of required regulatory approvals if (x) Universal and the proposed third party transferee are using all reasonable efforts to obtain the required regulatory approvals and
(y) there is a reasonable prospect of receiving such regulatory approvals or
(ii) the expiration or termination of a third party tender or exchange offer if the intended method of sale set forth in the Sales Notice were such third party tender or exchange offer.

     SECTION 4.24. "Satisfactory Nominee" shall mean each person who is either a Universal Director or an Independent Director proposed by Universal, provided that in no case shall there be more than one Independent Director.

     SECTION 4.25.  "Seagram" shall mean The Seagram Company Ltd.

     SECTION 4.26. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     SECTION 4.27. "Shares" shall have the meaning set forth in the preambles to this Agreement.

     SECTION 4.28. "Stockholders Agreement" shall mean the stockholders agreement dated as of the date hereof among Liberty, Universal and Mr. Diller.

     SECTION 4.29. "Stockholders Group" shall mean (a) in respect of Universal, the Universal Stockholders Group (as defined in the Stockholders Agreement), (b) in respect of Liberty, the Liberty Stockholders Group (as defined in the Stockholders Agreement) and (c) in respect of Diller, the Diller Stockholders Group (as defined in the Stockholders Agreement).

     SECTION 4.30. "Subsidiary" shall mean, as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

     SECTION 4.31. "Third Party Transferee" shall have the meaning ascribed to such term in the Stockholders Agreement.

     SECTION 4.32. "13D Group" shall mean any group of Persons acquiring, holding, voting or disposing of Voting Securities which would be required under
Section 13(d) of the Exchange Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding.

     SECTION 4.33. "Total Equity Securities" at any time shall mean, subject to the next sentence, the total number of the Company's outstanding equity securities calculated on a Parent Common Stock equivalent basis (assuming (the "Assumptions") that all Contingent Shares, Exchange Shares and Parent Common Shares issuable in respect of the LLC Shares have been issued). Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities (other than the Contingent Shares, the Exchange Shares and the LLC Shares, which shall be deemed to be outstanding Equity Securities for all purposes), shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by such Person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other Person.

     SECTION 4.34. "Transfer" shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Parent Common Shares Beneficially Owned by such Stockholder or any interest in any Parent Common Shares Beneficially Owned by such Stockholder, provided, however, that, a merger or consolidation in which a Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Parent Common Shares Beneficially Owned by such Stockholder (provided, that a significant purpose of any such transaction is not to avoid the provisions of this Agreement). For purposes of this Agreement, the conversion of Parent Class B Stock into Parent Common Stock shall not be deemed to be a Transfer.

     SECTION 4.35. "Universal Director" shall mean any officer or director of Universal or Seagram designated by Universal to serve on the Company's Board of Directors, provided that the Company's Board of Directors is not unable, in the exercise of its fiduciary responsibilities to the Company's stockholders, to recommend that the Company's stockholders elect such individual to serve on the Company's Board of Directors.

     SECTION 4.36. "Voting Securities" shall mean at any particular time the shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given,

        if to Universal, to:

           Universal Studios, Inc.
           100 Universal City Plaza
           Universal City, California 91608
           Attention: Karen Randall
           Telephone: (818) 777-7100
           Facsimile: (818) 866-3444

        with a copy to:

           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017
           Attention: John G. Finley
           Telephone: (212) 455-2000
           Facsimile: (212) 455-2502

        if to Liberty, to:

           Liberty Media Corporation
           8101 East Prentice Avenue
           Suite 500
           Englewood, Colorado 80111
           Attention: President
           Telephone: (303) 721-5400
           Facsimile: (303) 841-7344
        with a copy to:

           Baker & Botts, L.L.P.
           599 Lexington Avenue
           Suite 2900
           New York, New York 10022-6030
           Attention: Frederick H. McGrath
           Telephone: (212) 705-5000
           Facsimile: (212) 705-5125

        if to Mr. Diller, to:

           Barry Diller
           1940 Coldwater Canyon Drive
           Beverly Hills, California 90210
           Telephone: (310) 246-1411
           Facsimile: (310) 247-9153

        if to the Company, to:

           HSN, Inc.
           1 HSN Drive
           St. Petersburg, Florida 33729
           Attention: General Counsel
           Telephone: (813) 572-8585
           Facsimile: (813) 573-0866

        with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Attention: Pamela S. Seymon
           Telephone: (212) 403-1000
           Facsimile: (212) 403-2000

or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five business days after the date of the mailing.

     SECTION 5.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the party whose rights or obligations hereunder are affected by such amendment, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. Approval by Liberty of any amendment to this Agreement (or any waiver of any provision hereof) shall be required only if it relates to Section 1.05, Article II or, provided Liberty Beneficially Owns at least 12 1/2% of the Total Equity Securities, Sections 1.01 and 1.03(c) of this Agreement, or if such amendment or waiver would adversely affect any rights of Liberty provided hereunder or under the Stockholders Agreement. Any amendment or waiver by the Company shall be authorized by a majority of the Board of Directors (excluding for this purpose any director who is a Satisfactory Nominee or Liberty Director as provided for in this Agreement).

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 5.03. Successors and Assigns. Except as provided in Section 1.05, neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger of Universal or Liberty with another Person a significant purpose of which is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 5.04. Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

     SECTION 5.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other parties hereto.

     SECTION 5.06. Specific Performance. The Company, Mr. Diller, Universal and Liberty each acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company, Universal or Liberty of the provisions of this Agreement, in addition to any remedies at law, Mr. Diller, Universal, Liberty and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     SECTION 5.07. Registration Rights. (a) Universal, Liberty and Mr. Diller shall be entitled to customary registration rights relating to Parent Common Stock (including the ability to transfer registration rights in connection with the sale or other disposition of Parent Common Stock as set forth in this Agreement).

     (b) If requested by a Stockholder, the Company shall be required promptly to cause the Parent Common Stock owned by such Stockholder or its Affiliates to be registered under the Securities Act in order to permit such Stockholder or such Affiliate to sell such shares in one or more (but not more than (i) in the case of Universal, six, (ii) in the case of Liberty, four and (iii) in the case of Mr. Diller, two) registered public offerings (each, a "Demand Registration"). Each Stockholder shall also be entitled to customary piggyback registration rights. If the amount of shares sought to be registered by a Stockholder and its Affiliates pursuant to any Demand Registration is reduced by more than 25% pursuant to any underwriters' cutback, then such Stockholder may elect to request the Company to withdraw such registration, in which case, such registration shall not count as one of such Stockholder's Demand Registrations. If a Stockholder requests that any Demand Registration be an underwritten offering, then such Stockholder shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to the Company. If a Demand Registration is an underwritten offering and the managing underwriter advises the Stockholder initiating the Demand Registration in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration, first, the securities of the initiating Stockholder, and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by the Company). In connection with any Demand Registration or inclusion of a Stockholder's or its Affiliate's shares in a piggyback registration, the Company, such Stockholder and/or its Affiliates shall enter into an agreement containing terms (including representations, covenants and indemnities by the Company and such Stockholder), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder. The costs of the registration (other than underwriting discounts, fees and commissions) shall be paid by the Company. The Company shall not be required to register such shares if a Stockholder would be permitted to sell the Parent Common Stock in the quantities proposed to be sold and at such time within a three-month period under Rule 144 of the Securities Act or under another comparable exemption therefrom.

     (c) If the Company and a Stockholder cannot agree as to what constitutes customary terms within 10 days of such Stockholder's request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation mutually acceptable to the Company and such Stockholder.

     SECTION 5.08. Termination. Except as otherwise provided in this Section, this Agreement shall terminate (a) prior to the Closing upon any termination of the Transaction Agreement in accordance with its terms and (b) thereafter, (i) as to Universal, at such time that Universal Beneficially Owns Equity Securities representing less than 10% of the Total Equity Securities, (ii) as to Liberty, at such time that Liberty Beneficially Owns Equity Securities representing less than 5% of the Total Equity Securities and (iii) as to Mr. Diller, at such time that the CEO Termination Date has occurred or at such time as he becomes Disabled. In respect of "Fundamental Changes," such provisions shall terminate as to Mr. Diller, Universal and Liberty as set forth therein, and a Stockholder's registration rights shall terminate when such Stockholder can sell all its shares under Rule 144 under the Securities Act, except as provided in
Section 1.05 of this Agreement.

     SECTION 5.09. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

     SECTION 5.10. Cooperation. Each of Universal, Liberty and Mr. Diller covenants and agrees with the other to use its reasonable best efforts to cause the Company to fulfill the Company's obligations under this Agreement.

     SECTION 5.11. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Stockholders Agreement, the Liberty Exchange Agreement, the agreement relating to the Contingent Shares, the Transaction Agreement and each of the other agreements contemplated by the Transaction Agreement (including the letter agreement referenced in Section 2.04 hereof) embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way (including, without limitation, effective upon the Closing, all stockholders agreements relating to HSNi (other than the Stockholders Agreement) between Liberty and Mr. Diller). Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of any party under any other agreement with any other party, the terms of this Agreement shall govern.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          HSN, INC.

                                          By:

                                          --------------------------------------
                                          Title:

                                          UNIVERSAL STUDIOS, INC.

                                          By:

                                          --------------------------------------
                                          Title:

                                          LIBERTY MEDIA CORPORATION

                                          By:

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                                          Title:

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                                                       Barry Diller



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